             As filed with the Securities and Exchange Commission on
                        June 28, 2005. File No. 811-4347.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM N-1A



               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                   ACT OF 1940

                                Amendment No. 140                            [X]
                        (Check appropriate box or boxes)

                                    GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                         ------------------------------

                                   Scott Eston
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                         ------------------------------

                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110

                         ------------------------------

      It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

     THIS FILING RELATES SOLELY TO THE GMO TAIWAN FUND, GMO SHORT-DURATION COLLATERAL FUND, GMO SPECIAL PURPOSE HOLDING FUND, GMO WORLD OPPORTUNITY OVERLAY
    FUND, AND GMO ALTERNATIVE ASSET OPPORTUNITY FUND; IT IS INTENDED THAT NO
            INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS
                         AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2005

                                 GMO TAIWAN FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO TAIWAN FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                    Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

         This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2005, as revised from time to time, ("SAI") is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO TAIWAN FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, GMO does not intend to publicly offer Fund shares. Fund shares are principally available only to other GMO funds and certain other accredited investors.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for policies specifically identified in this Private Placement Memorandum or in the SAI as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and strategy without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is high total return. The Fund seeks to achieve its investment objective by outperforming its benchmark.

         The Fund typically makes equity investments in companies doing business in, or otherwise economically tied to, Taiwan. WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERMS "INVESTS" OR "INVESTMENTS" INCLUDE BOTH DIRECT INVESTING AND INDIRECT INVESTING AND/OR MAKING DIRECT INVESTMENTS AND INDIRECT INVESTMENTS (E.G., INVESTING IN ANOTHER FUND OR MAKING INVESTMENTS IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET). The Manager defines "equity investments" as investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depository receipts. Under normal circumstances, the Fund will invest at least 80% of its net assets plus any borrowings made for investment purposes in investments tied economically to Taiwan. An investment is "tied economically" to Taiwan if it is an investment in (i) an issuer that is organized under the laws of Taiwan or that maintains its principal place of business in Taiwan; (ii) securities that are traded principally in Taiwan; or
(iii) an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Taiwan or that has at least 50% of its assets in Taiwan. This exposure may be achieved directly or indirectly, as described above.

         The Manager uses proprietary research, multiple quantitative models, and fundamental analysis to evaluate and select stocks. The Manager's evaluation and selection decisions for stocks are based on several factors, including fair value, earnings and price momentum, earnings to price, book to price, and quality. The factors considered by the Manager and the models used may change over time.

         The Fund may from time to time invest a significant portion of its assets in securities of issuers in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services). (See "Principal Risks--Focused Investment Risk.")

         The Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. In pursuing its investment objective, the Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter ("OTC") derivative instruments and related investment techniques to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other derivative instruments); (iii) manage risk by implementing shifts in investment exposure; or (iv) adjust its foreign currency exposure. The Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or foreign currencies. However, the Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. The Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

         Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when making investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the securities in a portfolio more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

         BENCHMARK

         The Fund's benchmark is the MSCI Taiwan Index, which is independently maintained and published by Morgan Stanley Capital International.

         PRINCIPAL RISKS

         The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  Market Risk - Equity Securities

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the securities owned by the Fund. A principal risk of the Fund is that the equity securities in which it invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer's goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. The Fund invests a substantial portion of its assets in equities and generally does not attempt to time the market. Thus, declines in stock market prices in general over short or extended periods can result in unpredictable declines in the value of its investments and periods of poor performance.

         -  Foreign Investment Risk

         Because the Fund invests in securities traded principally in securities markets outside the United States, it is subject to additional and more varied risks because the value of those securities may change more rapidly and to a greater degree than U.S. securities. The securities market of Taiwan is relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, Taiwanese issuers may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of Taiwan differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. For example, the Fund is currently subject to a Taiwan security transaction tax of 0.3% of the transaction amount on equities and 0.1% of the transaction amount on corporate bonds and mutual fund shares. Also, nationalization, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from Taiwan), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.

         Because the Fund will invest a significant portion of its assets in the securities of issuers based in a country with an "emerging market" economy, it is subject to more foreign investment risk than if the Fund invested primarily in more developed foreign markets. Taiwanese and other emerging market securities may present market, credit, currency, liquidity, legal, political, and other risks greater than, or in addition to, risks of investing in more developed foreign countries. These risks include: high currency exchange rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the Fund's ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; the fact that companies in Taiwan may be newly organized and may be smaller and less seasoned; the difference in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement procedures; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

         -  Foreign Investor Licensing Risk

         The Manager is registered with the Securities and Futures Commission of Taiwan as a Qualified Foreign Institutional Investor ("QFII") in Taiwan and is therefore authorized to invest directly in the Taiwanese securities market, subject to certain limitations including a maximum investment amount. The Fund is listed as a sub-account under the Manager's QFII license and is authorized to invest directly in the Taiwanese securities market. The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFII license or the Fund's sub-account under the Manager's QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of American Depositary Receipts ("ADRs") and Global Depository Receipts ("GDRs"), shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager's QFII license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

         -  Liquidity Risk

         The Fund is exposed to liquidity risk when limited trading volume, lack of a market maker, or legal restrictions impair the Fund's ability to sell particular securities or close derivative positions at an advantageous price. Securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. These securities are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of closing out a short position). Liquidity risk is particularly pronounced for the Fund, which will primarily make investments in emerging markets securities and related derivatives that are not widely traded and that may be subject to purchase and sale restrictions.

         -  Currency Risk

         Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Currency risk includes both the risk that currencies in which the Fund's investments are traded or currencies in which the Fund has taken an active investment position will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, and currency controls or political developments in the U.S. or abroad. This risk is particularly pronounced for the Fund.

         The Fund may hedge currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns, wants to own, or is exposed to through its investments. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the Fund could lose money on its investment and also lose money on the hedge. The Fund also may take active currency positions and hedge the currency exposure of the securities in which it has invested. This may result in its currency exposure being substantially different than the currency exposure of those securities. Because the Fund may invest or trade in foreign currencies, securities denominated in foreign currencies, or related derivative instruments, it may be adversely affected by changes in foreign currency exchange rates. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under "Leveraging Risk."

         -  Focused Investment Risk

         Geographic, industry, or company diversification can reduce overall risk, and concentration of investments in a limited number of countries, geographic regions, or companies or in industries with high positive correlations to one another can increase overall risk. Therefore, funds whose investments are focused in particular countries, regions, or companies or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

         Because the Fund principally invests in investments tied economically to a single country, the Fund will have more exposure to country and regional economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region as Taiwan may impact other countries in the region, including Taiwan. In addition, a recession, a debt crisis, or a decline in currency valuation in one country within the same region as Taiwan can spread to other countries in the region, including Taiwan. Furthermore, the Fund will be particularly vulnerable to events affecting companies located in Taiwan or other countries within the same region as Taiwan because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

         Similarly, because the Fund may focus its investments in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services), it may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

         -  Smaller Company Risk

         The Fund may invest in equity securities of companies with smaller market capitalizations. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets, or financial resources or they may depend on a few key employees. The securities of companies with smaller market capitalizations may trade less frequently and in lesser quantities than more widely held securities and their value may fluctuate more sharply than those securities. They also may trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Investments in less seasoned companies with smaller market capitalizations may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with more established companies with larger market capitalizations.

         -  Non-Diversification Risk

         Investing in securities of many different issuers can reduce overall risk while investing in securities of a small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940 Act, as amended (the "1940 Act"). This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies with greater concentration of risk. As a result, credit, market, and other risks associated with its investment strategies or techniques may be more pronounced than if it were "diversified."

         -  Derivatives Risk

         The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indices. The Fund may use derivatives for many purposes, including hedging and as a substitute for direct investment in securities. The Fund also may use derivatives as a way to adjust efficiently the exposure of the Fund to various securities, markets, and currencies without the Fund's actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of Fund assets and making new investments over time. For a description of the various derivative instruments the Fund may utilize, refer to the SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivative instruments exposes the Fund to the risk that the counterparty to an over-the-counter ("OTC") derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as it if had closed out the transaction with the counterparty or may obtain the other party's consent to assign the transaction to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

         Derivatives also are subject to a number of risks described elsewhere in this section, including market risk and liquidity risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

         Suitable derivative transactions may not be available in all circumstances. In addition, the Manager may determine not to use derivatives to hedge or otherwise reduce risk.

         -  Leveraging Risk

         The Fund's use of derivatives may cause its portfolio to be leveraged. Leverage increases the Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

         The net long exposure of the Fund (including direct investment in securities and long derivative positions in securities and/or "baskets" or indexes of equity securities (such as swap contracts and futures contracts)) will not exceed 100% of the Fund's net assets. However, occasionally a large redemption or certain required payments may result in overnight net long exposure of over 100% of the Fund's net assets. The Fund may manage some of its derivatives positions by maintaining cash or liquid securities with a value equal to the face value of those positions. The Fund also may manage market exposure by offsetting derivatives positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged.

         -  Credit and Counterparty Risk

         This is the risk that the counterparty to an OTC derivatives contract or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations. The Fund is exposed to credit risk to the extent it uses OTC derivatives (such as forward foreign currency contracts and/or swap contracts) and lends its portfolio securities. OTC derivatives transactions can only be closed out with the other party to the transaction. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions.

         -  Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there is no assurance that the Manager will achieve the desired results. As noted above in "Derivatives Risk," the Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The Fund generally does not attempt to time the market and instead generally stays fully invested in foreign equity securities. Notwithstanding its benchmark, the Fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark. To the extent it invests in those securities, its performance depends on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark.

FEES AND EXPENSES

         The tables below show the expected cost of investing in the Fund.

SHAREHOLDER FEES (fees paid directly from your investment)

         Purchase premium (as a percentage of amount invested) .........................................   0.15%(1)
         Redemption fee (as a percentage of amount redeemed) ...........................................   0.45%(1)

ANNUAL FUND OPERATING EXPENSES (expenses that are paid from Fund assets as a percentage of average net assets):

         Management Fee.................................................................................    0.81%
         Shareholder Service Fee........................................................................    0.15%
         Other Expenses.................................................................................    0.38%
         Total Annual Operating Expenses................................................................    1.34%

(1) Paid to and retained by the Fund to help offset portfolio transaction costs caused by shareholder activity by allocating an estimate of such costs to the shareholder generating the activity. Purchase premiums apply only to cash purchases. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). If the Manager determines that any portion of a cash purchase or redemption is offset by a corresponding cash redemption or purchase occurring on the same day, it will waive the purchase premium or redemption fee with respect to that portion. The Manager may also waive the purchase premium or redemption fee if extraordinary circumstances exist and the Fund will not incur transaction costs.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977. As of May 31, 2005, GMO managed on a worldwide basis more than $87 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

         Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. For the fiscal year ended February 28, 2005, the Manager received as compensation for management services rendered in such year 0.81% of the Fund's average daily net assets.

         The Fund's ability to invest directly in the Taiwanese securities market is a result of its being registered as a sub-account under the Manager's Qualified Foreign Institutional Investor license. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments.

         A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract will be included in the shareholders' report for the period during which the Trustees approved such contract.

         GMO's Emerging Markets Division is responsible for day-to-day management of the Fund. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         Arjun Divecha is the senior member of the Emerging Markets Division. As director and senior member of the Emerging Markets Division, Mr. Divecha is responsible for allocating responsibility for the Fund's portfolio to various members of the Division, overseeing the implementation of trades, reviewing the overall composition of the portfolios, including ensuring compliance with its stated investment objective and strategies, and monitoring cash flows.

         Mr. Divecha has served as the senior member of the Fund's portfolio management team since the Fund's inception and as director of the Emerging Market Division since 1993. Mr. Divecha is responsible for the portfolio management of all emerging markets portfolios at GMO.

         The SAI contains other information about how GMO determines the compensation of the senior member, other accounts he manages and his ownership of the Fund.

         CUSTODIAN AND FUND ACCOUNTING AGENT

         Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund's custodian and accounting agent.

         TRANSFER AGENT

         Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's transfer agent.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time). The Fund will not determine its NAV on any day when the NYSE or the Taiwan Stock Exchange ("TSE") is closed for trading. As a result, from time to time, the Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or

         -        Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -        Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, you should note the following:

            >> In certain cases, a significant percentage of a Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities of securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

            >> Many foreign securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities that trade in those markets or on those exchanges do not reflect the events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund holds portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.


                        DISCLOSURE OF PORTFOLIO HOLDINGS


         The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the Statement of Additional Information. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website, approximately five days after month end.

         To access this information of GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker of agent should contact that broker or agent for information on how to obtain access to information on the website regarding a Fund's portfolio holdings.

         The Fund or GMO may suspend the posting of the portfolio holdings, or the Fund may modify the disclosure policy without notice to the shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         You may purchase the Fund's shares from the Trust on any day when both the NYSE and TSE are open for trading ("business day"). For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

         PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

         -  The name of the Fund being purchased;

         -  The dollar amount of the shares to be purchased;

         - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

         - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

         - The signature of an authorized signatory as identified in the GMO Trust application; and

         -  Payment in full (by check, wire, or securities).

            >> If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

         If the purchase request is received by the Trust on a business day prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day (plus the purchase premium, if applicable) for the Fund shares to be purchased. If the purchase request is received on a business day after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day (plus the purchase premium, if applicable) for the Fund shares to be purchased. See "Fees and Expenses" above for a discussion of purchase premiums charged by the Fund, including circumstances under which the purchase premiums may be waived.

         To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

         The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

         There is no minimum initial or subsequent investment in the Fund.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:


                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf

                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

         Funding Your Investment.  You may purchase shares:

         -  with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

                      By U.S. Postal Service:                          By Overnight Courier:
                   Investors Bank & Trust Company               Investors Bank & Trust Company GMO
                     GMO Transfer Agent MFD 23                         Transfer Agent MFD 23
                            P.O. Box 642                     200 Clarendon Street, 16th Floor Boston,
                       Boston, MA 02117-0642                                 MA 02116


         -  in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund

            - securities will be valued as set forth under "Determination of Net Asset Value"

         -  by a combination of cash and securities

         The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

         The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

         In addition to the policies and procedures with respect to frequent trading, the Trustees have adopted pricing policies that generally provide for the fair valuation of foreign equity securities on a daily basis, as described in "Determination of Net Asset Value" on page 10. The fair value pricing of foreign equity securities reduces the profit potential of frequent trading strategies.

         The Fund may be distributed through financial intermediaries who submit net purchase and redemption orders through omnibus accounts. These omnibus accounts engage in frequent transactions due to the daily trading activity of underlying shareholders. Because transactions by omnibus accounts represent net transactions, the Fund's ability to detect and prevent frequent trading strategies is limited and dependent upon the cooperation of the intermediary in enforcing the Fund's policies. The Fund reserves the right to reject any order or terminate the sale of Fund shares through a particular intermediary at any time.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when both the NYSE and the TSE are open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

         -  The name of the Fund being redeemed;
         - The number of shares or the dollar amount of the shares to be redeemed;
         - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);
         - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;
         - The signature of an authorized signatory as identified in the GMO Trust application; and
         - Wire instructions or registration address that match the wire instructions or registration address on file at GMO.

If the redemption request is received by the Trust on a business day prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day (less the redemption fee, if applicable). If the redemption request is received on a business day after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day (less the redemption fee, if applicable) unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date. See "Fees and Expenses" above for a discussion of redemption fees charged by the Fund, including circumstances under which the fees may be waived.

         The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

         If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

         If a redemption is paid in cash:

         - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

         - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

         If a redemption is paid with securities, it is important for you to note:

         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio

         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         -  if the NYSE is closed on days other than weekends or holidays

         -  during periods when trading on the NYSE is restricted

         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         - during any other period permitted by the Securities and Exchange Commission for your protection.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or classes.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Redemption Request. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "Shareholder Information - Purchase of Fund Shares." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISTRIBUTIONS

         The Fund's policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually.

         Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

         All dividends and/or distributions are paid in shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate box on the purchase order form or by writing to the Trust. There is no purchase premium on reinvested dividends or distributions.

         TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders may include certain other funds of the Trust. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

         - For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less are taxable to shareholders as ordinary income.

         - If the Fund has capital losses in excess of capital gains for any taxable year, these excess losses will carry over and offset capital gains in succeeding taxable years until either
                  (a) the end of the eighth succeeding taxable year or (b) until such losses have been fully utilized to offset Fund capital gains, whichever comes first. The Fund's ability to utilize these losses in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

         - For taxable years beginning on or before December 31, 2008, distributions of investment income properly designated by the Fund as derived from "qualified dividend income" will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning on or before December 31, 2008.

         - Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the federal income tax laws will not be taxable. Special tax rules apply to investments through such plans. Shareholders should consult their tax advisers to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in the Fund) from such a plan.

         - Distributions by the Fund are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund's shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from a shareholder's sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as capital gain.

         - The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains. Those taxes will reduce the Fund's yield. The foreign withholding tax rates applicable to the Fund's investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction for foreign taxes. See the SAI for more information regarding foreign withholding taxes

         - The Fund's investments in foreign securities, foreign currencies, debt obligations issued or purchased at a discount, asset-backed and mortgage-backed securities, assets "marked to the market" for federal income tax purposes, and, potentially, so-called "indexed securities" (including inflation-indexed bonds) may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by those investments. These investments, therefore, may affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

         - The Fund's use of derivatives and securities lending may increase the amount of taxes payable by its shareholders.

         - The Fund's investment in other series of the GMO Trust or other investment companies taxed as partnerships or regulated investment companies could affect the amount, timing and character of distributions. See "Taxes" in the SAI for more information.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisor about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable tax laws. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

         For information on how you may be affected by the American Jobs Creation Act of 2004, including new rules for Fund distributions of gain attributable to "U.S. real property interests," see the SAI.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                              FINANCIAL HIGHLIGHTS
                (For a share outstanding throughout each period)

         The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Except as otherwise noted, this information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO TAIWAN FUND

                                                          Year Ended         Year Ended       Period from October 4, 2002
                                                       February 28, 2005  February 29, 2004   (commencement of operations)
                                                       -----------------  -----------------    through February 28, 2003
                                                                                               -------------------------

Net asset value, beginning of period....................... $29.67             $20.28                 $20.00
                                                            ------             ------                 ------
Income from investment operations:
     Net investment income (loss)+ ........................  0.13              (0.10)                 (0.12)
     Net realized and unrealized gain ..................... (1.45)             10.03                   0.40
                                                            ------             -----                   ----
          Total from investment operations................. (1.32)              9.93                   0.28
                                                            ------              ----                   ----
Less distributions to shareholders:
     From net investment income                               ---              (0.02)                  -----
                                                                                                       -----
     From net realized gains .............................. (1.56)             (0.52)                  -----
                                                            ------             ------                  -----
          Total distributions ............................. (1.56)             (0.54)                  -----
                                                            ------             ------                  -----
Net asset value, end of period............................. $26.79             $29.67                 $20.28
                                                            ======             ======                 ======
Total Return (a)........................................... (3.82)%            49.53%                 1.40%**
Ratios/Supplemental Data:
     Net assets, end of period (000's).....................$224, 466          $181,313                $41,167
     Net expenses to average daily net assets..............  1.34%             1.36%                  1.76%*
     Net investment income to average daily net assets.....  0.53%            (0.40)%                (1.43)%*
     Portfolio turnover rate...............................   88%               86%                    50%**
     Purchase and redemption fees consisted of the
     following per share amounts:                            $0.05             $0.04                   $0.01


(a) Calculation excludes purchase premiums and redemption fees which are borne by the shareholder.
+   Computed using average shares outstanding throughout the period.
*   Annualized.
**  Not annualized.

                                    GMO TRUST
                             ADDITIONAL INFORMATION

         The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its SAI is not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM



                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                                    GMO TRUST

                                 GMO Taiwan Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO Taiwan Fund Private Placement Memorandum dated June 28, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at
(617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES..............................................       2
FUND INVESTMENTS................................................................       2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS......................................       3
USES OF DERIVATIVES.............................................................      22
INVESTMENT RESTRICTIONS.........................................................      25
DETERMINATION OF NET ASSET VALUE................................................      27
DISTRIBUTIONS...................................................................      28
TAXES...........................................................................      28
MANAGEMENT OF THE TRUST.........................................................      38
INVESTMENT ADVISORY AND OTHER SERVICES..........................................      47
PORTFOLIO TRANSACTIONS..........................................................      52
PROXY VOTING POLICIES AND PROCEDURES............................................      53
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES................................      56
VOTING RIGHTS...................................................................      57
SHAREHOLDER AND TRUSTEE LIABILITY...............................................      58
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES............................      59
FINANCIAL STATEMENTS............................................................      60
APPENDIX A -- GMO TRUST SPECIMEN PRICE MAKE-UP SHEET............................     A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS.......................     B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES..............................     C-1

The GMO Taiwan Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security of other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

      The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing:

      -    securities of foreign issuers

      -    domestic equity securities

      -    common stock

      -    preferred stock

      -    depositary receipts:  ADRs, GDRs, EDRs

      -    foreign issues traded in the U.S.

      -    investment companies (open & closed end)

      -    shares of other GMO Trust funds

      -    convertible securities

      -    illiquid securities

      -    144A securities

      -    restricted securities

      -    options and futures

      -    swap contracts and other two-party contracts

      -    foreign currency transactions

      -    indexed securities

      -    structured notes

      -    cash and other high quality investments

      -    warrants and rights

      -    corporate and government bonds (short, medium, and long-term)

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

      The following is a description of investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

      Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when distributed to shareholders of the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains are typically taxed to shareholders at ordinary income tax rates. See "Distributions and Taxes" in the Prospectus and "Distributions" and "Taxes" in this Statement of Additional Information.

      The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

      As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund and, accordingly, is not required to satisfy the requirements for "diversified" funds under the Investment Company Act of 1940, as amended (the "1940 Act"). At least 75% of the value of a "diversified" fund's total assets must be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

      As a "non-diversified" fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers than a "diversified" fund. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in the Fund may entail greater risks than investment in a diversified fund. The Fund must, however, meet diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986.

RISKS OF FOREIGN INVESTMENTS

      GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and other related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

      EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. Taiwan is considered by Grantham, Mayo, Van Otterloo & Co. LLC, the Fund's investment manager, ("GMO" or the "Manager") to be an emerging market. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict.

      Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on their economies and securities markets. Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade.

      Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

      Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund's income from investments in securities or debt instruments of emerging markets issuers.

      Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the

Fund to suffer a loss of any or all of its investments (or, in the case of fixed income securities, interest) in emerging countries.

      INVESTMENTS IN ASIA. In addition to the risks of foreign investments and emerging markets investments described above, investments by the Fund in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

      Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., American Depositary Receipts, Global Depository Receipts, derivatives, etc.). For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors ("QFII"). The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFII license or the Fund's sub-account under the Manager's QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of American Depositary Receipts (ADRs) and Global Depository Receipts (GDRs), shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager's QFII license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

      Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country's or company's ability to service its debt.

      Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries. The risks of investing in Asian countries are particularly pronounced for the Fund, which invests primarily in Taiwan.

SECURITIES LENDING

      The Fund may make secured loans of its portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of the Fund's total assets. For these purposes, total assets include the proceeds of the loans. Securities loans are made to broker-dealers the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be continuously collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline. Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

      The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See "Taxes" below for further discussion of qualified dividend income.

DEPOSITORY RECEIPTS

      The Fund may invest in ADRs, GDRs, and European Depository Receipts (EDRs) (collectively, "Depository Receipts"). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES

      A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying securities, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

PREFERRED STOCKS

      Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer's liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer's common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear risks similar to the risks disclosed in the Private Placement Memorandum or this Statement of Additional Information regarding equity or fixed income securities.

WARRANTS AND RIGHTS

      The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in set amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

      The Fund may use options and futures for various purposes. See "Uses of Derivatives" below. The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may adversely affect the Fund's performance.

      OPTIONS. The Fund (1) may enter into contracts giving third parties the right to buy portfolio securities from the Fund for a fixed price at a future date ("writing call options"); (2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date ("writing put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

The Fund's ability to write and purchase call and put options is limited by the requirements for qualifying as a regulated investment company under the Internal Revenue Code.

      WRITING OPTIONS. The Fund may seek to increase its return by writing call or put options on securities or indexes. A call option written by the Fund gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option written by the Fund gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on indexes, the options are typically cash settled for the difference between the exercise price and the market value of the index on the date of exercise.

      The Fund receives a premium for writing a put or call option. The premium increases the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium reflects, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates. By writing a call option on a security held by the Fund, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. If the Fund does not hold the security underlying a call written by the Fund and the market price exceeds the exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price minus any premium received. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

      If the writer of an option wishes to terminate its obligation before the holder exercises the option, it may effect a closing purchase. In the case of exchange-traded options, the Fund effects a closing purchase by buying an option of the same series as the option previously written. The holder of an option may similarly liquidate its position by effecting a closing sale. In the case of exchange-traded options, the Fund effects a closing sale by selling an option of the same series as the option previously purchased. No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale at any particular time. An over-the-counter option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counter party. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security.

      The Fund realizes a loss from a closing transaction if the cost of the closing transaction (option premium plus transaction costs) is less than the premium received from writing the option or the premium paid to purchase the option. If the Fund closes an option that it has written at a loss, the Fund's loss is likely to be offset in whole or in part by the appreciation in value of the underlying security or securities held by the Fund.

      PURCHASING OPTIONS. For a call option purchased by the Fund to be profitable, the market price of the underlying security must rise suffciently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs. Likewise, in order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs. By purchasing a put option, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option.

      RISK FACTORS IN OPTIONS TRANSACTIONS. An American option is an option in which the holder can exercise its rights any time prior to expiration of the option. Consequently, the writer of an American option has no control over when the underlying securities or index must be sold, in the case of a call option, or purchased, in the case of a put option. If a call option is never exercised, the writer's gain (the amount of the premium) may be offset by a decline in the market value of the underlying security or index during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or index. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or index at the exercise price, which will typically exceed the then market value of the underlying security or index. The purchaser of an option risks losing the premium paid for the option plus related transaction costs.

      An exchange-traded option may be closed out only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect a closing transaction for a particular option. As a result, the Fund, if it is the holder of an option, would be able to realize profits or limit losses only by exercising the option, and the Fund, if it is the writer of an option, would remain obligated under the option and would not be able to sell the underlying security or index until the option expires or it delivers the underlying security or index upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms).

      The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, the Manager, and other clients of the Manager constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

      An over-the-counter option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts -- Risk Factors in Swap Contracts, OTC Options and Other Two-Party Contracts" below.

      FUTURES. To the extent consistent with applicable law, the Fund may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income instrument), individual equity securities ("single stock futures") or securities indices, and interest rates.

      Sale of a financial futures contract creates an obligation by the seller to deliver a specified quantity of a financial instrument in a specified delivery month for a stated price. A purchase of a financial futures contract creates an obligation by the purchaser to pay for and take delivery of the type of financial instrument called for in the contract in a specified delivery month for a stated price. In some cases, the specific instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. Some futures contracts are "cash settled" (rather than "physically settled," as described above), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract.

      Futures contracts are traded in the United States only on commodity exchanges or boards of trade - known as "contract markets" - approved by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market.

      The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The size of the initial margin is generally set by the market on which the contract is traded. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

      In most cases, futures contracts are closed before the settlement date without the making or taking of delivery. A sale of a futures contract is closed by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and, if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

      INDEX FUTURES. The Fund may purchase futures contracts on securities indexes ("Index Futures"). The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC.

      The Fund may close open positions on an exchange on which Index Futures are then traded at any time through the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

      Changes in the price of Index Futures may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

      OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the option-exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.

      The Fund's ability to establish and close options on futures contracts will depend on the development and maintenance of a liquid secondary market. The development and maintenance of a liquid secondary market is not certain.

      RISK FACTORS IN FUTURES TRANSACTIONS. Investment in futures contracts involves risk. If the futures are used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security or currency being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security is used to hedge a different security or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract or the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

      To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the price of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

      The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

      The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.

      The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements within a given time frame in exchange rate, interest rate, and stock prices. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by a Fund, the Fund would realize a loss on the futures that is not offset by an increase in the value of its portfolio securities. As a result, the Fund's total return would be less than if it had not used the futures.

      As discussed above, a Fund that purchases or sells a futures contract is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security as if it were already in the Fund's portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract.

      Trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty but may be successful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate.

      If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the securities index underlying the long futures position underperforms the securities index underlying the short futures position.

      The Fund's ability to engage in the options and futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of options or futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. Furthermore, the Fund's ability to engage in options and futures transactions may be limited by tax considerations.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

      The Fund may use swap contracts and other two-party contracts for the same or similar purposes as options, futures, and related options.

      SWAP CONTRACTS. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap", two parties agree to exchange returns (or differentials in rates of return) calculated on a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate in a particular foreign currency or in a "basket" of securities representing a particular index.

      INTEREST RATE AND CURRENCY SWAP CONTRACTS. The parties to interest rate swaps agree to pay or receive interest on a notional principal amount (e.g., an exchange of payments based on a floating interest rate for payments based on a fixed interest rate). The parties to currency swaps agree to pay or receive fluctuations in the notional amount of two different currencies (e.g., an exchange of payments on fluctuations in the value of the U.S. dollar relative to the new Taiwanese Dollar).

      EQUITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. The parties to equity swap contracts agree to exchange returns calculated on a notional amount of an equity index (e.g., the S&P 500 Index), basket of equity securities, or individual equity security.

      If the Fund enters into an equity swap contract (long or short), the Fund's net asset value will fluctuate with changes in the value of the equity index, basket of equity securities, or individual equity security on which the equity swap is based. The fluctuation will be the same as if the Fund had purchased or sold the notional amount of securities comprising the index, securities comprising the basket, or individual security, as the case may be.

      Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or "baskets" of securities. Often, one or both "baskets" will be an established securities index. The Fund's return is based on changes in the value of theoretical, long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket however, the Fund will realize a loss--even in circumstances when the securities in both the long and short baskets appreciate in value.

      INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures -- Risk Factors in Options Transactions" and "Options and Futures -- Risk Factors in Futures Transactions" above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

      RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The Fund may close out a swap, contract for differences, cap, floor, collar, or OTC option only with the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contact for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently that the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties who, at the time it enters into a transaction, have a long-term debt rating of A or higher by

Standard & Poor's (or by Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or if the counterparty has a comparable credit rating, as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by Standard & Poor's and/or a comparable rating by Moody's or Fitch. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

      ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

FOREIGN CURRENCY TRANSACTIONS

      Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

      The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts, and related options and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security which approximated desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

      Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement (see "Futures" for additional information). Options on currency futures contracts give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

DEBT AND OTHER FIXED INCOME SECURITIES

      Debt and other fixed income securities include fixed income and floating rate securities of any maturity. Fixed income securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed income and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities."

      Holders of fixed income securities are exposed to both market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. A fund that invests primarily in fixed income securities with floating interest rates and related interest rate derivatives may be less sensitive to interest rate changes. However, fixed income securities with floating interest rates may cause fluctuations in a Fund's net asset value if their interest rates do not rise as much as interest rates in general or their rates reset only periodically (particularly during a period of sudden and significant changes in prevailing rates). Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

      Because interest rates vary, the future income of a Fund that invests in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

      The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of liquid assets required in connection with some of the Fund's investments. These cash items and other high quality corporate debt securities may include money market instruments such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund seeks to minimize credit risk by investing in high quality money market securities.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

      U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by

Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks ("FHLBs")). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

      Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

      As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, when the Fund holds U.S. government securities or foreign government securities, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

      In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

BELOW INVESTMENT GRADE SECURITIES

      The Fund may invest some or all of its assets in securities rated below investment grade (that is, rated below BBB- by Standard & Poor's or below Baa3 by Moody's or determined by the Manager to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. Because of its investments in Below Investment Grade Securities, the Fund is more dependent on the Manager's own credit analysis than it is for investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default. Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

INDEXED SECURITIES

      Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore their price tends to rise and fall with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

      The performance of indexed securities depends to a great extent on the performance of the security, security index, currency, or other instrument to which they are indexed. Performance also may be influenced by interest rate changes in the U.S. and abroad. Indexed securities also are subject to the credit risks of the issuer and their values are adversely affected by declines in the issuer's creditworthiness. Recent issuers of indexed securities have included banks, corporations, and U.S. government agencies.

      The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

      The Fund may invest in inflation indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on inflation indexed bonds is fixed at issuance, but is paid on an increasing or decreasing principal value as a result of the inflation rate adjustments.

      Repayment of an inflation indexed bond's original principal value upon maturity (as adjusted for inflation) is guaranteed in the case of some bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. The current market value of an inflation indexed bond is not guaranteed, however, and will fluctuate. The Fund may invest in inflation indexed bonds that do not guarantee repayment of the bond's original principal value upon maturity. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

      The value of inflation indexed bonds fluctuates in response to changes in real interest rates, which in turn reflect the relationship between the stated interest rate of the bond (i.e., the "nominal interest rate") minus inflation. Therefore, if inflation rises at a faster rate than nominal interest rates, real interest rates are likely to decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates are likely to rise, leading to a decrease in value of inflation indexed bonds.

      Although inflation indexed securities protect holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed securities do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

      Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

      Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

      The Fund's investments in indexed securities, including inflation indexed securities, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

STRUCTURED NOTES

      Similar to indexed securities described above, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the reference. The terms of a structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note very volatile.

      Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

ILLIQUID SECURITIES

      The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

      A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

      As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

      While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an "underwriter" for purposes of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

      At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in always publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

      The Fund may invest in shares of both open- and closed-end investment companies (including single country funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

      ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are derived from and based on the issuer's net asset value.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

      DERIVATIVE POLICIES. This overview outlines the principal ways the Fund uses derivatives. It is intended to supplement the information included in the Private Placement Memorandum.

      FUNCTION OF DERIVATIVES IN THE FUND. The Fund uses financial derivatives to implement investment decisions. The types of derivatives it employs include futures, swaps, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

      DERIVATIVE EXPOSURE. Generally, stocks constitute the majority of the holdings of the Fund, although derivative positions may represent a significant portion of its total assets.

      COUNTERPARTY CREDITWORTHINESS. The Manager monitors the creditworthiness of counterparties of over-the-counter derivatives. Typically, the Fund will enter into the derivatives only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's or, in the case of short-term derivatives with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's (but without long-term debt ratings). (See "Commercial Paper and Corporate Debt Ratings" below for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager considers news reports and market activity, such as the price at which a counterparty's long-term debt trades. Furthermore, the Manager monitors the amount of credit extended to each counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the exposure the Fund has to a counterparty and may have collateral arrangements with a counterparty that further reduce its exposure.

                         USE OF DERIVATIVES BY THE FUND

Types of Derivatives Used by the Fund (other than foreign currency derivative transactions)

Options, futures contracts and related options on securities indices
Long equity swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of securities
Short equity swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of securities
Contracts for differences, i.e., equity swaps that contain both long and short equity components
Structured or indexed notes

Uses of Derivatives by Fund (other than foreign currency derivative transactions)

Hedging

      Traditional Hedging: The Fund may use short equity futures, related options and short equity swap contracts to hedge against an equity risk already generally present in the Fund.

      Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long equity swap contracts to obtain market exposure until the purchase is complete. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short equity swap contracts to allow it to dispose of securities in a more orderly fashion.

Investment

      The Fund may use derivatives (particularly long futures contracts, related options, and long equity swap contracts) instead of investing directly in securities including using equity derivatives to "equitize" cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other derivative instruments). Because a foreign equity derivative generally only provides a return in local currency, the Fund often will purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly. The Fund may also use long derivatives in conjunction with short hedging transactions to adjust the weights of the Fund's underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries and equities.

Risk Management - Synthetic Sales and Purchases

      The Fund may use equity futures, related options, and equity swap contracts to achieve what the Manager believes to be optimal exposure to individual countries and stocks. Sometimes, derivatives are used prior to actual sales and purchases.

      For example, if the Fund holds a large proportion of stocks in a particular market and the Manager believes that stocks of another market will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short equity swap contracts and contracts for differences also may be used for these purposes. Often, a foreign currency forward will be used in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (and corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.

Foreign Currency Derivative Transactions Employed by the Fund

Buying and selling spot currencies
Forward foreign currency contracts

Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

      Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge its currency risk.

      Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency on the spot market or using currency forwards or futures.

      Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

      The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

      Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

      The Fund may not use derivatives to expose on a net basis more than 100% of its net assets to equity securities or markets. The Fund also may not have net aggregate foreign currency exposure in excess of its net assets (except for temporary purposes due to large cash flows). However, the Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

      The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

      1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the forgoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

      2. The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

      3. The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

      4. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

      5. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

      6. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

      7. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

      8. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

      9. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variational margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

      The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

      1. The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

      2. The Fund may not make an investment for the purpose of gaining control of a company's management.

      3. The Fund may not invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

            Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

            For so long as the SEC maintains the position that most swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      4. The Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

      Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

      The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. The Fund will not determine its net asset value on days the New York Stock Exchange is closed for trading or on days the Taiwan Stock Exchange is closed for trading. As a result, from time to time, the Fund may not determine its net asset value for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

      The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute at least annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income. The Fund also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large shareholder redemptions from the Fund.

                                      TAXES

TAX STATUS AND TAXATION OF THE FUND

      The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

(b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

(c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies ("underlying funds"), and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below). In the case of a Fund's investments in loan participations, the Fund shall treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement.

      In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership
(i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of paragraph (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

      If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below).

      If the Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of excise tax amount deemed by the Fund to be de minimis).

      Capital losses in excess of capital gains ("Net Capital Losses") are not permitted to be deducted against other income. A Fund may carry Net Capital Losses forward for eight years. However, a Fund will not be able to utilize any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All Net Capital Losses carried forward are treated as short term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are utilized. While the issuance or redemption of shares in a Fund will generally not affect the Fund's ability to use Net Capital Losses in succeeding taxable years, the Fund's ability to utilize Net Capital Losses may be limited as a result of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5 percent of the stock of the Fund.

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

      The Fund's shareholders may include other funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other funds of distributions by those funds or of the sale of shares of those funds. Shareholders of the funds should consult the prospectuses and statements of additional information of those funds for a discussion of the tax consequences to them.

      The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gains if the shares have been held for more than one year and as short-term capital gains if the shares have been held for not more than one year. However, depending on a shareholder's percentage ownership in the Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable as ordinary income in an amount equal to the full amount of the distribution, rather than capital gain income.

      For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable to shareholders as ordinary income. For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

      In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the qualified dividend income received by the Fund during any taxable year is 95% or more of its gross income, then 100% of the Fund's dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

      If the Fund receives dividends from an underlying fund, and the underlying fund designates such dividends as "qualified dividend income," then the Fund may, in turn, designate a portion of its distributions as "qualified dividend income" as well, provided the Fund meets the holding period and other requirements with respect to shares of the underlying fund.

      Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning on or before December 31, 2008.

      Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

      A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

      If the Fund makes a distribution to its shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

      Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

      For corporate shareholders (other than S corporations), the dividends-received deduction will generally apply (subject to a holding period requirement imposed by the Code) to the Fund's dividends paid from investment income to the extent derived from dividends received from U.S. corporations. However, any distributions received by the Fund from REITs will not qualify for the corporate dividends-received deduction.

      Under current law, the Fund serves to block unrelated business taxable income ("UBTI") from being realized by its tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if either: (i) the Fund invests in REITs that hold residual interests in real estate mortgage investment conduits ("REMICs"); or (ii) shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). If a charitable remainder trust (as defined in Code Section 664) realizes any UBTI for a taxable year, it will lose its tax-exempt status for the year.

      Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the Fund as an investment through such plans.

BACKUP WITHHOLDING

      The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's Federal income tax return.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

      Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of Capital Gain Dividends paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

      Under the American Jobs Creation Act of 2004 (the "2004 Act"), effective for taxable years of the Fund beginning after December 31, 2004 and before January 1, 2008, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, that is within certain foreign countries that have inadequate information exchange with the United States, or to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (the "interest-related dividends"), and (ii) with respect to distributions (other than distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund (the "short-term capital gain dividends"). The Fund may opt not to designate dividends as interest-related dividends or short-term capital gain dividends to the full extent permitted by the Code.

      The fact that the Fund may achieve its investment objective by investing in underlying funds will generally not adversely affect the Fund's ability to pass on to foreign shareholders the full benefit of the interest-related dividends and short-term capital gain dividends that it receives from its underlying investments in the funds, except possibly to the extent that (i) interest-related dividends received by the Fund are offset by deductions allocable to the Fund's qualified interest income or (ii) short-term capital gain dividends received by the Fund are offset by the Fund's net short- or long-term capital losses, in which case the amount of a distribution from the Fund to a foreign shareholder that is properly designated as either an interest-related dividend or a short-term capital gain dividend, respectively, may be less than the amount that such shareholder would have received had they invested directly in the underlying funds.

      If a beneficial holder who is a foreign shareholder has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at ordinary income tax rates.

      The 2004 Act modifies the tax treatment of distributions from the Fund that are paid to a foreign shareholder and are attributable to gain from "U.S. real property interests" ("USRPIs"), which the Code defines to include direct holdings of U.S. real property and interests (other than solely as a creditor) in "U.S. real property holding corporations" such as REITs. The Code deems any corporation that holds (or held during the previous five-year period) USRPIs with a fair market value equal to 50% or more of the fair market value of the corporation's U.S. and foreign real property assets and other assets used or held for use in a trade or business to be a U.S. real property holding corporation; however, if any class of stock of a corporation is traded on an established securities market, stock of such class shall be treated as a USRPI only in the case of a person who holds more than 5% of such class of stock at any time during the previous five-year period. Under the 2004 Act, which is generally effective for taxable years of regulated investment companies beginning after December 31, 2004 and which applies to dividends paid or deemed paid on or before December 31, 2007, distributions to foreign shareholders attributable to gains from the sale or exchange of USRPIs will give rise to an obligation for those foreign shareholders to file a U.S. tax return and pay tax, and may well be subject to withholding under future regulations.

      Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met, or (iii) the shares constitute USRPIs or (effective for taxable years of the Fund beginning after December 31, 2004) the Capital Gain Dividends are paid or deemed paid on or before December 31, 2007 and are attributable to gains from the sale or exchange of USRPIs. Effective after December 31, 2004, and before January 1, 2008, if the Fund is a U.S. real property holding corporation (as described above) the Fund's shares will nevertheless not constitute USRPIs if the Fund is a "domestically controlled qualified investment entity," which is defined to include a RIC that, at all times during the shorter of the 5-year period ending on the date of the disposition or the period during which the RIC was in existence, had less than 50 percent in value of its stock held directly or indirectly by foreign shareholders. Foreign shareholders in the Fund should consult their tax advisors with respect to the potential application of the 2004 Act.

FOREIGN TAXES

      The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains which will decrease the Fund's yield. Foreign withholding taxes may be reduced under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of non-U.S. shareholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

      If, at the end of the fiscal year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or securities of foreign corporations, the Fund may make an election with respect to the relevant Fund which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such a case, the amounts of qualified foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

      Under current law, the Fund cannot pass through to shareholders foreign tax credits borne in respect of foreign securities income earned by underlying funds. In general, the Fund may only elect to pass through to its shareholders foreign income taxes it pays provided that it directly holds more than 50% of its assets in foreign stock and securities at the close of its taxable year. Foreign securities held indirectly through an underlying fund do not contribute to this 50% threshold. Due to the complexity and uncertainty surrounding the appropriate U.S. treatment of some foreign country withholding taxes, the Fund may opt not to pass through to shareholders all or some of the foreign taxes paid by the Fund.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

      Certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "indexed securities" (including inflation indexed bonds), may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

   The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles, swaps, swaptions, and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing, and character of distributions to shareholders.

   The Fund's participation in repurchase agreements and loans of securities may affect the amount, timing, and character of distributions to shareholders. With respect to any security subject to a repurchase agreement or a securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in "Foreign Taxes," above.

If the Fund invests in shares of underlying funds taxed as regulated investment companies, its distributable income and gains will normally consist, in part, of distributions from underlying funds and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income

(including distributions of any net short-term capital gains realized by an underlying fund). As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the underlying funds.

      Depending on the Fund's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Fund's redemption of shares of such underlying fund may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund. This would be the case where the Fund holds a significant interest in an underlying fund and redeems only a small portion of such interest.

      Special tax considerations apply if the Fund investments in investment companies taxed as partnerships. In general, the Fund will not recognize income earned by such an investment company until the close of the investment company's taxable year. However, the Fund will recognize such income as it is earned by the investment company for purposes of determining whether it is subject to the 4 percent excise tax. Therefore, if the Fund and such an investment company have different taxable years, the Fund may be compelled to make distributions in excess of the income recognized from such an investment company in order to avoid the imposition of the 4 percent excise tax.

      The Fund's investments in REIT equity securities may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold (including when it is not advantageous to do so). The Fund's investments in REIT equity securities may at other times result in the Fund's receipt of cash in excess of the REIT's earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends paid by REITs generally will not be eligible to be treated as "qualified dividend income."

      The Fund's investments in certain passive foreign investment companies ("PFICs") could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, if a Fund is in a position to treat such a passive foreign investment company as a "qualified electing fund" ("QEF"), the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. Alternately, a Fund may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. A fund that indirectly invests in PFICs by virtue of the fund's investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections. Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income."

A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

LOSS OF REGULATED INVESTMENT COMPANY STATUS

      The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements or in the case of high redemption levels. If the Fund were to not qualify for taxation as a regulated investment company for any taxable year, the Fund's income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income, generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as "qualified dividend income" in the case of shareholders taxed as individuals and
(ii) for the dividends-received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

TAX SHELTER REPORTING REGULATIONS

      If a shareholder realizes a loss on disposition of the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.

      This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

      The following tables present information regarding each Trustee and officer of GMO Trust (the "Trust") as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                                 NUMBER OF
NAME, DATE OF BIRTH, AND                                                                       PORTFOLIOS IN
   POSITION(S) HELD                                                PRINCIPAL OCCUPATION(S)     FUND COMPLEX          OTHER
    WITH THE TRUST               LENGTH OF TIME SERVED              DURING PAST 5 YEARS          OVERSEEN       DIRECTORSHIPS HELD
-------------------------  ------------------------------------  --------------------------    -------------  ---------------------
Donald W. Glazer, Esq.     Chairman of the Board of Trustees     Consultant -- Business             46                 None
Chairman of the Board of   since March 2005; Lead Independent    and Law(1); Vice Chair
Trustees                   Trustee (September 2004-March 2005);  (since 2002) and
DOB:  07/26/1944           Trustee since December  2000          Secretary, Provant, Inc.;
                                                                 Author of Legal Treatises.

Jay O. Light               Since May 1996                        Professor of Business              46        Director of Harvard
Trustee                                                          Administration and Senior                    Management Company,
DOB:  10/03/1941                                                 Associate Dean, Harvard                      Inc. and Verde,
                                                                 University.                                  Inc.; Director
                                                                                                              of Partners

---------------
      (1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Proctor LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003 and December 31, 2004, these entities paid $469,752 and $373,499, respectively, in legal fees and disbursements to Goodwin.

                                                                                                             HealthCare
                                                                                                             System, Inc. and
                                                                                                             Chair of its
                                                                                                             Investment Committee.

W. Nicholas Thorndike      Since March 2005.                     Director or trustee of             46       Director of Courier
Trustee                                                          various corporations and                    Corporation (a book
DOB: 03/28/1933                                                  charitable organizations,                   publisher and
                                                                 including Courier                           manufacturer); Member
                                                                 Corporation (a book                         of the Investment
                                                                 publisher and manufacturer)                 Committee of Partners
                                                                 (July 1989- present); Putnam                HealthCare System, Inc.
                                                                 Funds (December 1992- June
                                                                 2004); and Providence
                                                                 Journal (a newspaper
                                                                 publisher) (December 1986-
                                                                 December 2003).

OFFICERS

                                POSITION(S) HELD WITH
 NAME AND DATE OF BIRTH              THE TRUST            LENGTH OF TIME SERVED    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
--------------------------     ------------------------  -----------------------   --------------------------------------------
Scott Eston                    President and Chief       President and Chief       Chief Financial Officer, Chief Operating
DOB:  01/20/1956               Executive Officer         Executive Officer since   Officer (2000-present) and Member, Grantham,
                                                         October 2002; Vice        Mayo, Van Otterloo & Co. LLC.
                                                         President, August 1998
                                                         - October 2002.

Susan Randall Harbert          Chief Financial Officer   Chief Financial Officer   Member, Grantham, Mayo, Van Otterloo & Co. LLC.
DOB: 04/25/1957                and Treasurer             since February 2000;
                                                         Treasurer since
                                                         February 1998.

Brent C. Arvidson              Assistant Treasurer       Since August 1998.        Senior Fund Administrator, Grantham, Mayo, Van
DOB:  06/26/1969                                                                   Otterloo & Co. LLC.

Sheppard N. Burnett            Assistant Treasurer       Since September 2004.     Fund Administration Staff, Grantham, Mayo, Van
DOB: 10/24/1968                                                                    Otterloo & Co. LLC (June 2004 - present); Vice
                                                                                   President, Director of Tax, Columbia Management
                                                                                   Group (2002-2004) and Senior Tax manager (2000-
                                                                                   2002) and Tax Manager (1999-2000),
                                                                                   PricewaterhouseCoopers.

Michael E. Gillespie           Chief Compliance Officer  Since March 2005.         Vice President of Compliance (June
DOB: 02/18/1958                                                                    2004- February 2005) and Director of
                                                                                   Domestic Compliance (March 2002- June
                                                                                   2004), Fidelity Investments; Vice
                                                                                   President and Senior Counsel, State
                                                                                   Street Bank and Trust Company (May
                                                                                   1998- March 2002)

David L. Bohan                 Vice President and        Since March 2005.         Legal Counsel, Grantham, Mayo, Van
DOB:  06/21/1964               Clerk                                               Otterloo & Co. LLC (September 2003-
                                                                                   present); Attorney, Goodwin Procter
                                                                                   LLP (September 1996- September 2003).

Scott D. Hogan                 Vice President and        Since June 2005; Acting   Legal Counsel, Grantham, Mayo, Van
DOB:  01/06/1970               Secretary                 Chief Compliance          Otterloo & Co. LLC (Since 2000) and
                                                         Officer, October          Senior Legal Product Specialist,
                                                         2004-February 2005.       Scudder Kemper Investments, Inc.
                                                                                   (1999-2000).

Julie L. Perniola              Vice President            Vice President,           Anti-Money Laundering Reporting
DOB:  10/07/1970                                         February, 2003-present;   Officer (February 2003- December 2004)
                                                         Anti-Money Laundering     and Chief Compliance Officer (April
                                                         Compliance Officer        1995-present), Grantham, Mayo, Van
                                                         February 2003-December    Otterloo & Co. LLC.
                                                         2004.

Cheryl Wakeham                 Vice President and        Since December 2004.      Manager, Client Service
DOB: 10/29/1958                Anti-Money Laundering                               Administration, Grantham, Mayo, Van
                               Officer                                             Otterloo & Co. LLC (February
                                                                                   1999-present).

      TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees , and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any custodian or underwriter.

Prior to March 24, 2005, the Board of Trustees had two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. Mr. Glazer and Mr. Light were members of the Independent Trustees/Audit Committee. During the fiscal year ended February 28, 2005, the Independent Trustees/Audit Committee held nine meetings. Mr. Glazer and Mr. Light also were members of the Pricing Committee, and R. Jeremy Grantham (who served as an interested Trustee until March 2005) was an alternate member of the Pricing Committee. During the fiscal year ended February 28, 2005, the Pricing Committee held seven meetings.

Effective March 24, 2005, the Independent Trustees/Audit Committee was renamed the "Audit Committee" and the Board formed a third standing committee, the "Governance Committee." The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds' securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds' securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A shareholder recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

In determining to approve the renewal of the investment management agreements of the Funds for an additional twelve month period commencing June 30, 2005, the Trustees, each of whom is not an "interested person" of the Trust, considered information that they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. The investment management agreement for each Fund was considered separately; however, the Trustees noted the common interests of the Funds. The Trustees considered information relevant to the renewal of the agreements at meetings throughout the year. In addition, the Trustees met May 19, 2005 with their independent legal counsel and the Funds' independent chief compliance officer to discuss extensive materials provided by the Manager to the Trustees for purposes of considering the renewal of the management agreements. At the conclusion of the meeting, the Trustees instructed their counsel to request additional information from the Manager, which was furnished by the Manager and/or addressed by the Manager at a meeting of the Trustees on June 2, 2005. Matters considered by the Trustees included the following:

The Trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience, and number of investment professionals and other personnel providing services under the investment management agreements. The Trustees also received information concerning the investment philosophy and investment process applied by the Manager in managing the Funds, and evaluated the level of skill required to manage the Funds. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees also took into account the time and attention devoted by senior management to the Funds. The Trustees considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage.

The Trustees considered the quality of the services provided by the Manager to the Funds. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Funds. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading and business conduct of its officers and employees), the procedures by which the Manager allocates trades among its investment advisory clients, the Manager's and the Funds' proxy voting policies and procedures, the integrity of the systems in place to ensure compliance with the foregoing, and the record of the Manager in these matters. The Trustees also received information concerning the standards of the Manager with respect to the execution of portfolio transactions.

The Trustees considered the scope of the services provided by the Manager to the Funds under the investment management agreements and shareholder service agreements. The Trustees noted that the standard of care set forth in the investment management agreements was comparable to that found in most mutual fund investment management agreements. The Trustees noted that the scope of the Manager's services to the Funds was consistent with the Funds' operational requirements, including, in addition to seeking to achieve the Funds' investment objectives, compliance with the Funds' investment restrictions, tax and reporting requirements, and related shareholder services. The Trustees considered the Manager's management of non-advisory services provided by persons other than the Manager, considering, among other things, each Fund's total expenses and the reputation of the Funds' other service providers.

After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the nature, extent, and quality of services provided supported the renewal of the agreements.

The Trustees also considered information relating to each Fund's investment performance relative to its performance benchmark(s) , relative to the performance of other accounts with similar objectives managed by the Manager, and relative to funds with similar objectives managed by other managers. The Trustees reviewed performance over various periods, including one, five and ten year periods, where applicable, information prepared by Lipper Inc., the volatility of the Funds' returns, as well as factors identified by the Manager as contributing to the Funds' performance. The Trustees noted the generally positive long-term performance of the Funds and discussed in detail those Funds where that did not appear to be the case. In certain instances the Trustees requested additional performance information from the Manager. The Trustees reviewed the additional performance information and had further discussions with the Manager. In the case of GMO Real Estate Fund, the Trustees considered the Manager's explanation as to the Fund's performance and the Manager's efforts to improve the Fund's performance in future periods. The Trustees also considered the competence of the personnel responsible for managing the Funds, the support those personnel received from the Manager, the investment techniques used to manage the Funds, and the overall competence of the Manager. With respect to each Fund, the Trustees concluded that the Fund's performance and, in the case of GMO Real Estate Fund, the Manager's explanation and efforts for improvement, supported the renewal of its agreement.

The Trustees also gave substantial consideration to the fees payable under the agreements. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives, and noted that the advisory fees and expense ratios of the Funds compared very favorably to those of most other comparable funds included in the report. Each Fund's (except U.S. Sector Fund's) advisory fee ranked in the first quintile in its Lipper-determined expense group; U.S. Sector Fund's advisory fee ranked in the second quintile. In addition, each Fund's (except Inflation-Indexed Bond Fund's) total expense ratio for its Class III shares ranked in the first quintile in its Lipper-determined expense group; Inflation-Indexed Bond Fund's total expense ratio for its Class III shares ranked in the second quintile. In evaluating the Funds' advisory fees, the Trustees also took into account the sophistication of the investment techniques used to manage each of the Funds, and reviewed information provided by the Manager regarding fees paid by its separate account clients and non-proprietary mutual fund clients. The Trustees also evaluated the Manager's profitability with respect to the Funds. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Funds directly to the Manager, but also so-called "fallout benefits" to the Manager such as the receipt of shareholder servicing fees pursuant to the Trust's servicing agreements, and reputational value derived from serving as investment manager to the Funds. The Trustees regarded the ability of the Funds to establish a public record of their performance also to be a fallout benefit to the Manager because of the opportunity that record creates for the Manager to increase assets under management by, for example, attracting new clients, expanding existing client relationships and becoming a subadviser under arrangements in which the funds are advised and distributed by an organization with strong retail sales capabilities. The Trustees also considered possible economies of scale to the Manager, and concluded that the fees payable under the agreements appropriately reflected economies of scale associated with managing the Funds. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the advisory fees charged to the Funds were fair and reasonable, and that the Manager's profitability in relation to the Funds was not excessive.

At the meeting of the Trustees on June 2, 2005, the Manager presented additional information regarding certain of the Funds and discussed with the Trustees issues identified by the Trustees. The Trustees, each of whom is not an "interested person" of the Trust, stated that, based on their evaluation of all factors that they deemed to be material, including those factors described above, they had concluded that each Fund's investment management agreement should be renewed for an additional twelve month period commencing June 30, 2005.

Trustee Fund Ownership

      The following table sets forth ranges of the current Trustees' direct beneficial share ownership in Funds of the Trust as of December 31, 2004.

                                                              AGGREGATE DOLLAR RANGE OF SHARES OWNED IN
                                                                      ALL FUNDS OF THE TRUST
                                   DOLLAR RANGE OF               (WHETHER OR NOT OFFERED HEREUNDER)
           NAME                SHARES OF THE FUND OWNED                 OVERSEEN BY TRUSTEE
-----------------------        ------------------------       -----------------------------------------
Jay O. Light                             None                                   None

Donald W. Glazer                         None                               over $100,000

W. Nicholas Thorndike*                   None                                   None

-------------
* Mr. Thorndike was not elected as Trustee until March, 2005.

The following table sets forth ranges of the Trustees' indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                                      AGGREGATE DOLLAR RANGE OF SHARES INDIRECTLY
                                                                            OWNED IN ALL FUNDS OF THE TRUST
                               DOLLAR RANGE OF SHARES INDIRECTLY          (WHETHER  OR NOT OFFERED HEREUNDER)
Name/Funds Offered Hereunder   OWNED IN THE FUND OFFERED HEREUNDER               OVERSEEN BY TRUSTEE
----------------------------   -----------------------------------    -------------------------------------------
DONALD W. GLAZER                            None.                                        $1-$10,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by current non-interested trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                          NAME OF OWNER(S)
NAME OF NON-INTERESTED    AND RELATIONSHIP
      TRUSTEE                TO TRUSTEE               COMPANY              TITLE OF CLASS    VALUE OF SECURITIES   % OF CLASS
----------------------    ----------------   ---------------------------  -----------------  -------------------   ----------
Jay O. Light                    N/A                    None                    N/A                 N/A               N/A

Donald W. Glazer                Self          GMO Tax-Managed Absolute         Limited            $ 420,726          4.20%(2)
                                               Return Fund, a private        partnership
                                                 investment company       interest- Class C
                                             managed by the Manager.(1)

                                               GMO Multi-Strategy Fund           Limited          $ 418,351          0.38%(2)
                                                (Onshore), a private          partnership
                                                 investment company       interest- Class A
                                             managed by the Manager.(1)

                                               GMO Brazil Sustainable         Limited             $       0          1.95%
                                                 Forest Fund, LP, a         partnership
                                                 private investment          interest
                                                 company managed by
                                               Renewable Resources LLC,
                                                 an affiliate of the
                                                    Manager.(3)

                                               GMO Brazil Sustainable         Limited             $       0          2.02%
                                                Forest Fund 2, LP, a        partnership
                                                 private investment          interest
                                                 company managed by
                                              Renewable Resources LLC,
                                                 an affiliate of the
                                                     Manager.(3)

W. Nicholas Thorndike(4)        N/A                    None                    N/A                 N/A               N/A

--------------
(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the Fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

(4) Mr. Thorndike was not elected as Trustee until March, 2005.

      REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, the Chairman of the Trust's standing committees and Chairman of the Board of Trustees receive an annual fee. Each Trustee is also paid a fee for participating in in-person and telephone meetings of the Board of Trustees and committees and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

      Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 28, 2005:

                                                   PENSION OR RETIREMENT BENEFITS   ESTIMATED ANNUAL
                           AGGREGATE COMPENSATION     ACCRUED AS PART OF FUND         BENEFITS UPON    TOTAL COMPENSATION
NAME OF PERSON, POSITION        FROM THE FUND               EXPENSES                    RETIREMENT        FROM THE TRUST
------------------------   ----------------------  ------------------------------   ----------------   ------------------
Jay O. Light, Trustee              $614                        N/A                          N/A              $165,195

Donald W. Glazer, Esq.,            $655                        N/A                          N/A              $169,975
Trustee

W. Nicholas Thorndike*             $  0                        N/A                          N/A              $      0

      Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager benefit from the management fees paid by each Fund of the Trust. Mr. Hogan received compensation from the Trust in respect of his duties as the Trust's Acting Chief Compliance Officer during the fiscal year ended February 28, 2005, but no Fund paid Mr. Hogan more than $60,000 in aggregate compensation.

      As of June 4, 2005, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

      CODE OF ETHICS. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

-----------------
* Mr. Thorndike was elected as a Trustee in March 2005 and, therefore, did not receive any compensation from the Trust during the fiscal year ended February 28, 2005.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

      As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure -- Management of the Trust," under the Management Contract ("Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

      The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

      The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

      The Management Fee is calculated based on a fixed percentage of the Fund's average daily net assets. Pursuant to the Management Contract, the Fund has paid the following amounts as Management Fees to the Manager during the last three fiscal years:

Year ended 2/28/05          $1,269,712

Year ended 2/29/04          $  909,838

Year ended 2/28/03*         $  154,861

* Management fees for the Fund reflect fees paid by the Fund to the Manager from the Fund's commencement of operations on October 4, 2002 through February 28, 2003.

PORTFOLIO MANAGEMENT

      Day-to-day management of the Fund is the responsibility of GMO's Emerging Markets Division, which is comprised of investment professional associated with the Manager. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth additional information about Mr. Arjun Divecha, the senior member of the Emerging Markets Division. The information provided is as of the date of the Trust's most recently completed fiscal year.

                REGISTERED INVESTMENT COMPANIES MANAGED
                    (INCLUDING NON-GMO MUTUAL FUND       OTHER POOLED INVESTMENT VEHICLES       SEPARATE ACCOUNTS MANAGED
                      SUBADVISORY RELATIONSHIPS)               MANAGED (WORLD-WIDE)                    (WORLD-WIDE)
                ---------------------------------------  --------------------------------       -------------------------
                   Number of                              Number of                              Number of
SENIOR MEMBER     accounts(1)          Total assets(1)    accounts         Total assets          accounts    Total assets
-------------     -----------         -----------------   ---------        ------------          ---------   ------------
Arjun Divecha         13              $10,707,781,236.19      3            $1,495,407,470.49     13         $3,804,008,148.01



                REGISTERED INVESTMENT COMPANIES
                MANAGED FOR WHICH GMO RECEIVES A
                PERFORMANCE-BASED FEE (INCLUDING   OTHER POOLED INVESTMENT VEHICLES MANAGED       SEPARATE ACCOUNTS MANAGED
                NON-GMO MUTUAL FUND SUBADVISORY     (WORLD-WIDE) FOR WHICH GMO RECEIVES A        (WORLD-WIDE) FOR WHICH GMO
                       RELATIONSHIPS)                       PERFORMANCE-BASED FEE             RECEIVES A PERFORMANCE-BASED FEE
                -------------------------------    ----------------------------------------   --------------------------------
                Number of                            Number of                                   Number of
                accounts           Total assets      accounts               Total assets         accounts      Total assets
                --------           ------------      --------               ------------         --------      ------------
Arjun Divecha      0                    0               0                         0                  3         $1,683,472,821.01


--------------------------
(1) Includes the Fund.

Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and the other accounts. GMO believes several factors limit those conflicts. First, the Manager maintains trade allocation policies which seek to ensure such conflicts are managed appropriately. Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts. Third, GMO's investment divisions and GMO's Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows. Fourth, the fact that the investment programs of most of the Funds and other similar accounts are determined based on quantitative models imposes discipline and constraint on the GMO investment divisions.

The senior member is a member (partner) of GMO. The compensation of the senior member consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee determines base salary, taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. GMO's Compensation Committee also determines the level of partnership interest, taking into account the individual's contribution to GMO and its mission statement. The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base, bonus and other compensation. GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

As of February 28, 2005, Mr. Divecha did not beneficially own any shares of the Fund.

      Custodial and Accounting Agency Arrangements. Brown Brothers Harriman & Co. ("BBH"), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust's custodian and accounting agent on behalf of the Fund. As such, BBH holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, BBH receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

      Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a Servicing Agreement, GMO provides direct client service, maintenance and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party.

      Pursuant to the terms of the Servicing Agreement, the Fund paid GMO the following amounts during the last three fiscal years:

Year ended 2/28/05                  $235,132

Year ended 2/29/04                  $168,489

Year ended 2/28/03*                 $ 28,678

* Shareholder servicing fees for the Fund reflect fees paid by the Fund to GMO from the Fund's commencement of operations on October 4, 2002 through February 28, 2003.

      Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

      Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

      The Manager effects purchases and sales of portfolio securities for the Fund and for its other investment advisory clients with a view to achieving their respective investment objectives. Thus, some clients may purchase or sell a particular security while others do not. Likewise, some clients may purchase a particular security that other clients are selling. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

      Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

      Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager seeks the best price and execution available, except to the extent it is permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves many considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

      Over-the-counter transactions often involve dealers acting for their own account. The Manager's policy is to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

      Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives research services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses research from brokers in servicing other clients as well as the Fund.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

      During the Fund's three most recently completed fiscal years, the Trust paid, on behalf of the Fund, the following amounts in brokerage commissions:

Year ended 2/28/05                  $ 224,041
Year ended 2/29/04                  $ 421,065
Year ended 2/28/03*                 $ 122,629

* Brokerage commissions for the Fund reflect commissions generated from the Fund's commencement of operations on October 4, 2002 through February 28, 2003.

Differences in the amount of brokerage commissions paid by the Trust, on behalf of the Fund, during the Fund's three most recently completed fiscal years (as disclosed in the table above) primarily reflect the fact that the Fund did not commence operations until October 4, 2002, and, therefore, the commissions paid with respect to the Fund's fiscal year ended February 28, 2003 were generated during a five-month period (October 4, 2002 through February 28, 2003), whereas the commissions paid with respect to the Fund's fiscal year ended February 29, 2004 were generated during a full twelve-month year. Accordingly, such changes in the amount of brokerage commissions do not reflect material changes in the Fund's investment objective or strategies.

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

      The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

      Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                        DISCLOSURE OF PORTFOLIO HOLDINGS.

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of its holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Fund's prospectus describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's prospectus describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendor, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a

Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. He also is required to report his decision to the Board of Trustees.

GMO regularly reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

          NAME OF RECIPIENT                                 FUNDS                      PURPOSE OF DISCLOSURE
------------------------------------        --------------------------------------     ---------------------
Investors Bank & Trust Company              U.S. Equity Funds, Fixed Income Funds,     Custodial and securities
                                            and GMO U.S. Sector Fund                   lending services

                                            All Funds                                  Compliance testing

Brown Brothers Harriman & Co.               International Equity Funds                 Custodial services and
                                                                                       compliance testing

Boston Global Advisors                      International Equity Funds                 Securities lending services

          NAME OF RECIPIENT                            FUNDS                        PURPOSE OF DISCLOSURE
------------------------------------   --------------------------------------     --------------------------
PricewaterhouseCoopers LLP             All Funds                                  Independent registered
                                                                                  public accounting firm

Institutional Shareholder Services     All Funds                                  Corporate actions services

Interactive Data                       International Equity Funds                 Fair value pricing

FactSet                                All Funds                                  Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

          NAME OF RECIPIENT                                 FUNDS                         PURPOSE OF DISCLOSURE
------------------------------------        --------------------------------------     ----------------------------
Epstein & Associates, Inc.                  All Funds                                  Software provider for Code
                                                                                       of Ethics monitoring system

Financial Models Company Inc.               All Funds                                  Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

      The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

      Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Balanced Allocation Fund; World Opportunities

Equity Allocation Fund; and Developed World Stock Fund. The Trustees have further authorized the issuance of up to nine classes of shares of the foregoing series, Class I, Class II, Class III, Class IV, Class V, Class VI, Class VII, Class VIII and Class M Shares. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

      The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

      The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

      On June 2, 2005, the following shareholder held greater than 25% of the outstanding shares of the Fund: Pension Reserves Investment Trust, Stanley P Mavromates JR Deputy CIO, 84 State Street Suite 250, Boston, MA 02109.

      As a result, such shareholder may be deemed to "control" the Fund as such term is defined in the 1940 Act.

      As of June 3, 2005, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

      Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by each individual Fund of the Trust (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

      Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and
(ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

      No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

      Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.

      The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

      The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Taiwan Fund as of June 2, 2005:

                  Name and Address                                % Ownership
----------------------------------------------------              -----------
Pension Reserves Investment Trust                                    70.5
Stanley P Mavromates Jr. Deputy CIO
84 State Street Suite 250
Boston, MA 02109

Sate of Connecticut Retirement Plans and Trust Funds                 19.6
55 Elm Street
Hartford, CT 06106-1773

Universal Investment Gesellschaft MBH                                 8.6
C/O Bumai
Bockenheimer Landstrasse 98-100
Frankfurt, Germany 60323

                              FINANCIAL STATEMENTS

      The audited financial statements for the GMO Taiwan Fund for the fiscal year ended February 28, 2005 included in the Trust's Annual Reports filed with the Securities and Exchange Commission pursuant to Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

      Following is a computation of the total offering price per share for the GMO Taiwan Fund based upon its net asset value and shares of beneficial interest outstanding at the close of business on February 28, 2005:

Net Assets at Value (Equivalent to $ 26.79 per share based
on 8,377,719 shares of beneficial interest)                       $224,466,096

Offering Price ($26.79x100/99.85)*                                $      26.83

* Represents maximum offering price charged on certain cash purchases. See "Fees and Expenses--Shareholder Fees" and "Shareholder Information--Purchase of
Fund Shares" in the Private Placement Memorandum.

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      MOODY'S. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I. STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II. STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III. REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV. DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I. INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II. PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III. PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV. CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V. RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI. REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII. DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix C

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix C

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix C

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix C

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix C

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix C

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2005

                       GMO WORLD OPPORTUNITY OVERLAY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO WORLD OPPORTUNITY OVERLAY FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

         This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2005, as revised from time to time, ("SAI") is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO WORLD OPPORTUNITY OVERLAY FUND (the "Fund") is a non-diversified series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, GMO does not intend to publicly offer Fund shares. Fund shares are principally available only to other GMO funds and certain other accredited investors.

         The Manager does not charge the Fund any management or service fees. In addition, the Manager will reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2006.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for policies specifically identified in this Private Placement Memorandum or in the SAI as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and strategy without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is high total return relative to its benchmark.

         The Fund's investment program has two principal components. One component consists mainly of investments in derivatives - primarily, interest rate swap contracts - through which the Manager seeks to exploit misvaluations in world interest rates. The other component consists mainly of investments in U.S. and foreign fixed income securities of relatively high quality. The Manager seeks to achieve the Fund's objective of outperforming the Fund's benchmark primarily through returns on the Fund's derivatives positions. The primary purpose of the Fund's fixed income investments is to provide a cash-like return, and to serve as collateral with respect to the Fund's derivative positions.

         The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world bond markets. Based on such estimate, the Fund establishes its derivative positions, for example, purchasing interest rate exposure at specific maturities on the yield curve in countries it perceives as undervalued and selling interest rate exposure at the same maturities in countries it perceives as overvalued. In addition, the Fund may purchase interest rate exposure on yield curve maturities that it perceives as inexpensive and sell interest rate exposure on the same yield curve maturities that it perceives as expensive.

         Derivative positions taken by the Fund are implemented primarily through swap contracts, but the Fund may use other derivatives such as options, futures, options on futures, and currency forwards. As a result of its derivatives positions, the Fund typically will have a net notional value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark than other GMO Trust fixed income funds.

         In selecting fixed income securities for the Fund's portfolio, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives. Fixed income instruments in which the Fund invests include securities issued by federal, state, local, and foreign governments, and a wide range of private issuers. The Fund may invest in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset-backed securities, money market instruments, commercial paper, and repurchase agreements. The Fund's fixed income investments primarily have floating interest rates (or will be hedged to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Substantially all of the Fund's holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor's Ratings Services ("S&P"), below Baa3 by Moody's Investors Service, Inc. ("Moody's"), or comparable unrated securities) after purchase by the Fund. The Manager considers investment grade securities that are given a rating of Aa-/AA- or better by Moody's/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality.

         WHEN USED IN THE PRIVATE PLACEMENT MEMORANDUM, THE TERMS "INVEST" AND "INVESTMENTS" INCLUDE BOTH DIRECT INVESTING AND INDIRECT INVESTING AND/OR MAKING DIRECT INVESTMENTS AND INDIRECT INVESTMENTS (E.G., MAKING INVESTMENTS IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET).

         From time to time, the Fund may invest in the fixed income securities of emerging markets issuers, lend Fund securities or use repurchase agreements.

         The Fund is treated as a partnership for federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders.

         Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

         BENCHMARK

         The Fund's benchmark is the JPMorgan U.S. 3-Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month euro-currency deposits in the United States.

         PRINCIPAL RISKS

         The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager applies models and strategies to identify and exploit differences in relative interest rates in various markets around the world. However, there is no assurance that the Manager will achieve the desired results (e.g., the Manager may not be successful in identifying misvaluations in world interest rates), and the nature of the risks assumed as a result of the Fund's derivative positions and other investments may cause the Fund to incur significant losses.

         -  Derivatives Risk

         The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, stocks, bonds, currencies or currency exchange rates, commodities, and related indices. The Fund may use derivatives for many purposes, including hedging and will use derivates related to interest rates as a substitute for direct investment in bonds. The Fund also may use derivatives as a way to adjust efficiently the exposure of the Fund to various markets and currencies without the Fund actually having to sell existing investments and make new investments. For a description of the various derivative instruments the Fund may utilize, refer to the SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivative instruments exposes the Fund to the risk that the counterparty to an over-the-counter ("OTC") derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party's consent to assign the transaction to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of one of those counterparties may have a pronounced effect on the Fund.

         Derivatives also are subject to a number of other risks described elsewhere in this section, including market risk and liquidity risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

         Suitable derivative transactions may not be available in all circumstances. In addition, the Manager may determine not to use derivatives to hedge or otherwise reduce risk.

         The risks of using derivatives will be particularly pronounced for the Fund because the Fund intends to make substantial use of derivatives, including interest rate swaps, to implement its investment program.

         -  Credit and Counterparty Risk

         This is the risk that the counterparty to an OTC derivatives contract, the issuer or guarantor of a fixed income security, or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

         The Fund is exposed to credit risk as a result of its use of OTC derivatives (as described in Derivatives Risk above) and to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions.

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the securities it owns will have their credit ratings downgraded or will default, potentially reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their subdivisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See "Market Risk - Fixed Income Securities" below for a discussion of these risks.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. The Fund may hold instruments whose rating has been downgraded to below investment grade after purchase by the Fund. Junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         -  Market Risk--Fixed Income Securities and Related Derivatives

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the fixed-income securities the Fund owns directly or is exposed to indirectly through its derivatives positions. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

         The value of the Fund's fixed income investments (including bonds, notes, and asset-backed securities) will typically change as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for fixed income securities and portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Changes in prevailing interest rates (and particularly sudden and significant changes) will cause fluctuations in the Fund's net asset value if the Fund invests to a significant extent in floating rate securities with interest rates that reset only periodically.

         A related market risk exists for the Fund by virtue of its investments in asset-backed securities, which represent a significant portion of its assets. Those securities may be backed by many types of assets including pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers or one or more lending banks, or a combination of these bonds and loans. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations, and the obligations in default exceed the credit support. The underlying obligations also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest the prepaid proceeds in an investment that provides as high a yield as the asset-backed security. The Fund will make significant investments in asset-backed securities secured by specific types of loans and/or bonds (e.g., credit-card receivables). As a result, economic developments adversely affecting a particular type of collateral may result in harm to Fund performance. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, educational loans, and home equity loans).

         The value of asset-backed securities may depend on the servicing of the underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of their servicers. In some circumstances, the mishandling of related documentation also may affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets. The risks associated with asset-backed securities are particularly pronounced for the Fund because of the significant portion of its assets it expects to invest in asset-backed securities.

         -  Leveraging Risk

         The Fund is not limited in the extent to which it may use derivatives. As a result, its net long exposure may exceed 100% of its assets. However, the Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to the Fund's benchmark.

         The Fund's portfolio may also be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions. Leverage increases the Fund's portfolio losses when the value of its investments declines.

-        Liquidity Risk

         The Fund is exposed to liquidity risk when limited trading volume, lack of a market maker, or legal restrictions impair the Fund's ability to sell particular securities or close derivative positions at an advantageous price. Derivatives tend to have the greatest exposure to liquidity risk. These securities are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of closing a short position).

         -  Focused Investment Risk

         Geographic, industry, or company diversification can reduce overall risk, and concentration of investments in companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) can increase overall risk. Therefore, a fund whose investments are focused in the securities of companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often are affected similarly by specific economic, market, political, or other developments.

         This risk is pronounced for the Fund, because it makes significant use of interest-rate swaps and other derivative instruments. Because a swap contract involves an agreement between two parties, the Fund is exposed to the credit of the swap contract counterparties, many of which will be part of the financial services sector or related industries. Therefore, events that affect the financial services sector or related industries generally may affect the counterparties with whom the Fund has derivative contracts, and may have a significant effect on the Fund.

         -  Non-Diversification Risk

         Investing in securities of many different issuers can reduce overall risk while investing in securities of a small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in or be exposed through its derivatives positions to the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with its investment strategies or techniques may be more pronounced than if it were "diversified."

         -  Foreign Investment Risk

         Because the Fund may invest in fixed income securities traded principally in securities markets outside the United States, it is subject to additional and more varied risks because the value of those securities may change more rapidly and to a greater degree than U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security. These and other risks are greater for the Fund's emerging markets investments, if any.

         -  Currency Risk

         Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Currency risk includes both the risk that currencies in which the Fund's investments are traded or currencies in which the Fund has taken an active investment position will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, and currency controls or political developments in the U.S. or abroad.

         The Fund may hedge currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns, wants to own, or is exposed to through its investments. This presents the risk that the two currencies may not move in relation to one another as expected. In that case, the Fund could lose money on its investment and also lose money on the hedge. The Fund also may take active currency positions and may hedge the currency exposure of the securities in which it has invested. This may result in its currency exposure being substantially different than the currency exposure of those securities.

         Because the Fund holds foreign currencies and/or invests or trades in securities denominated in foreign currencies or related derivative instruments, it may be adversely affected by changes in foreign currency exchange rates to the extent the Manager's hedging strategies are not effective. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk in addition to currency risk.

FEES AND EXPENSES

         The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES (expenses that are paid from Fund assets as a percentage of average net assets):

Management Fee.......................................................................................... 0.00%
Other Operating Expenses................................................................................ 0.03%(1)
Total Annual Operating Expenses......................................................................... 0.03%(1)
     Expense Reimbursement.............................................................................. 0.03%(1,2)
NET ANNUAL EXPENSES..................................................................................... 0.00%(1,2)

  (1) The amounts indicated above represent an estimate of the Fund's operating expenses for its current fiscal year.

  (2) The Manager has contractually agreed to reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) until at least June 30, 2006.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977. As of May 31, 2005, GMO managed on a worldwide basis more than $87 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

         Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management services provided to the Fund.

         A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract will be included in the shareholders' report for the period during which the Trustees approved such contract.

         GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         William Nemerever and Thomas Cooper are the senior members of the Fixed Income Division. As directors and senior members of the Fixed Income Division, Mr. Nemerever and Mr. Cooper allocate responsibility for portions of the Fund's portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including to ensure compliance with its stated investment objective and strategies, and monitor cash flows.

         Mr. Nemerever and Mr. Cooper each has served as senior member of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Nemerever and Mr. Cooper are responsible for the portfolio management of all global fixed income portfolios. Each has served as co-director of global fixed income since 1993. Both Mr. Nemerever and Mr. Cooper are CFA charterholders.

         The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.


         CUSTODIAN, TRANSFER AGENT, AND FUND ACCOUNTING AGENT

         Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, transfer agent, and fund accounting agent.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or

         -        Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -        Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, you should note the following:

                  - In certain cases, a significant percentage of a Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities of securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

                  - Many foreign securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities that trade in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

DISCLOSURE OF PORTFOLIO HOLDINGS

         The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the Statement of Additional Information. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end.

         To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker or agent should contact that broker or agent for information on how to obtain access to information on the website regarding the Fund's portfolio holdings.

         The Fund or GMO may suspend the posting of the portfolio holdings or modify the disclosure policy without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

         You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com

         PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

         -  The name of the Fund being purchased;
         -  The dollar amount of the shares to be purchased;
         - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);
         - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;
         - The signature of an authorized signatory as identified in the GMO Trust Application; and o Payment in full (by check, wire, or securities).
            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

         If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

         To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

         The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily suspend sales of its shares to new investors and, in some circumstances, from existing shareholders.

         There is no minimum initial or subsequent investment in the Fund.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110

                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

         Funding Your Investment.  You may purchase shares:

         -  with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

                             By U.S. Postal Service:                        By Overnight Courier:
                          Investors Bank & Trust Company             Investors Bank & Trust Company GMO
                            GMO Transfer Agent MFD 23                       Transfer Agent MFD 23
                                   P.O. Box 642                       200 Clarendon Street, 16th Floor
                              Boston, MA 02117-0642                           Boston, MA 02116

         -  in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund.

            - securities will be valued as set forth under "Determination of Net Asset Value"

         -  by a combination of cash and securities

         The Board has not adopted policies and procedures limiting frequent purchases and redemptions because the nature of the Fund's investments makes the Fund less susceptible to the effects of market timing.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

         -  The name of the Fund being redeemed;
         - The number of shares or the dollar amount of the shares to be redeemed;
         - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);
         - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;
         - The signature of an authorized signatory as identified in the GMO Trust Application; and
         - Wire instructions or registration address that match the wire instructions or registration address on file at GMO.

         If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

         The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

         If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

         If a redemption is paid in cash:

         - payment will be made in federal funds transferred to the account designated in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

         - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

         If a redemption is paid with securities, it is important for you to note:

         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio

         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         -  if the NYSE is closed on days other than weekends or holidays

         -  during periods when trading on the NYSE is restricted

         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         - during any other period permitted by the Securities and Exchange Commission for your protection.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or classes.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Redemption Request. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "Shareholder Information - Purchase of Fund Shares." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISTRIBUTIONS

         The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees.

         Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.


         TAXES

The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

         - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis of its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

         - Furthermore, the Fund's investment in asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

         - The Fund's use of derivatives and securities lending may increase the amount of taxable income recognized by its shareholders.

         - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult their own tax adviser about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                              FINANCIAL HIGHLIGHTS
                (For a share outstanding throughout each period)


         The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Except as otherwise noted, this information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.



GMO WORLD OPPORTUNITY OVERLAY FUND
                                                                                                  Period Ended
                                                                                              February 28, 2005 (a)
                                                                                              ---------------------
Net asset value, beginning of period........................................................         $25.00
                                                                                                     ------
Income from investment operations:
     Net investment income + ...............................................................          0.15
     Net realized and unrealized gain ......................................................          0.02
                                                                                                      ----
          Total from investment operations..................................................          0.17
                                                                                                      ----
Net asset value, end of period..............................................................         $25.17
                                                                                                     ======
Total Return (b)............................................................................        0.68% **
Ratios/Supplemental Data:
     Net assets, end of period (000's)......................................................        $582,279
     Net expenses to average daily net assets...............................................         0.01% *
     Net investment income to average daily net assets......................................         2.21% *
     Portfolio turnover rate................................................................          8% **
     Fees and expenses reimbursed by the Manager to average daily net assets................         0.06% *

(a) Period from November 22, 2004 (commencement of operations) through February 28, 2005.
(b) The total returns would have been lower had certain expenses not been reimbursed during the periods shown.
+   Computed using average shares outstanding throughout the period.
*   Annualized.
**  Not annualized.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its SAI is not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         You can review and copy the Private Placement Memorandum and SAI at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Other information about the Fund is available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM




                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                                    GMO TRUST

                       GMO World Opportunity Overlay Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO World Opportunity Overlay Fund Private Placement Memorandum dated June 28, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO World Opportunity Overlay Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES..............................................   1
FUND INVESTMENTS................................................................   1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS......................................   2
USES OF DERIVATIVES.............................................................  19
INVESTMENT RESTRICTIONS.........................................................  24
DETERMINATION OF NET ASSET VALUE................................................  26
DISTRIBUTIONS...................................................................  26
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.......................................  27
MANAGEMENT OF THE TRUST.........................................................  41
INVESTMENT ADVISORY AND OTHER SERVICES..........................................  50
PORTFOLIO TRANSACTIONS..........................................................  54
PROXY VOTING POLICIES AND PROCEDURES............................................  55
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES................................  58
VOTING RIGHTS...................................................................  60
SHAREHOLDER AND TRUSTEE LIABILITY...............................................  61
APPENDIX A -- SPECIMAN PRICE MAKE-UP SHEET......................................  A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS ......................  B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES..............................  C-1

The GMO World Opportunity Overlay Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security or other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

      The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing:

    - asset-backed and mortgage-backed securities (including CMOs, CDOs strips, and residuals)

    - securities issued by federal, state, local and foreign governments (traded in the U.S. and abroad)

    -   convertible bonds

    -   fixed income securities of private issuers

    -   foreign issues traded in the U.S. and abroad

    -   investment companies (open & closed end)

    -   illiquid securities

    -   144A securities and restricted securities

    -   repurchase agreements

    -   commercial paper

    -   warrants and rights

    -   indexed securities

    -   structured notes

    -   interest rate/bond futures and related options

    - exchange-traded and OTC options on securities and indexes (including writing covered options)

    - foreign currency transactions (including forward foreign currency contracts)

    -   interest rate, total return, and credit default swap contracts

    -   interest rate caps, floors and collars

    -   adjustable rate securities

    -   zero coupon securities

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

      The following is a description of investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

      Based on the Grantham, Mayo, Van Otterloo & Co. LLC's ("GMO" or the "Manager") assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when ultimately distributed to shareholders of the other funds of the Trust investing in the Fund. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

      The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

      As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

DEBT AND OTHER FIXED INCOME SECURITIES

      Debt and other fixed income securities include fixed income and floating rate securities of any maturity. Fixed income securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed income and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of

Additional Information as "fixed income securities." See also "Adjustable Rate Securities" below.

      Holders of fixed income securities are exposed to both market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may cause fluctuations in the Fund's net asset value if their interest rates do not rise as much as interest rates in general or their rates reset only periodically (particularly during a period of sudden and significant changes in prevailing rates).

      Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws, that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

      Because interest rates vary, the future income of the Fund as a result of its investments in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

      The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of liquid assets required in connection with some of the Fund's investments. These cash items and other high quality corporate debt securities may include money market instruments such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund seeks to minimize credit risk by investing in high quality money market securities.

MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES, COLLATERALIZED MORTGAGE OBLIGATIONS, AND COLLATERALIZED DEBT OBLIGATIONS.

      MORTGAGE-BACKED SECURITIES. Mortgage-backed securities issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), by foreign governments, or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest the proceeds from early payment of the mortgage-backed securities in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During period of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected. The mortgage-backed securities purchased by the Fund may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below. Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations.

      ASSET-BACKED SECURITIES. Asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of those bonds and loans. The underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default, and the amounts defaulted exceed the securities' credit support. The value of asset-backed securities may be affected by the factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

      Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities. (See "Mortgage-Backed Securities" immediately above.)

      Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present additional risks. For example, revolving credit receivables are generally unsecured and the debtors are entitled to the protection of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the amount they owe. Automobile receivables generally are secured, but by automobiles, rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

      The value of asset-backed securities can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers' performance. In some circumstances, the mishandling of documentation related to the underlying collateral by a servicer or originator of the underlying collateral may affect the rights of the security holders in and to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral). In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in costs and delays that are in addition to losses associated with a decline in the value of the underlying assets.

      COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"): STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which may also include whole mortgage loans and private mortgage bonds.

      CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

      In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus the issuer pays no principal on one tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

      CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset -backed securities.

      The Fund may also invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

      CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

      COLLATERALIZED DEBT OBLIGATIONS ("CDOS"). The Fund may invest in CDOs, which includes collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs") and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, usually below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans.

      For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskier portion is the residual or "equity" tranche which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and total loss of equity tranches, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

      The risks of an investment in a CDO depend largely on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid, unless an active dealer market for a particular CDO allows it to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, and investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

      U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government.

      Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

      As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their market values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates.

Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

      In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

      Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag behind changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

      The Fund may hold securities whose ratings have been downgraded to below investment grade (that is, below BBB- by Standard & Poor's or below Baa3 by Moody's Investors Service, Inc. ("Moody's") or determined by the Manager to be of comparable quality to securities so rated) after purchase by the Fund, including securities in the lowest rating categories and comparable unrated securities ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and may result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which a Fund invests may be in poor standing or in default.

      Securities in the lowest investment grade category (BBB or Baa) also have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

      The Fund, when investing in "zero coupon" fixed income securities accrues interest income at a fixed rate based on the initial purchase price and the length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

      Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

      The performance of indexed securities depends to a great extent on the performance of the security, security index, currency, or other instrument to which they are indexed. Performance also may be influenced by interest rate changes in the U.S. and abroad. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness. Recent issuers of indexed securities have included banks, corporations, and U.S. government agencies.

      The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

      The Fund may invest in inflation indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on inflation indexed bonds is fixed at issuance, but is paid on an increasing or decreasing principal value as a result of the inflation rate adjustments. Repayment of an inflation indexed bond's original principal value upon maturity (as adjusted for inflation) is guaranteed in the case of some bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. The current market value of an inflation indexed bond is not guaranteed, however, and will fluctuate. The Fund may invest in inflation indexed bonds that do not guarantee repayment of the bonds' original principal value upon maturity. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

      The value of inflation indexed bonds fluctuates in response to changes in real interest rates, which in turn reflect the relationship between the stated interest rate of the bond (i.e., the "nominal interest rate") minus inflation. Therefore, if inflation rises at a faster rate than nominal interest rates, real interest rates are likely to decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates are likely to rise, leading to a decrease in value of inflation indexed bonds.

      Although inflation indexed securities protect holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed securities do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

      The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

      Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

      The Fund's investments in indexed securities, including inflation indexed securities, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

STRUCTURED NOTES

      Similar to indexed securities described above, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the reference) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the reference. The terms of the structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or a decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference; making the value of the note very volatile.

      Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

RISKS OF FOREIGN INVESTMENTS

      GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and other related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

      EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on their economies and securities markets. Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities.

      In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

      Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce a Fund's income from investments in securities or debt instruments of emerging markets issuers.

      Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in such countries (or, in the case of fixed-income securities, interest) in emerging countries.

SECURITIES LENDING

      The Fund may make secured loans of its portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of its total assets. For these purposes, total assets include the proceeds of the loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be continuously collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund will receive a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline. Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of a delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to such income. See "Taxes" below for further discussion of qualified dividend income.

CONVERTIBLE SECURITIES

      A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying securities and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

WARRANTS AND RIGHTS

      The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund will typically use warrants and rights in a manner similar to its use of options on securities as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options as described below in "Futures and Options." Unlike most options, however, warrants and rights are issued in set amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

      The Fund may use options and futures for hedging purposes, as a substitute for direct investment in securities, or as a way to efficiently adjust the exposure of the Fund to various securities, markets, and currencies without the Fund actually having to sell current assets and make new investments. Such transactions may involve options, futures, and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

      The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may adversely affect the Fund's performance.

      The Fund may enter into options and futures contracts and buy and sell options on futures contracts for hedging purposes. For example, if the Fund wants to hedge certain of its fixed income securities against a decline in value resulting from a general increase in market rates of interest, it might sell futures contracts with respect to fixed income securities or indexes of fixed income securities. If the hedge is effective, then should the anticipated change in market rates cause a decline in the value of the Fund's fixed income security, the value of the futures contract should increase. The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that the Fund intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts.

FOREIGN CURRENCY TRANSACTIONS

      The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund uses such currency instruments for currency risk management, which may include taking active currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also purchases forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security which approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

      Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement (see "Futures" for additional information). Options on currency futures contracts give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

      The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

      Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

      Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies.

      The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager. By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

      The Fund will enter into swap contracts (including interest rate swap contracts) for investment purposes. When using swaps contracts for hedging, the Fund may enter into an interest rate, currency, or total return swap, as the case may be, on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities.

      SWAP CONTRACTS. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap", two parties agree to exchange returns (or differentials in rates of return) calculated on a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate in a particular foreign currency or in a "basket" of securities representing a particular index.

      INTEREST RATE AND CURRENCY SWAP CONTRACTS. The parties to interest rate swaps agree to pay or receive interest on a notional principal amount (e.g., an exchange of payments based on a floating interest rate for payments based on a fixed interest rate). The parties' to currency swaps agree to pay or receive fluctuations in the notional amount of two different currencies (e.g., an exchange of payments on fluctuations in the value of the U.S. dollar relative to the Japanese yen).

      INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures - Risk Factors in Options Transactions" and "Options and Futures - Risk Factors in Futures Transactions" above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

      TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

      CREDIT DEFAULT SWAPS. The Fund may (but is not obligated to) use credit default swaps for investment purposes. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by a third party on its obligations. When using credit default swaps for investment purposes, the Fund receives the premium in return for its taking on the obligation to pay the par (or other agreed-upon) value upon issuer default (or similar events).

      RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS AND OTHER TWO-PARTY CONTRACTS. The Fund may close out a swap, cap, floor, collar, or OTC option only with the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

      The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties who, at the time it enters into a transaction, have a long-term debt rating of A or higher by Standard & Poor's (or by Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or if the counterparty has a comparable credit rating, as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, if they have short-term debt ratings of A-1 by Standard & Poor's and/or a comparable rating by Moody's or Fitch. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

      ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

REPURCHASE AGREEMENTS

      The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-on price on a specified date. The repurchase price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash at no market risk, although the Fund does run the risk of seller's defaulting in its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays and risks of loss including: (i) possible declines in the value of the underlying security while the Fund is seeking to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) inability to enforce its rights and the expenses involved in attempted enforcement.

ILLIQUID SECURITIES

      The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

      A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

      As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

      While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an "underwriter" for purposes of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

      At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in always publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

      The Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer's net value.

                               USES OF DERIVATIVES

INTRODUCTION AND OVERVIEW

      DERIVATIVE POLICIES. This overview outlines the principal ways the Fund may use derivatives.

      FUNCTION OF DERIVATIVES IN THE FUND. The Fund uses financial derivatives to implement investment decisions. The types of derivatives it employs includes swaps and may include futures, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

      DERIVATIVE EXPOSURE. To the extent the Fund uses derivatives, swaps, bond futures, currency options, forwards, and other derivatives would be the primary means of implementing its investment strategy. The Fund expects to make substantial use of swaps.

      COUNTERPARTY CREDITWORTHINESS. The Manager monitors the creditworthiness of the counterparties of over-the-counter derivatives. Typically, the Fund will enter into derivatives only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's or, in the case of short-term derivatives, with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's (but do not have long-term debt ratings). (See "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.)

      In addition to checking agency ratings to assess creditworthiness, the Manager considers news reports and market activity, such as the price at which a counterparty's long-term debt trades. Furthermore, the Manager monitors the amount of credit extended to each counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the exposure the Fund has to a counterparty and may have collateral arrangements with a counterparty that further reduce its exposure.

      DERIVATIVES IN THE FUND. The Fund will use derivatives for investment and may employ derivatives for hedging and risk management.

Investment: The Fund will use derivatives (particularly long swap contracts, related options and long futures contracts) instead of investing directly in securities. Because a foreign derivative generally only provides a return in local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.

Hedging: The Fund may use derivatives to hedge against a market or credit risk already generally present in the Fund. In addition, if the Fund receives significant cash, the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until direct investments can be made efficiently.

Risk Management: The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be the optimal exposure to individual countries and issuers. The Fund may from time to time use derivatives prior to actual sales and purchases.

Foreign Currency: Forward sales and purchases of foreign currency contracts may be used to: (1) take active overweighted and underweighted positions in particular bond markets and currencies relative to the Fund's performance benchmark, if any; (2) hedge currency exposure embedded in foreign securities; (3) buy currency in advance to settle security purchases; (4) cross-hedge currency risks; and (5) create synthetic foreign bonds in conjunction with bond futures.

Other Uses of Swaps: The Fund may employ additional strategies to help implement the Fund's investment strategies. As an example, the Fund may use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive.

Leverage:   The Fund is not subject to any limits on the extent to which derivatives may be used or with respect to the absolute face value of the derivative positions. As a result, to the extent the Fund engages in derivatives transactions, it will typically be leveraged if measured in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager will seek to manage the effective market exposure of the Fund by controlling the projected "tracking error" relative to a designated performance benchmark. "Tracking error" is a measure of the risk of the Fund's portfolio return relative to that performance benchmark. It is a calculation of the standard deviation of the returns of the Fund's portfolio less the performance benchmark.

USE OF DERIVATIVES BY THE FUND

      TYPES OF DERIVATIVES USED BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Futures contracts and related options on bonds as well as baskets or indexes of securities

Options on bonds and other securities

Swap contracts, including interest rate swaps, total return swaps, and credit default swaps

Structured notes

      USES OF DERIVATIVES BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Hedging

      Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

      Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions (or otherwise has a significant need for cash), the Fund may sell futures contracts or enter into short swap contracts while it disposes of securities in an orderly fashion.

Investment

      The Fund is not subject to any limits on the extent to which derivatives may be used or in the absolute face value of its derivative positions. As a result, to the extent the Fund engages in derivatives transactions, the Fund may be leveraged in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager may seek to manage the effective market exposure of the Fund by controlling the projected tracking error relative to a designated performance benchmark.

      The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in securities. Because a foreign derivative generally only provides a return in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to achieve the effect of investing directly.

Risk Management

      The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be the optimal exposure to individual countries and issuers. The Fund may from time to time use derivative prices prior to actual sales and purchases.

Other Uses

      In general, the Fund may use total return swaps and credit default swaps to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the derivative exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively. With credit default swaps, the Fund receives what is, in effect, an insurance premium, and, in return, is obligated to pay the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

      Often the debt instruments in which the Fund may invest are not available with precisely the duration or other interest rate terms that the Manager would prefer. The Manager may decide to alter the interest rate exposure of these debt instruments by employing interest rate swaps. The Fund can then maintain its investment in the credit of the issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and the counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

      FOREIGN CURRENCY DERIVATIVE TRANSACTIONS USED BY THE FUND

Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

      USES OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Hedging

      Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into U.S. dollars the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

      Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

      Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

      The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

      Subject to the certain limitations, the Fund may use foreign currency derivatives for risk management. Thus the Fund may have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

      The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

      1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions.

            Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

      2. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

      3. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

      4. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

      5. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

      6. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

      7. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any borrowing permitted by Fundamental Restriction (1) above; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

      The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

      1. The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

      2. The Fund may not make an investment for the purpose of gaining control of a company's management.

      3. The Fund may not invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

            Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

            For so long as the SEC maintains the position that most swap contracts, reverse equity swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

      The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

      The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." It is the Fund's policy to declare and pay any distributions in the sole discretion of the Trustees.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

Fund Status.

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

Tax Determinations, Requests for Information, Elections, and Tax Matters
Partner.

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

Taxation of Shareholders.

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

Fund Allocations.

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

Distributions and Adjusted Basis.

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will recognize gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

Character and Timing of Income.

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

Effect of Straddle and Wash Sale Rules on Investors' Securities Positions.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. Application of the "wash sale" rules to the transactions of the Fund would cause all or a portion of any loss realized upon a taxable disposition of securities held (directly or indirectly) by a shareholder to be disallowed if substantially identical securities were purchased within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"At Risk" Rules.

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

Limitations on Dividends Received Deduction.

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

Limitations on Shareholder's Deduction of Interest.

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

Limitation on Shareholder's Deduction of Investment Expenses.

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise.

Organizational Expenses.

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

Passive Activity Loss Limitations.

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

Sale or Exchange of Partnership Property.

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

Alternative Minimum Tax.

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

Tax Implications of Certain Investments.

The Fund's investments, if any, in mortgage-backed and asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

Foreign Currency Gains.

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

Certain Tax Considerations Relating to Certain Foreign Investments.

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties. Some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

Certain Reporting Requirements.

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

Tax-Exempt Shareholders.

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. To the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, because charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, the trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

Termination of the Fund.

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

Backup Withholding.

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. Tax Shelter Rules.

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds, or that result in the existence of significant book-tax differences. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Fund and participation in the Fund's income, gain, loss or deduction with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Tax Elections.

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

Elective and Mandatory Basis Adjustment of Partnership Property.

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the

IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal in whole or in part, to provide the Fund with information regarding such Shareholder's adjusted basis in its interest. In addition, the application of these rules depends in part upon a Shareholder's adjusted basis in its Fund interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

Certain Tax Considerations for Regulated Investment Company Shareholders.

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies (the "Income Test");

(b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4 percent excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. A RIC Shareholder will generally not be able to count the assets of the Fund for purposes of meeting the Asset Test described in paragraph (b) above. In general, income earned by the Fund will not be recognized by a RIC shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC shareholder can take advantage of certain safe harbors.

Certain Tax Considerations for Non-U.S. Investors.

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation. In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

No Tax Benefits Expected.

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

Estate, State and Local Taxes.

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

Summary; Laws Subject to Change.

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund.

Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

      The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                   NUMBER OF
 NAME, DATE OF BIRTH,                                                              PORTFOLIOS
        AND                                                                        IN FUND         OTHER
  POSITION(S) HELD                                       PRINCIPAL OCCUPATION(s)   COMPLEX      DIRECTORSHIPS
   WITH THE TRUST            LENGTH OF TIME SERVED         DURING PAST 5 YEARS      OVERSEEN         HELD
------------------------   --------------------------   -------------------------  ----------   -------------
Donald W. Glazer, Esq.     Chairman of the Board of     Consultant--Business and       46           None
Chairman of the Board of   Trustees since March 2005;   Law(1); Vice Chair (since
Trustees                   Lead Independent Trustee     2002) and Secretary,
DOB:  07/26/1944           (September 2004- March       Provant, Inc.; Author of
                           2005); Trustee since         Legal Treatises.
                           December  2000

----------

(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources, LLC; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003 and December 31, 2004, these entities paid $469,752 and $373,499, respectively, in legal fees and disbursements to Goodwin.

Jay O. Light               Since May 1996               Professor of Business       46        Director of
Trustee                                                 Administration and Senior             Harvard
DOB:  10/03/1941                                        Associate Dean, Harvard               Management
                                                        University.                           Company, Inc.
                                                                                              and Verde,
                                                                                              Inc.;
                                                                                              Director of
                                                                                              Partners
                                                                                              HealthCare
                                                                                              System, Inc.
                                                                                              and Chair of
                                                                                              its
                                                                                              Investment
                                                                                              Committee.

W. Nicholas Thorndike      Since March 2005.            Director or trustee of      46        Director of
Trustee                                                 various corporations and              Courier
DOB: 03/28/1933                                         charitable organizations,             Corporation
                                                        including Courier                     (a book
                                                        Corporation (a book                   publisher and
                                                        publisher and                         manufacturer);
                                                        manufacturer) (July 1989-             Member of the
                                                        present); Putnam Funds                Investment
                                                        (December 1992- June                  Committee of
                                                        2004); and Providence                 Partners
                                                        Journal (a newspaper                  HealthCare
                                                        publisher) (December 1986-            System, Inc.
                                                        December 2003).

OFFICERS

                        POSITION(s) HELD
  NAME AND DATE               WITH                  LENGTH             PRINCIPAL OCCUPATION(S)
    OF BIRTH                THE TRUST           OF TIME SERVED           DURING PAST 5 YEARS
---------------------   -------------------   -------------------   --------------------------------
Scott Eston             President and Chief   President and Chief   Chief Financial Officer, Chief
DOB:  01/20/1956        Executive Officer     Executive Officer     Operating Officer (2000-present)
                                              since October 2002;   and Member, Grantham, Mayo, Van
                                              Vice President,       Otterloo & Co. LLC.
                                              August 1998 -
                                              October 2002.

Susan Randall Harbert   Chief Financial       Chief Financial       Member, Grantham, Mayo, Van
DOB:  04/25/1957        Officer and           Officer since         Otterloo & Co. LLC.
                        Treasurer             February 2000;
                                              Treasurer since
                                              February 1998.

Brent C. Arvidson       Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB:  06/26/1969                                                    Grantham, Mayo, Van Otterloo &
                                                                    Co. LLC.

Sheppard N. Burnett     Assistant Treasurer   Since September       Fund Administration Staff,
DOB: 10/24/1968                               2004.                 Grantham, May, Van Otterloo &
                                                                    Co. LLC(June 2004-present);
                                                                    Vice President, Director of Tax,
                                                                    Columbia Management Group
                                                                    (2002-2004) and Senior Tax
                                                                    Manager (2000-2002) and Tax
                                                                    Manager (1999-2000),
                                                                    PricewaterhouseCoopers LLP.

Michael E. Gillespie    Chief Compliance      Since March 2005.     Vice President of Compliance
DOB:  02/18/1958        Officer                                     (June 2004- February 2005) and
                                                                    Director of Domestic
                                                                    Compliance (March 2002-June
                                                                    2004), Fidelity Investments;
                                                                    Vice President and Senior
                                                                    Counsel, State Street Bank and
                                                                    Trust Company (May 1998- March
                                                                    2002).

David L. Bohan          Vice President and    Since March 2005.     Legal Counsel, Grantham, Mayo,
DOB:  06/21/1964        Clerk                                       Van Otterloo & Co. LLC
                                                                    (September 2003-present);
                                                                    Attorney, Goodwin Procter LLP
                                                                    (September 1996-September 2003).

Scott D. Hogan          Vice President and    Since June 2005;      Legal Counsel, Grantham, Mayo,
DOB:  01/06/1970        Secretary             Acting Chief          Van Otterloo & Co. LLC (Since
                                              Compliance Officer,   2000) and Senior Legal Product
                                              October 2004 -        Specialist, Scudder Kemper
                                              February 2005.        Investments, Inc. (1999-2000).

Julie L. Perniola       Vice President        Vice President,       Anti-Money Laundering Reporting
DOB:  10/07/1970                              February,             Officer (February 2003- December
                                              2003-present;         2004) and Chief Compliance
                                              Anti-Money            Officer (April 1995-present),
                                              Laundering            Grantham, Mayo, Van Otterloo &
                                              Compliance Officer,   Co. LLC.
                                              February
                                              2003-December 2004.

Cheryl Wakeham          Vice President and    Since December 2004.  Manager, Client Service
DOB: 10/29/1958         Anti-Money                                  Administration, Grantham, Mayo,
                        Laundering Officer                          Van Otterloo & Co. LLC (February
                                                                    1999--present).

      TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any custodian or underwriter.

      Prior to March 24, 2005, the Board of Trustees had two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. Mr. Glazer and Mr. Light were members of the Independent Trustees/Audit Committee. During the fiscal year ended February 29, 2005, the Independent Trustees/Audit Committee held nine meetings. Mr. Glazer and Mr. Light also were members of the Pricing Committee, and R. Jeremy Grantham (who served as an interested Trustee until March 2005) was an alternate member of the Pricing Committee. During the fiscal year ended February 29, 2005, the Pricing Committee held seven meetings.

      Effective March 24, 2005, the Independent Trustees/Audit Committee was renamed the "Audit Committee" and the Board formed a third standing committee, the "Governance Committee." The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds' securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds' securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

      Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

      In determining to approve the Fund's investment management contract, the Trustees, each of whom is not an "interested person" of the Trust, considered a number of factors relevant to the interests of the shareholders of the Fund, considered separately from the other GMO Trust funds, but giving due consideration to the common interests between the Fund and the other GMO Trust funds. To this end, the Trustees considered information they obtained from meetings over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel who would be providing services under that contract. See "Management, Organization, Capital Structure - Management of the Trust" in the Private Placement Memorandum and "Management of the Trust - Officers" above. The Trustees also considered the business reputation of the Manager and its financial resources and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the contract.

      The Trustees received information concerning the investment philosophy and investment process to be applied by the Manager in managing the Fund. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees concluded that the Manager's investment process, research capabilities, and philosophy were well suited to the Fund, given the Fund's investment objectives and policies.

      The Trustees considered the scope of the services to be provided by the Manager to the Fund under the investment advisory contract. The Trustees noted that the standard of care set forth in the contract was comparable to that found in most mutual fund investment advisory contracts. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to the Fund was consistent with the Fund's operational requirements, including, in addition to seeking to achieve the Fund's investment objectives, compliance with the Fund's investment restrictions, tax and reporting requirements, and related shareholder services.

      The Trustees considered the quality of the services (by comparison to other funds) to be provided by the Manager to the Fund. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Fund. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients (see "Portfolio Transactions" below), the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions.

      The Trustees considered the Manager's management of non-advisory services to be provided by persons other than the Manager, considering, among other things, the Fund's estimated total expenses and the reputation of the Fund's other service providers. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum.

      The Trustees also considered the competence of the personnel responsible for managing the Fund, the support those personnel will receive from the Manager, the investment techniques to be used to manage the Fund, and the overall competence of the Manager.

      The Trustees also considered the fact that there would be no management fee payable under the contract. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives, which showed that the Fund's management fee and estimated actual expenses would be as low as or lower than those of the other funds. The Trustees also considered possible economies of scale to the Manager. For these purposes, the Trustees took into account the so-called "fallout benefits" to the Manager such as reputational value derived from serving as investment manager to the Fund.

      In addition, the Independent Trustees met on November 8, 2004 (a) to discuss the materials provided by the Manager for purposes of considering the Manager's proposal to establish the Fund as a new series of the Trust and the proposed new management contract between the Trust, on behalf of the Fund, and the Manager and (b) to meet with members of the Manager's fixed income division who would be responsible for the management of the Fund. At the conclusion of the meeting, the Independent Trustees delivered to the full Board of Trustees their recommendation to approve the management contract for the Fund. The Independent Trustees' decision to recommend the approval of the management contract for the Fund to the Board of Trustees is based on a number of factors, including the following: First, the Independent Trustees noted that the Fund would not be charged an advisory fee and that the Manager had agreed to reimburse certain of the Fund's direct expenses. Second, based on their meeting with the members of the Manger's fixed income division, the time and attention to be devoted by senior management to the Fund, their evaluation of the level of skill required to manage the Fund, and their consideration, as applicable, of information provided in connection with the annual contract renewals of the existing funds of GMO Trust in May and June 2004, the Independent Trustees expressed their belief that the quality of the Manager's personnel and the investment advice and administrative services they would provide to the Fund would be very high and appropriate to fulfill effectively the Manager's duties under the contract.

      Based on the foregoing, the recommendation of the Independent Trustees and the fact that the Fund would not be charged an advisory fee, the Trustees concluded that the scope and quality of the Manager's services would be sufficient, in light of the particular portfolio management techniques, resources brought to bear by the Manager, the competence of the Manager, the Manager's personnel and systems, and the financial resources of the Manager and determined to approve the management contract for the Fund.

Trustee Fund Ownership

      The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and in all funds of the Trust as of December 31, 2004.

                                                 AGGREGATE DOLLAR RANGE OF SHARES
                                                      DIRECTLY OWNED IN ALL
                           DOLLAR RANGE OF      FUNDS OF THE TRUST (WHETHER OR NOT
                         SHARES OF THE FUND             OFFERED HEREUNDER)
      NAME                 DIRECTLY OWNED              OVERSEEN BY TRUSTEE
----------------         ------------------     ----------------------------------
Jay O. Light                    None                           None

Donald W. Glazer                None                      Over $100,000

W. Nicholas Thorndike*          None                           None

----------
* Mr. Thorndike was not elected as Trustee until March, 2005.

      The following table sets forth ranges of the Trustees' indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                         AGGREGATE DOLLAR RANGE OF SHARES
                                             INDIRECTLY OWNED IN ALL
                     DOLLAR RANGE OF    FUNDS OF THE TRUST (WHETHER OR NOT
                   SHARES OF THE FUND           OFFERED HEREUNDER)
      NAME          INDIRECTLY OWNED           OVERSEEN BY TRUSTEE
----------------   ------------------   ----------------------------------
Donald W. Glazer        $1-10,000                Over $100,000

Trustee Ownership of Securities Issued by the Manager
None.

Trustee Ownership of Related Companies
         The following table sets forth information about securities owned by current trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, Inc., the Funds' principal underwriter.

                     NAME OF
   NAME OF NON-    OWNER(S) AND
   INTERESTED      RELATIONSHIP                            TITLE OF
     TRUSTEE       TO TRUSTEE           COMPANY             CLASS       VALUE OF SECURITIES      % OF CLASS
----------------   ------------   -------------------    ------------   -------------------      ----------
Jay O. Light           N/A                None               N/A                N/A                 N/A

Donald W. Glazer      Self          GMO Tax-Managed        Limited           $ 420,726             4.20%(2)
                                    Absolute Return      partnership
                                    Fund, a private      interest -
                                   investment company      Class C
                                     managed by the
                                       Manager.(1)

                                   GMO Multi-Strategy      Limited           $ 418,351             0.38%(2)
                                   Fund (Onshore), a     partnership
                                   private investment    interest -
                                   company managed by      Class A
                                     the Manager.(1)

                                       GMO Brazil          Limited           $       0             1.95%
                                   Sustainable Forest    partnership
                                  Fund, LP, a private     interest
                                   investment company
                                       managed by
                                  Renewable Resources
                                  LLC(3),an affiliate
                                    of the Manager.

                     NAME OF
   NAME OF NON-    OWNER(S) AND
   INTERESTED      RELATIONSHIP                            TITLE OF
     TRUSTEE       TO TRUSTEE            COMPANY            CLASS       VALUE OF SECURITIES      % OF CLASS
----------------   ------------   ---------------------  ------------   -------------------      ----------
                                       GMO Brazil          Limited               $0                2.02%
                                   Sustainable Forest    partnership
                                     Fund 2, LP, a        interest
                                   private investment
                                   company managed by
                                  Renewable Resources
                                   LLC(3), an affiliate
                                    of the Manager.
W. Nicholas
Thorndike(4)           N/A                None               N/A                N/A                 N/A

----------

(1) The Manager may be deemed to "control" this fund by virtue of its s erving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

(4) Mr. Thorndike was not elected as Trustee until March, 2005.

      REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, the Chairman of the Trust's standing committees and Chairman of the Board of Trustees receive an annual fee. Each Trustee is also paid a fee for participating in in-person and telephone meetings of the Board of Trustees and committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

      Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 29, 2005:

                                       AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                     COMPENSATION      BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
  NAME OF PERSON, POSITION          FROM THE FUND*        OF FUND EXPENSES             RETIREMENT         FROM THE TRUST
----------------------------        --------------     ------------------------     ----------------    -------------------
Jay O. Light, Trustee               $        4,220               N/A                      N/A           $           165,195

                                       AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                     COMPENSATION      BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
  NAME OF PERSON, POSITION          FROM THE FUND*        OF FUND EXPENSES             RETIREMENT         FROM THE TRUST
----------------------------        --------------     ------------------------     ----------------    -------------------
Donald W. Glazer, Esq.,             $          501               N/A                      N/A           $           169,975
Trustee

W. Nicholas Thorndike*,                   N/A                    N/A                      N/A                   N/A
Trustee

*Mr. Thorndike was elected as a Trustee in March 2005 and, therefore, did not receive any compensation from the Trust or the Fund during the fiscal year ended February 28, 2005.

      Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by the Fund of the Trust. Mr. Hogan received compensation from the Trust in respect of his duties as the Trust's Acting Chief Compliance Officer during the fiscal year ended February 28, 2005, but no Fund paid Mr. Hogan more than $60,000 in aggregate compensation.

      As of June 4, 2005, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

      CODE OF ETHICS. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

      As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure--Management of the Trust," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

      The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund for all of the Fund's total annual operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2006.

      The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

      The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

      In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth additional information about Mr. Thomas Cooper and Mr. William Nemerever, the senior members of the Fixed Income Division responsible for coordinating the Fund's overall portfolio management. The information provided is as of the date of the Trust's most recently completed fiscal year.

                      REGISTERED INVESTMENT COMPANIES
                        MANAGED (INCLUDING NON-GMO
                         MUTUAL FUND SUBADVISORY           OTHER POOLED INVESTMENT VEHICLES        SEPARATE ACCOUNTS MANAGED
  SENIOR MEMBERS             RELATIONSHIPS)(1)                  MANAGED (WORLD-WIDE)                      (WORLD-WIDE)
-----------------   -----------------------------------   ----------------------------------   ----------------------------------
                       Number of                            Number of                            Number of
                       accounts         Total assets        accounts          Total assets       accounts            Total assets
Thomas Cooper and       14         $11,174,467,519.35          24          $2,665,889,384.51         9            $1,293,955,459.32
William Nemerever

                      REGISTERED INVESTMENT COMPANIES
                      MANAGED FOR WHICH GMO RECEIVES       OTHER POOLED INVESTMENT VEHICLES
                    A PERFORMANCE-BASED FEE (INCLUDING      MANAGED (WORLD-WIDE) FOR WHICH          SEPARATE ACCOUNTS MANAGED
                          NON-GMO MUTUAL FUND                GMO RECEIVES A PERFORMANCE-           (WORLD-WIDE) FOR WHICH GMO
                       SUBADVISORY RELATIONSHIPS)                     BASED FEE                  RECEIVES A PERFORMANCE-BASED FEE
                    -----------------------------------   ----------------------------------   -----------------------------------
                       Number of                            Number of                            Number of
                       accounts         Total assets        accounts          Total assets       accounts            Total assets
Thomas Cooper and          0                 0                  0                  0                  3           $712,537,644.01
William Nemerever

----------------
1 Includes the Fund.

Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and the other accounts. GMO believes several factors limit those conflicts. First, the Manager maintains trade allocation policies which seek to ensure such conflicts are managed appropriately. Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts. Third, GMO's investment divisions and GMO's Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows. Fourth, the fact that the investment programs of most of the Funds and other similar accounts are determined based on quantitative models imposes discipline and constraint on the GMO investment divisions.

The senior members of the division are members (partners) of GMO. Compensation for the senior member consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to the senior member's contribution to GMO's success. Compensation does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee determines base salary, taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. GMO's Compensation Committee also determines the level of partnership interest, taking into account the senior member's contribution to GMO and GMO's mission statement. The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each member's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base, bonus and other compensation. Partnership interests are the primary incentive for senior level persons to continue employment with GMO. GMO believes that partnership interests provide the best incentive to maintain stability of portfolio management personnel.

As of February 28, 2005, neither Mr. Cooper nor Mr. Nemerever beneficially owned any shares of the Fund.

      Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

      Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

      Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

      The Manager effects purchases and sales of portfolio securities for the Fund and for its other investment advisory clients with a view to achieving their respective investment objectives. Thus, some clients may purchase or sell a particular security while others do not. Likewise, some clients may purchase a particular security that other clients are selling. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

      Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

      Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager seeks the best price and execution available, except to the extent it is permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves many considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

      Over-the-counter transactions often involve dealers acting for their own account. The Manager's policy is to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

      Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives research services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities, and portfolio strategy. The Manager uses research from brokers in servicing other clients as well as the Fund.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

      During the Fund's most recently completed fiscal year, the Trust paid $115,777, on behalf of the Fund.

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix B.

      The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

      Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Fund's private placement memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's prospectus describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with their day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. He also is required to report his decision to the Board of Trustees.

GMO regularly reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

        NAME OF RECIPIENT                            FUNDS                      PURPOSE OF DISCLOSURE
----------------------------------   --------------------------------------   ---------------------------
Investors Bank & Trust Company       U.S. Equity Funds, Fixed Income Funds,   Custodial and securities
                                     and GMO U.S. Sector Fund                 lending services

                                     All Funds                                Compliance testing

Brown Brothers Harriman & Co.        International Equity Funds               Custodial services and
                                                                              compliance testing

Boston Global Advisors               International Equity Funds               Securities lending services

PricewaterhouseCoopers LLP           All Funds                                Independent registered
                                                                              public accounting firm

Institutional Shareholder Services   All Funds                                Corporate actions services

Interactive Data                     International Equity Funds               Fair value pricing

FactSet                              All Funds                                Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

      NAME OF RECIPIENT           FUNDS       PURPOSE OF DISCLOSURE
-----------------------------   ---------   ---------------------------
Epstein & Associates, Inc.      All Funds   Software provider for  Code
                                            of Ethics monitoring system

Financial Models Company Inc.   All Funds   Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

      The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on November 22, 2004. The fiscal year for the Fund ends on the last day of February.

      Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund;

International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Balanced Allocation Fund; World Opportunities Equity Allocation Fund; and Developed World Stock Fund. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

      The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

      The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

      The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

As of June 2, 2005, no shareholder held greater than 25% of the outstanding shares of the Fund and no shareholder owned beneficially 5% or more of the outstanding shares of the Fund.

As of June 3, 2005, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

      Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and
(ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

      Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and
(ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

      No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

      Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

      The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

                              FINANCIAL STATEMENTS

      The audited financial statements for the GMO World Opportunity Overlay Fund for the fiscal year ended February 28, 2005 included in the Trust's Annual Reports filed with the Securities and Exchange Commission pursuant to Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

Appendix A

                                   GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of the Fund. The computation is based upon the net asset values and shares of beneficial interest outstanding at the close of business on February 28, 2005.

World Opportunity Overlay Fund-Class III*
-----------------------------------------
   Net Assets at Value (Equivalent to $25.17 per share based on               $582,278,776
23,134,519 shares of beneficial interest outstanding)

   Offering Price                                                             $      25.17

*Inception date November 22, 2004.

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      MOODY'S. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                   GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the

Appendix C

future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

Appendix C

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix C

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Appendix C

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

Appendix C

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Appendix C

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Appendix C

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Appendix C

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

Appendix C

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Appendix C

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Appendix C

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Appendix C

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2005

                       GMO SHORT-DURATION COLLATERAL FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO SHORT-DURATION COLLATERAL FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

         This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2005, as revised from time to time, ("SAI") is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO SHORT-DURATION COLLATERAL FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, GMO does not intend to publicly offer Fund shares. Fund shares are principally available only to other GMO funds and certain other accredited investors. The Fund is intended to provide an efficient means for other GMO funds to achieve exposure to assets that each of these funds might otherwise acquire directly and/or to invest cash held by such funds.

         The Manager does not charge the Fund any management or service fees. In addition, the Manager will reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2006.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for policies specifically identified in this Private Placement Memorandum or in the SAI as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and strategy without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is total return in excess of its benchmark.

         The Fund seeks to achieve its investment objective by investing primarily in relatively high quality U.S. and foreign floating rate fixed income securities. In selecting fixed income securities for the Fund's portfolio, the Manager employs fundamental and proprietary research techniques to seek to identify bond investments with yield spreads that are high relative to other fixed income securities with similar credit quality and average lives. Fixed income instruments in which the Fund invests include securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government), and a wide range of private issuers. The Fund may invest in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset backed securities, money market instruments, commercial paper, reverse repurchase agreements, and repurchase agreements. The Fund's fixed income investments primarily have floating interest rates (or will be hedged to convert the fixed rate interest payments into floating rate interest payments, but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Substantially all of the Fund's holdings of fixed income instruments will be investment-grade, except for instruments whose rating has been downgraded to below investment grade (that is, rated below BBB- by Standard & Poor's Ratings Services ("S&P"), below Baa3 by Moody's Investors Service, Inc. ("Moody's"), or comparable unrated securities) after purchase by the Fund. The Manager considers investment grade securities that are given a rating of Aa-/AA-or better by Moody's/S&P, or, if unrated, determined to be of comparable quality by the Manager, to be relatively high quality.

         The Fund also may use derivative instruments, including options, futures, options on futures, forward currency contracts, and swap contracts. In addition to investing directly in fixed income securities, the Fund may gain indirect exposure to securities through the use of synthetic bonds, which are created by the Manager by combining a futures contract, swap contract, or option on a fixed income security with cash, a cash equivalent, or another fixed income security.

         The Manager employs a variety of techniques to adjust the sensitivity of the Fund's value to changes in interest rates. This sensitivity is often measured by, and correlates strongly with, the portfolio's duration. Under normal circumstances, the Manager expects that the Fund's dollar-weighted average portfolio duration will be six months or less. The Manager determines the Fund's dollar-weighted average portfolio duration by aggregating the durations of the Fund's individual holdings and weighting each holding based on its outstanding principal amount. Duration may be determined by traditional means or through empirical analysis, which may vary from traditional methods of calculating duration. Efforts are made to control exposure to interest rate volatility, for example, by investing in bonds with longer maturities while shortening their effective duration by hedging the interest rate exposure through the use of derivatives. As a result, the Fund's dollar-weighted average portfolio maturity may be substantially longer than the Fund's dollar-weighted average portfolio duration. In addition, the Fund's resulting exposure to interest rates through the use of hedging may vary as compared to direct investment in bonds with shorter maturities, and the Manager's investment in longer-term bonds may expose the Fund to additional credit risk. See "Principal Risks--Market Risk--Fixed Income Securities" below.

         From time to time, the Fund may invest in the fixed income securities of emerging markets issuers and lend Fund securities.

         WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERMS "INVEST" OR "INVESTMENTS" INCLUDE BOTH DIRECT INVESTING AND INDIRECT INVESTING AND/OR MAKING DIRECT INVESTMENTS AND INDIRECT INVESTMENTS (E.G. MAKING INVESTMENTS IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET). Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

         BENCHMARK

         The Fund's benchmark is the JPMorgan U.S. 3-Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month euro-currency deposits in the United States.

         PRINCIPAL RISKS

         The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  Credit and Counterparty Risk

         This is the risk that the issuer or guarantor of a fixed income security, the counterparty to an over-the-counter ("OTC") derivatives contract, or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the securities it owns will have their credit ratings downgraded or will default, potentially reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. This varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their subdivisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See "Market Risk - Fixed Income Securities" below for a discussion of these risks.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. The Fund may hold instruments whose rating has been downgraded to below investment grade after purchase by the Fund. Junk bonds offer the potential for higher investment returns than higher-rated securities. However, junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         In addition, the Fund is exposed to credit risk as a result of its significant use of OTC derivatives (such as forward foreign currency contracts and/or swap contracts, as described in "Derivatives Risk" below) and lending of the Fund's portfolio securities, and its use of repurchase agreements or reverse repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions.

         -  Market Risk--Fixed Income Securities

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the fixed income securities owned by the Fund. The following summarizes certain general market risks associated with investments in fixed income securities.

         The value of the Fund's fixed income investments (including bonds, notes, and asset-backed securities) typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for fixed income securities and portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value.

         A related market risk exists for the Fund by virtue of its investments in asset-backed securities, which represent a significant portion of its assets. Those securities may be backed by many types of assets, including pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers or one or more lending banks, or a combination of these bonds and loans. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations, and the obligations in default exceed the credit support. The underlying obligations also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest the prepaid proceeds in an investment that provides as high a yield as the asset-backed security. The Fund will make significant investments in asset-backed securities secured by specific types of loans and/or bonds (e.g., credit-card receivables). As a result, economic developments adversely affecting a particular type of collateral may result in harm to the Fund. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, educational loans, and home equity loans).

         The value of asset-backed securities may depend on the servicing of the underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of their servicers. In some circumstances, the mishandling of related documentation also may affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets. The risks associated with asset-backed securities are particularly pronounced for the Fund because it invests a significant portion of its assets in asset-backed securities.

         -  Derivatives Risk

         The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indices. The Fund may use derivatives for many purposes, including hedging and as a substitute for direct investment in securities. The Fund also may use derivatives as a way to adjust efficiently the exposure of the Fund to various securities, markets, and currencies without the Fund actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of Fund assets and making new investments over time. For a description of the various derivative instruments that the Fund may utilize, refer to the SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivative instruments exposes the Fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the transaction with the counterparty or may obtain the other party's consent to assign the transaction to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

         Derivatives also are subject to a number of other risks described elsewhere in this section, including market risk and liquidity risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

         Suitable derivative transactions may not be available in all circumstances. In addition, the Manager may determine not to use derivatives to hedge or otherwise reduce risk.

         The risks of using derivatives is pronounced for the Fund because it uses derivatives, in particular synthetic bonds (created by the Manager by combining a futures contract, swap contract, or option on a fixed income security with cash, a cash equivalent, or another fixed income security), to gain exposure to fixed income securities.

         -  Liquidity Risk

         The Fund is exposed to liquidity risk when limited trading volume, lack of a market maker, or legal restrictions impair the Fund's ability to sell particular securities or close derivative positions at an advantageous price. Derivatives tend to have the greatest exposure to liquidity risk. These securities are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

         -  Leveraging Risk

         The Fund's use of reverse repurchase agreements and other derivatives may cause its portfolio to be leveraged. Leverage increases a Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

         The Fund is not limited in the extent to which it may use derivatives. As a result, its net long exposure may exceed 100% of its assets. However, the Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to the Fund's benchmark.

         -  Foreign Investment Risk

         Because the Fund may invest in fixed income securities traded principally in securities markets outside the United States, it is subject to additional and more varied risks, because the value of those securities may change more rapidly and to a greater degree than U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.

         -  Non-Diversification Risk

         Investing in securities of many different issuers can reduce overall risk while investing in securities of a small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced for the Fund than if the Fund were "diversified."

         -  Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there is no assurance that the Manger will achieve the desired results. As noted above in "Derivatives Risk," the Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The Fund generally does not attempt to time the market and instead generally stays fully invested in fixed income securities and related derivative instruments. Notwithstanding its benchmark, the Fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark. To the extent it invests in those securities, its performance depends on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark.

FEES AND EXPENSES

         The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES (expenses that are paid from Fund assets as a percentage of average net assets):

Management Fee.......................................................................................... 0.00%
Other Expenses.......................................................................................... 0.02%
Total Annual Operating Expenses......................................................................... 0.02%
     Expense Reimbursement.............................................................................. 0.02%(1)
NET ANNUAL EXPENSES..................................................................................... 0.00%(1)

  (1) The Manager has contractually agreed to reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) until at least June 30, 2006.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977. As of May 31, 2005, GMO managed on a worldwide basis more than $87 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

         Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management services provided to the Fund.

         A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract will be included in the shareholders' report for the period during which the Trustees approved such contract.

         GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         William Nemerever and Thomas Cooper are the senior members of the Fixed Income Division. As directors and senior members of the Fixed Income Division, Mr. Nemerever and Mr. Cooper allocate responsibility for portions of the Fund's portfolio to various members of the Division, oversee the implementation of trades on behalf of the Fund, review the overall composition of the portfolio, and monitor cash flows.

         Mr. Nemerever and Mr. Cooper each has served as senior member of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Nemerever and Mr. Cooper are responsible for the portfolio management of all global fixed income portfolios. Each has served as co-director of global fixed income since 1993. Both Mr. Nemerever and Mr. Cooper are CFA charterholders.

         The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.

         CUSTODIAN, TRANSFER AGENT, AND FUND ACCOUNTING AGENT

         Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, transfer agent, and fund accounting agent.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or

         -        Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -        Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, you should note the following:

                  - In certain cases, a significant percentage of a Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities of securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

                  - Many foreign securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities that trade in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the Statement of Additional Information. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website, approximately five days after month end.


         To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker of agent should contact that broker or agent for information on how to obtain access to information on the website regarding the Fund's portfolio holdings.


         The Fund or GMO may suspend the posting of the portfolio holdings, or the Fund may modify the disclosure policy without notice to the shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.


SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com

         PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

         -  The name of the Fund being purchased;
         -  The dollar amount of the shares to be purchased;
         - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);
         - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;
         - The signature of an authorized signatory as identified in your GMO Trust Application; and
         -  Payment in full (by check, wire, or securities).
            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been made for later payment.

         If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

         To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.


         The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

         There is no minimum initial or subsequent investment in the Fund.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf

                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

         Funding Your Investment.  You may purchase shares:

         -  with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

                             By U.S. Postal Service:                        By Overnight Courier:
                          Investors Bank & Trust Company              Investors Bank & Trust Company GMO
                            GMO Transfer Agent MFD 23                       Transfer Agent MFD 23
                                   P.O. Box 642                       200 Clarendon Street, 16th Floor
                              Boston, MA 02117-0642                            Boston, MA 02116

         -  in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund.

            - securities will be valued as set forth under "Determination of Net Asset Value"

         -  by a combination of cash and securities

         The Board has not adopted policies and procedures limiting frequent purchases and redemptions because the nature of the Fund's investments makes the Fund less susceptible to the effects of market timing.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

         -  The name of the Fund being redeemed;
         - The number of shares or the dollar amount of the shares to be redeemed;
         - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);
         - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;
         - The signature of an authorized signatory as identified in the GMO Trust Application; and
         - Wire instructions or registration address that match the wire instructions or registration address on file at GMO.

         If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

         The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

         If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

         If a redemption is paid in cash:

         - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

         - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

         If a redemption is paid with securities, it is important for you to note:

         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio

         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         -  if the NYSE is closed on days other than weekends or holidays

         -  during periods when trading on the NYSE is restricted

         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         - during any other period permitted by the Securities and Exchange Commission for your protection.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class of shares held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or maximum percentage for the Fund or classes.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         Submitting Your Redemption Request. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "Shareholder

Information - Purchase of Fund Shares." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISTRIBUTIONS

         The Fund's policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually.

         Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

         All dividends and/or distributions are paid in shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate box on the purchase order form or by writing to the Trust. There is no purchase premium on reinvested dividends or distributions.

         TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders may include certain other funds of the Trust. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

         - For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less are taxable to shareholders as ordinary income.

         - If the Fund has capital losses in excess of capital gains for any taxable year, these excess losses will carry over and offset capital gains in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) until such losses have been fully utilized to offset Fund capital gains, whichever comes first. The Fund's ability to utilize these losses in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

         - For taxable years beginning on or before December 31, 2008, distributions of investment income properly designated by the Fund as derived from "qualified dividend income" will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning on or before December 31, 2008.

         - Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the federal income tax laws will not be taxable. Special tax rules apply to investments through such plans. Shareholders should consult their tax advisers to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in the Fund) from such a plan.

         - Distributions by the Fund are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund's shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from a shareholder's sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as capital gain.

         - The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains. Those taxes will reduce the Fund's yield. The foreign withholding tax rates applicable to the Fund's investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction for foreign taxes. See the SAI for more information regarding foreign withholding taxes.

         - The Fund's investments in foreign securities, foreign currencies, debt obligations issued or purchased at a discount, asset-backed and mortgage-backed securities, assets "marked to the market" for federal income tax purposes and, potentially, so-called "indexed securities" (including inflation-indexed bonds) may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by those investments. These investments, therefore, may affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

         - The Fund's use of derivatives and securities lending may increase the amount of taxes payable by its shareholders.

         - The Fund's investment in other series of the GMO Trust or other investment companies taxed as partnerships or regulated investment companies could affect the amount, timing and character of distributions. See "Taxes" in the SAI for more information.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisor about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax) . Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

         For information on how you may be affected by the American Jobs Creation Act of 2004, including new rules for Fund distributions of gain attributable to "U.S. real property interests," see the SAI.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                              FINANCIAL HIGHLIGHTS

              (For a share outstanding throughout the period shown)

         The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Except as otherwise noted, this information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO SHORT-DURATION COLLATERAL FUND
                                                               Year Ended         Year Ended          Period from
                                                            February 28, 2005  February 29, 2004   November 26, 2002
                                                                                                   (commencement of
                                                                                                  operations) through
                                                                                                   February 28, 2003
                                                                                                   -----------------

Net asset value, beginning of period.............................$25.18            $25.01               $25.00
                                                                 ------            ------               ------
Income from investment operations:
     Net investment income+...................................... 0.59              0.56                 0.18
     Net realized and unrealized gain (loss).....................(0.09)         0.06(a), (b)          (0.12) (a)
                                                                 ------         ------------          ----------
          Total from investment operations....................... 0.50              0.62                 0.06
                                                                  ----              ----                 ----
Less distributions to shareholders:
     From net investment income..................................(0.34)            (0.45)               (0.05)
     From net realized gains.....................................(0.01)              --                   --
                                                                 ------            ------               ------
          Total distributions....................................(0.35)            (0.45)               (0.05)
                                                                 ------            ------               ------
Net asset value, end of period...................................$25.33            $25.18               $25.01
                                                                 ======            ======               ======
Total Return (c)................................................. 2.01%            2.48%               0.24%**
Ratios/Supplemental Data:
     Net assets, end of period (000's)..........................$3,483,889        $1,751,535           $1,146,954
     Net operating expenses to average daily net assets.........0.00% (d)         0.00% (d)             0.00%*
     Interest expense to average daily net assets................  ---            0.00%(e)                --
     Total net expenses to average daily net assets             0.00% (f)         0.00%(f)              0.00%*
     Net investment income to average daily net assets........... 2.31%            2.51%                2.94%*
     Portfolio turnover rate.....................................  34%              33%                 15%**
     Fees and expenses reimbursed by the Manager
         to average daily net assets............................. 0.02%            0.02%                0.05%*

(a) As a result of recent changes in generally accepted accounting principles, the Fund has reclassified periodic payments made under interest rate swap agreements, previously included within interest income, as a component of realized gain (loss) in the statement of operations. The effect of this reclassification was to increase the net investment income ratio for the year ending February 29, 2004 by 0.71% and net investment income per share by $0.06. For consistency, similar reclassifications have been made to prior year amounts, resulting in an increase to the net investments income ratio of 0.60% and to the net investment income per share of $0.03 in the period ended February 28, 2003.
(b) The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain/loss for the period due to the timing of purchases and redemptions of Fund shares in relation to the fluctuating market values of the Fund.
(c) The total returns would have been lower had certain expenses not been reimbursed during the period shown.
(d) Net operating expenses were less than 0.01% to average daily net assets.
(e) Interest expense was less than 0.01% to average daily net assets.
(f) Total net expenses were less than 0.01% to average daily net assets.
*   Annualized.
**  Not annualized.
+   Computed using average shares outstanding throughout the period.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports, and the Fund's SAI are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its SAI is not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM


                                       INVESTMENT COMPANY ACT FILE NO.  811-4347

                                    GMO TRUST

                       GMO Short-Duration Collateral Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO Short-Duration Collateral Fund Private Placement Memorandum dated June 28, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES................................................        2
FUND INVESTMENTS..................................................................        2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS........................................        3
USES OF DERIVATIVES...............................................................       20
INVESTMENT RESTRICTIONS...........................................................       24
DETERMINATION OF NET ASSET VALUE..................................................       27
DISTRIBUTIONS.....................................................................       27
TAXES.............................................................................       27
MANAGEMENT OF THE TRUST...........................................................       37
INVESTMENT ADVISORY AND OTHER SERVICES............................................       45
PORTFOLIO TRANSACTIONS............................................................       50
PROXY VOTING POLICIES AND PROCEDURES..............................................       51
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..................................       54
VOTING RIGHTS.....................................................................       56
SHAREHOLDER AND TRUSTEE LIABILITY.................................................       57
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES..............................       57
FINANCIAL STATEMENTS..............................................................       58
APPENDIX A -- GMO TRUST SPECIMEN PRICE MAKE-UP SHEET..............................      A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS.........................      B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES................................      C-1

The GMO Short-Duration Collateral Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security of other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

      The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing:

   - asset-backed and mortgage-backed securities (including CMOs, CDOs, strips, and residuals)

   - securities issued by federal, state, local and foreign governments (traded in the U.S. and abroad)

   -  convertible bonds

   -  fixed income securities of private issuers

   -  foreign issues traded in the U.S. and abroad

   -  investment companies (open & closed end)

   -  illiquid securities

   -  144A securities and restricted securities

   -  repurchase agreements

   -  reverse repurchase agreements

   -  warrants and rights

   -  securities purchased and sold on a when-issued or delayed delivery basis

   -  indexed securities

   -  structured notes

   -  firm commitments (with banks or broker-dealers)

   -  interest rate/bond futures and related options

   - exchange-traded and OTC options on securities and indexes (including writing covered options)

   - foreign currency transactions (including forward foreign currency contracts)

   -  interest rate, total return, and credit default swap contracts

   -  interest rate caps, floors and collars

   -  adjustable rate securities

   -  zero coupon securities

   -  dollar roll agreements

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

      The following is a description of investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

      Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when ultimately distributed to shareholders of the other funds of the Trust investing in the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains are typically taxed to shareholders at ordinary income tax rates. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

      The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Fund's Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

      As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act") and, as such, is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

      As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund. The Fund must, however, meet certain diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986.

DEBT AND OTHER FIXED INCOME SECURITIES

      Debt and other fixed income securities include fixed income and floating rate securities of any maturity. Fixed income securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed income and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." See also "Adjustable Rate Securities" below.

      Holders of fixed income securities are exposed to both market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes because the Fund invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may cause fluctuations in the Fund's net asset value if their interest rates do not rise as much as interest rates in general or their rates reset only periodically (particularly during a period of sudden and significant changes in prevailing rates). Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

      Because interest rates vary, the future income of the Fund that invests in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

      The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of liquid assets required in connection with some of the Fund's investments. These cash items and other high quality corporate debt securities may include money market instruments such as securities issued by the United States Government and its agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund seeks to minimize credit risk by investing only in high quality money market securities.

MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES, COLLATERALIZED MORTGAGE OBLIGATIONS, AND COLLATERALIZED DEBT OBLIGATIONS.

      MORTGAGE-BACKED SECURITIES. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), by foreign governments, or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the mortgage loan's scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest the proceeds from the early payment of the mortgage-backed securities in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

      ASSET-BACKED SECURITIES. Asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of those bonds and loans. The underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support. The value of asset-backed securities may be affected by the factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

      Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities. (See "Mortgage-Backed Securities" immediately above.)

      Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present additional risks. For example, revolving credit receivables are generally unsecured and the debtors are entitled to the protection of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the amount they owe. Automobile receivables generally are secured, but by automobiles, rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

      The value of asset-backed securities can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers' performance. In some circumstances, the mishandling of documentation related to the underlying collateral by a servicer or originator of the underlying collateral may affect the rights of the security holders in and to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral). In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in costs and delays that are in addition to losses associated with a decline in the value of the underlying assets.

      COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"): STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which may also include whole mortgage loans and private mortgage bonds.

      CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

      In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus the issuer pays no principal on one tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

      CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset -backed securities.

      The Fund may also invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

      CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

      COLLATERALIZED DEBT OBLIGATIONS ("CDOS"). The Fund may invest in CDOs, which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, usually below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portion is the residual or "equity" tranche which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and the total loss of equity tranches, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO depend largely on the type of underlying collateral securities and the tranche in which a Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Fund as illiquid, unless an active dealer market for a particular CDO allows it to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

      U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government.

      Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

      As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

      In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

      Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag behind changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

      The Fund may hold securities whose ratings have been downgraded to below investment grade (that is, below BBB- by Standard & Poor's or below Baa3 by Moody's Investors Service, Inc. ("Moody's") or determined by the Manager to be of comparable quality to securities so rated) after purchase by the Fund, including securities in the lowest rating categories and comparable unrated securities ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund's investments in Below Investment Grade Securities is more dependent on the Manager's own credit analysis it is for investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.

      Securities in the lowest investment grade category (BBB or Baa) also have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

      The Fund, when investing in "zero coupon" fixed income securities, accrues interest income at a fixed rate based on the initial purchase price and the length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

      Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore their price tends to rise and fall with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

      The performance of indexed securities depends to a great extent on the performance of the security, security index, currency, or other instrument to which they are indexed. Performance also may be influenced by interest rate changes in the U.S. and abroad. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness. Recent issuers of indexed securities have included banks, corporations, and U.S. government agencies.

      The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

      The Fund may invest in inflation indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.

The interest rate on inflation indexed bonds is fixed at issuance, but is paid on an increasing or decreasing principal value as a result of inflation rate adjustments.

      Repayment of an inflation indexed bond's original principal value upon maturity (as adjusted for inflation) is guaranteed in the case of some bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. The current market value of an inflation indexed bond is not guaranteed, however, and will fluctuate. The Fund may invest in inflation indexed bonds that do not guarantee repayment of the bonds' original principal value upon maturity. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

      The value of inflation indexed bonds fluctuates in response to changes in real interest rates, which in turn reflect the relationship between the stated interest rate of the bond (i.e., the "nominal interest rate") minus inflation. Therefore, if inflation rises at a faster rate than nominal interest rates, real interest rates are likely to decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates are likely to rise, leading to a decrease in value of inflation indexed bonds.

      Although inflation indexed securities protect holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed securities do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

      The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

      Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

      The Fund's investments in indexed securities, including inflation indexed securities, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

STRUCTURED NOTES

      Similar to indexed securities described above, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the reference. The terms of a structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or a decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference; making the value of the note very volatile.

      Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

RISKS OF FOREIGN INVESTMENTS

      GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and other related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

      EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on their economies and securities markets. Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities.

      In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition. Custodial services may be more expensive and other investment-related costs may be higher in emerging markets than in many developed foreign markets, which could reduce the Fund's income from investments in securities or debt instruments of emerging markets issuers.

      Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in such countries (or, in the case of fixed-income securities, interest) in emerging countries.

SECURITIES LENDING

      The Fund may make secured loans of its portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of its total assets. For these purposes, total assets include the proceeds of the loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be continuously collateralized by cash, liquid securities, or by shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of the investments made with collateral may decline. Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call the loans at any time on reasonable notice and will do so if the holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See "Taxes" below for further discussion of qualified dividend income.

CONVERTIBLE SECURITIES

      A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price advance of their underlying securities. The price of a convertible security is influenced by the market price of the underlying securities, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

WARRANTS AND RIGHTS

      The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with its use of options as described below in "Options and Futures." Unlike most options, however, warrants and rights are issued in set amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

      The Fund may use options and futures for hedging purposes, as a substitute for direct investment in securities, or as a way to efficiently adjust the exposure of the Fund to various securities, markets, and currencies without the Fund actually having to sell current assets and make new investments. Such transactions may involve options, futures, and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

      The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may adversely affect the Fund's performance.

      The Fund may enter into options and futures contracts and buy and sell options on futures contracts for hedging purposes. For example, if the Fund wants to hedge certain of its fixed income securities against a decline in value resulting from a general increase in market rates of interest, it might sell futures contracts with respect to fixed income securities or indexes of fixed income securities. If the hedge is effective, then should the anticipated change in market rates cause a decline in the value of the Fund's fixed income security, the value of the futures contract should increase. The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that the Fund intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts.

FOREIGN CURRENCY TRANSACTIONS

      The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for currency risk management. Currency risk management may include taking active currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark.

      Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

      The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

      Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

      Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies.

      The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager. By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

      The Fund may enter into swaps contracts for hedging and/or investment purposes. When using swaps contracts for hedging, the Fund may enter into an interest rate, currency, or total return swap, as the case may be, on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities. When using swaps for investment purposes, the Fund may enter into total return or credit default swaps.

      SWAP CONTRACTS. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap", two parties agree to exchange returns (or differentials in rates of return) calculated on a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate in a particular foreign currency or in a "basket" of securities representing a particular index.

      INTEREST RATE AND CURRENCY SWAP CONTRACTS. The parties to interest rate swaps agree to pay or receive interest on a notional principal amount (e.g., an exchange of payments based on a floating interest rate for payments based on a fixed interest rate). The parties to currency swaps agree to pay or receive fluctuations in the notional amount of two different currencies (e.g., an exchange of payments on fluctuations in the value of the U.S. dollar relative to the Japanese yen).

      INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options, as a result, will be subject to similar risks. See "Options and Futures" above. Like interest rate contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

      TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

      CREDIT DEFAULT SWAPS. The Fund may (but is not obligated to) use credit default swaps for investment purposes. In a credit default swap, one party pays what is, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by a third party on its obligations. When using credit default swaps for investment purposes, the Fund receives a premium in return for its taking on the obligation to pay the par (or other agreed-upon) value upon issuer default (or similar events).

      RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS AND OTHER TWO-PARTY CONTRACTS. The Fund may close out a swap, cap, floor, collar, or OTC option only with the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceeding required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claim against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties who, at the time it enters into a transaction, have a long-term debt rating of A or higher (by Standard & Poor's or Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or if the counterparty has a comparable credit rating, as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by Standard & Poor's and/or a comparable rating by Moody's or Fitch. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

      ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

REPURCHASE AGREEMENTS

      The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-on price on a specified date. The repurchase price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash at no market risk, although the Fund does run the risk of seller's defaulting in its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays and risks of loss including: (i) possible declines in the value of the underlying security while the Fund is seeking to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) inability to enforce its rights and the expenses involved in attempted enforcement.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

      The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the assets and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the assets.

      Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      The Fund, when entering into reverse repurchase agreements and dollar roll agreements, maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds from the sale of its securities may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction on borrowings.

ILLIQUID SECURITIES

      The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

      A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

      As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities may include certain securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

      While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 when selling its securities in a registered public offering. In such event, the Fund may be liable to purchasers of the securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

      At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in always publicly traded securities.

FIRM COMMITMENTS AND WHEN-ISSUED SECURITIES

      The Fund may enter into firm commitments and other similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, the Fund may enter into a firm commitment agreement when it invests in fixed income securities and the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When the Fund purchases securities this way (on a when-issued or delayed-delivery basis), it is required to maintain on its custodian's books and records cash, U.S. government securities. or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. The Fund generally does not earn income on the securities that it has committed to purchase until after delivery. The Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund funds payment from then available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).

INVESTMENTS IN OTHER INVESTMENT COMPANIES

      The Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses.

      ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based upon issuer's net asset value.

                               USES OF DERIVATIVES

INTRODUCTION AND OVERVIEW

      DERIVATIVE POLICIES. This overview outlines the principal ways the Fund may use derivatives.

      FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use financial derivatives to implement investment decisions. The types of derivatives it employs may include futures, swaps, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

      DERIVATIVE EXPOSURE. To the extent the Fund uses derivatives, bond futures, currency options, forwards, swaps, and other derivatives would be the primary means of implementing their investment strategies.

      COUNTERPARTY CREDITWORTHINESS. The Manager monitors the creditworthiness of the counterparties of over-the-counter derivatives. Typically, the Fund will enter into derivatives only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's or, in the case of short-term derivatives, with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's (but do not have long-term debt ratings). (See "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager considers news reports and market activity, such as the price at which a counterparty's long-term debt trades. Furthermore, the Manager monitors the amount of credit extended to each counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the exposures the Fund has to a counterparty and may have collateral arrangements with a counterparty that further reduce its exposure.

      DERIVATIVES IN THE FUND. The Fund may employ derivatives for hedging, investment, and risk management.

Hedging: The Fund may use derivatives to hedge against a market or credit risk already generally present in the Fund. In addition, if the Fund receives significant cash, the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until direct investments can be made efficiently.

Investment: The Fund may use derivatives (particularly long futures contracts, related options and long swap contracts) instead of investing directly in securities. Because a foreign derivative generally only provides a return in local currency, the Fund may purchase a foreign currency forward in conjunction with using foreign equity derivatives to achieve the effect of investing directly.

Risk Management: The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be optimal exposure to individual countries and issuers. The Fund may from time to time use such derivatives prior to actual sales and purchases.

Foreign Currency: Forward sales and purchases of foreign currency contracts may be used to: (1) take active overweighted and underweighted positions in particular bond markets and currencies relative to the Fund's performance benchmark, if any; (2) hedge currency exposure embedded in foreign securities; (3) buy currency in advance to settle security purchases; (4) cross-hedge currency risks; and (5) create synthetic foreign bonds in conjunction with bond futures.

Other Uses of Swaps: The Fund may employ additional strategies to help implement the Fund's investment strategies. As an example, the Fund may use total return swaps to gain investment exposure to fixed income securities where direct ownership is either not legally possible or is economically unattractive.

Leverage: The Fund is not subject to any limits on the extent to which derivatives may be used or with respect to the absolute face value of the derivative positions. As a result, to the extent the Fund engages in derivatives transactions, it may be leveraged if measured in terms of aggregate exposure of its assets. However, to the extent the Fund engages in derivatives transactions, the Manager may seek to manage the effective market exposure of the Fund by controlling the projected "tracking error" relative to a designated performance benchmark. "Tracking error" is a measure of the risk of the Fund's portfolio return relative to that performance benchmark. It is a calculation of the standard deviation of the returns of the Fund's portfolio less the performance benchmark.

USE OF DERIVATIVES BY THE FUND

   TYPES OF DERIVATIVES USED BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Futures contracts and related options on bonds as well as baskets or indexes of securities Options on bonds and other securities

Swap contracts, including interest rate swaps, total return swaps, and credit default swaps Structured notes

   USES OF DERIVATIVES BY THE FUND (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS)

Hedging

      Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

      Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of a significant demand for cash redemptions (or otherwise has a significant need for cash), the Fund may sell futures contracts or enter into short swap contracts to allow it to dispose of securities in a more orderly fashion.

Investment

      The Fund is not subject to any limit on the extent to which derivatives may be used or on the absolute face value of its derivative positions. As a result, to the extent the Fund engages in derivatives transactions, the Fund may be leveraged in terms of aggregate exposure of its assets. The Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to a designated performance benchmark.

      The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) in place of investing directly in securities. Because a foreign derivative generally only provides a return in local currency terms, the Fund may purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

Risk Management

      The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be optimal exposure to individual countries and issuers. The Fund may from time to time use these transactions prior to actual sales and purchases.

Other Uses

      In general, the Fund may use total return swaps and credit default swaps to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security, basket of securities, or index underlying the derivative exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively. With credit default swaps, the Fund receives what is, in effect, an insurance premium, and, in return, is obligated to pay the par (or other agreed-upon) value of certain bonds or loans upon issuer default (or similar events).

      Often the debt instruments in which the Fund may invest may not be available with precisely the duration or other interest rate terms that the Manager would prefer. The Manager may decide to alter the interest rate exposure of these debt instruments by employing interest rate swaps. The Fund can then maintain its investment in the credit of the issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and the counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

   FOREIGN CURRENCY DERIVATIVE TRANSACTIONS USED BY THE FUND

Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

   USES OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Hedging

      Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into U.S. dollars the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

      Anticipatory Hedging: If the Fund enters into a contract for the purchase or anticipates the need to purchase a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

      Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

      The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

      Subject to the certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

      The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

      1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the forgoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

      2. The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

      3. The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

      4. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

      5. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

      6. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

      7. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

      8. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

      9. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variational margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

      The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

      1. The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

      2. The Fund may not make an investment for the purpose of gaining control of a company's management.

      3. The Fund may not invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

            Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

            For so long as the SEC maintains the position that most swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

      4. The Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

      Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

      The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

      The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute at least annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income. The Fund also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large shareholder redemptions of the Fund.

                                      TAXES

TAX STATUS AND TAXATION OF THE FUND

      The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

(b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

(c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies ("underlying funds"), and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below). In the case of a Fund's investments in loan participations, the Fund shall treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement.

      In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership
(i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of paragraph (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

      If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below).

      If the Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of excise tax amount deemed by the Fund to be de minimis).

      Capital losses in excess of capital gains ("Net Capital Losses") are not permitted to be deducted against other income. A Fund may carry Net Capital Losses forward for eight years. However, a Fund will not be able to utilize any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All Net Capital Losses carried forward are treated as short term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are utilized. While the issuance or redemption of shares in a Fund will generally not affect the Fund's ability to use Net Capital Losses in succeeding taxable years, the Fund's ability to utilize Net Capital Losses may be limited as a result of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5 percent of the stock of the Fund.

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

      The Fund's shareholders will include other funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other funds of distributions by those funds or of the sale of shares of those funds. Shareholders of those funds should consult the prospectuses and statements of additional information of those funds for a discussion of the tax consequences to them.

      The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gains if the shares have been held for more than one year and as short-term capital gains if the shares have been held for not more than one year. However, depending on a shareholder's percentage ownership in the Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable as ordinary income in an amount equal to the full amount of the distribution, rather than capital gain income.

      For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable to shareholders as ordinary income. For taxable years beginning on or before December 31, 2008, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

      In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the qualified dividend income received by the Fund during any taxable year is 95% or more of its gross income, then 100% of the Fund's dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

      If the Fund receives dividends from an underlying fund, and the underlying fund designates such dividends as "qualified dividend income," then the Fund may, in turn, designate a portion of its distributions as "qualified dividend income" as well, provided the Fund meets the holding period and other requirements with respect to shares of the underlying fund.

      Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning on or before December 31, 2008.

      Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

      A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

      If the Fund makes a distribution to its shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

      Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

      Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the Fund as an investment through such plans.

BACKUP WITHHOLDING

      The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's Federal income tax return.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

      Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of Capital Gain Dividends paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

      Under the American Jobs Creation Act of 2004 (the "2004 Act"), effective for taxable years of the Fund beginning after December 31, 2004 and before January 1, 2008, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, that is within certain foreign countries that have inadequate information exchange with the United States, or to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (the "interest-related dividends"), and (ii) with respect to distributions (other than distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund (the "short-term capital gain dividends"). The Fund may opt not to designate dividends as interest-related dividends or short-term capital gain dividends to the full extent permitted by the Code.

      The fact that the Fund may achieve its investment objective by investing in underlying funds will generally not adversely affect the Fund's ability to pass on to foreign shareholders the full benefit of the interest-related dividends and short-term capital gain dividends that it receives from its underlying investments in the funds, except possibly to the extent that (i) interest-related dividends received by the Fund are offset by deductions allocable to the Fund's qualified interest income or (ii) short-term capital gain dividends received by the Fund are offset by the Fund's net short- or long-term capital losses, in which case the amount of a distribution from the Fund to a foreign shareholder that is properly designated as either an interest-related dividend or a short-term capital gain dividend, respectively, may be less than the amount that such shareholder would have received had they invested directly in the underlying funds.

      If a beneficial holder who is a foreign shareholder has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at ordinary income tax rates.

      The 2004 Act modifies the tax treatment of distributions from the Fund that are paid to a foreign shareholder and are attributable to gain from "U.S. real property interests" ("USRPIs"), which the Code defines to include direct holdings of U.S. real property and interests (other than solely as a creditor) in "U.S. real property holding corporations" such as REITs. The Code deems any corporation that holds (or held during the previous five-year period) USRPIs with a fair market value equal to 50% or more of the fair market value of the corporation's U.S. and foreign real property assets and other assets used or held for use in a trade or business to be a U.S. real property holding corporation; however, if any class of stock of a corporation is traded on an established securities market, stock of such class shall be treated as a USRPI only in the case of a person who holds more than 5% of such class of stock at any time during the previous five-year period. Under the 2004 Act, which is generally effective for taxable years of regulated investment companies beginning after December 31, 2004 and which applies to dividends paid or deemed paid on or before December 31, 2007, distributions to foreign shareholders attributable to gains from the sale or exchange of USRPIs will give rise to an obligation for those foreign shareholders to file a U.S. tax return and pay tax, and may well be subject to withholding under future regulations.

      Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met, or (iii) the shares constitute USRPIs or (effective for taxable years of the Fund beginning after December 31, 2004) the Capital Gain Dividends are paid or deemed paid on or before December 31, 2007 and are attributable to gains from the sale or exchange of USRPIs. Effective after December 31, 2004, and before January 1, 2008, if the Fund is a U.S. real property holding corporation (as described above) the Fund's shares will nevertheless not constitute USRPIs if the Fund is a "domestically controlled qualified investment entity," which is defined to include a RIC that, at all times during the shorter of the 5-year period ending on the date of the disposition or the period during which the RIC was in existence, had less than 50 percent in value of its stock held directly or indirectly by foreign shareholders. Foreign shareholders in the Fund should consult their tax advisors with respect to the potential application of the 2004 Act.

FOREIGN TAXES

      The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains which will decrease the Fund's yield. Foreign withholding taxes may be reduced under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of non-U.S. shareholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions. The Fund may, at times, have a significant number of non-U.S. investors.

      If, at the end of the fiscal year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or securities of foreign corporations, the Fund may make an election with respect to the relevant Fund which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such a case, the amounts of qualified foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

      Under current law, the Fund cannot pass through to shareholders foreign tax credits borne in respect of foreign securities income earned by underlying funds. In general, the Fund may only elect to pass through to its shareholders foreign income taxes it pays provided that it directly holds more than 50% of its assets in foreign stock and securities at the close of its taxable year. Foreign securities held indirectly through an underlying fund do not contribute to this 50% threshold. Due to the complexity and uncertainty surrounding the appropriate U.S. treatment of some foreign country withholding taxes, the Fund may opt not to pass through to shareholders all or some of the foreign taxes paid by the Fund.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

      Certain of the Fund's investments, including investments in mortgage-backed and other asset-backed securities, assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "indexed securities" (including inflation indexed bonds), may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

      The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles, swaps, swaptions, and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing, and character of distributions to shareholders.

      The Fund's participation in repurchase agreements and loans of securities may affect the amount, timing and character of distributions to shareholders. With respect to any security subject to a repurchase agreement or a securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in "Foreign Taxes," above.

      If the Fund invests in shares of underlying funds taxed as regulated investment companies, its distributable income and gains will normally consist, in part, of distributions from underlying funds and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund realizes net losses on its investments for a given taxable year, the

Fund will not be able to recognize its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund). As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the underlying funds.

      Depending on the Fund's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Fund's redemption of shares of such underlying fund may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund. This would be the case where the Fund holds a significant interest in an underlying fund and redeems only a small portion of such interest.

      Special tax considerations apply if the Fund investments in investment companies taxed as partnerships. In general, the Fund will not recognize income earned by such an investment company until the close of the investment company's taxable year. However, the Fund will recognize such income as it is earned by the investment company for purposes of determining whether it is subject to the 4 percent excise tax. Therefore, if the Fund and such an investment company have different taxable years, the Fund may be compelled to make distributions in excess of the income recognized from such an investment company in order to avoid the imposition of the 4 percent excise tax.

      The Fund's investments in certain passive foreign investment companies ("PFICs") could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, if a Fund is in a position to treat such a passive foreign investment company as a "qualified electing fund" ("QEF"), the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. Alternately, a Fund may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. A fund that indirectly invests in PFICs by virtue of the fund's investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections. Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income."

      A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

LOSS OF REGULATED INVESTMENT COMPANY STATUS

      The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements or in the case of high redemption levels. If the Fund were to not qualify for taxation as a regulated investment company for any taxable year, the Fund's income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income, generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as "qualified dividend income" in the case of shareholders taxed as individuals and
(ii) for the dividends-received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

TAX SHELTER REPORTING REGULATIONS

      If a shareholder realizes a loss on disposition of the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.

      This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

      The following tables present information regarding each Trustee and officer of GMO Trust (the "Trust") as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                             NUMBER OF
NAME, DATE OF BIRTH,                                               PRINCIPAL              PORTFOLIOS IN
       AND                                                       OCCUPATION(S)                 FUND            OTHER
POSITION(S) HELD                                                 DURING PAST 5               COMPLEX       DIRECTORSHIPS
  WITH THE TRUST                   LENGTH OF TIME SERVED             YEARS                   OVERSEEN           HELD
  --------------                   ---------------------             -----                   --------           ----
Donald W. Glazer, Esq.       Chairman of the Board of           Consultant--Business             46              None
Chairman of the Board of     Trustees since March 2005; Lead    and Law(1); Vice Chair
Trustees                     Independent Trustee (September     (since 2002) and
DOB:  07/26/1944             2004- March 2005); Trustee since   Secretary, Provant, Inc.;
                             December 2000.                     Author of Legal Treatises.

-------------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003 and December 31, 2004, these entities paid $469,752 and $373,499, respectively, in legal fees and disbursements to Goodwin.

Jay O. Light                 Since May 1996                     Professor of               46             Director of
Trustee                                                         Business                                     Harvard
DOB:  10/03/1941                                                Administration and                         Management
                                                                Senior Associate                          Company, Inc.
                                                                Dean, Harvard                           and Verde, Inc.;
                                                                University.                                Director of
                                                                                                            Partners
                                                                                                           HealthCare
                                                                                                        System, Inc. and
                                                                                                          Chair of its
                                                                                                           Investment
                                                                                                           Committee.

W. Nicholas Thorndike        Since March 2005                   Director or trustee        46             Director of
Trustee                                                         of various                                  Courier
DOB: 03/28/1933                                                 corporations and                         Corporation (a
                                                                charitable                               book publisher
                                                                organizations,                                and
                                                                including Courier                        manufacturer);
                                                                Corporation (a book                      Member of the
                                                                publisher and                              Investment
                                                                manufacturer) (July                       Committee of
                                                                1989- present);                             Partners
                                                                Putnam Funds                               HealthCare
                                                                (December 1992- June                      System, Inc.
                                                                2004); and
                                                                Providence Journal
                                                                (a newspaper
                                                                publisher) (December
                                                                1986- December 2003).

OFFICERS

                                  POSITION(S) HELD
    NAME AND DATE                       WITH                LENGTH              PRINCIPAL OCCUPATION(S)
       OF BIRTH                       THE TRUST          OF TIME SERVED            DURING PAST 5 YEARS
       --------                       ---------          --------------            -------------------
Scott Eston                     President and Chief   President and Chief   Chief Financial Officer, Chief
DOB:  01/20/1956                Executive Officer     Executive Officer     Operating Officer (2000-present)
                                                      since October 2002;   and Member, Grantham, Mayo, Van
                                                      Vice President,       Otterloo & Co. LLC.
                                                      August 1998 -
                                                      October 2002.

Susan Randall Harbert           Chief Financial       Chief Financial       Member, Grantham, Mayo, Van
DOB:  04/25/1957                Officer and           Officer since         Otterloo & Co. LLC.
                                Treasurer             February 2000;
                                                      Treasurer since
                                                      February 1998.

Brent C. Arvidson               Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB:  06/26/1969                                                            Grantham, Mayo, Van Otterloo &
                                                                            Co. LLC.

Sheppard N. Burnett             Assistant Treasurer   Since September       Vice President, Director of Tax,
DOB: 10/24/1968                                       2004.                 Columbia Management Group
                                                                            (2002-2004) and Senior Tax
                                                                            Manager (2000-2002) and Tax
                                                                            Manager (1999-2000),
                                                                            PricewaterhouseCoopers.

Michael E. Gillespie            Chief Compliance      Since March 2005.     Vice President of Compliance
DOB:  02/18/1958                Officer                                     (June 2004- February 2005) and
                                                                            Director of Domestic Compliance
                                                                            (March 2002- June 2004),
                                                                            Fidelity Investments; Vice
                                                                            President and Senior Counsel,
                                                                            State Street Bank and Trust
                                                                            Company (May 1998- March 2002).

David L. Bohan                  Vice President and    Since March 2005.     Legal Counsel, Grantham, Mayo,
DOB:  06/21/1964                Clerk                                       Van Otterloo & Co. LLC.
                                                                            (September 2003-present);
                                                                            Attorney, Goodwin Procter LLP
                                                                            (September 1996- September
                                                                            2003).

Scott D. Hogan                  Vice President and    Since June 2005;      Legal Counsel, Grantham, Mayo,
DOB:  01/06/1970                Secretary             Acting Chief          Van Otterloo & Co. LLC (Since
                                                      Compliance Officer,   2000) and Senior Legal Product
                                                      October 2004 -        Specialist, Scudder Kemper
                                                      February 2005.        Investments, Inc. (1999-2000).

Julie L. Perniola               Vice President        Vice President,       Anti-Money Laundering Reporting
DOB:  10/07/1970                                      February,             Officer (February 2003- December
                                                      2003-present;         2004) and Chief Compliance
                                                      Anti-Money            Officer (April 1995-present),
                                                      Laundering            Grantham, Mayo, Van Otterloo &
                                                      Compliance Officer,   Co. LLC.
                                                      February
                                                      2003-December 2004.

Cheryl Wakeham                  Vice President and    Since December 2004.  Manager, Client Service
DOB: 10/29/1958                 Anti-Money                                  Administration, Grantham, Mayo,
                                Laundering Officer                          Van Otterloo & Co. LLC (February
                                                                            1999-present).

      TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Prior to March 24, 2005, the Board of Trustees had two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. Mr. Glazer and Mr. Light were members of the Independent Trustees/Audit Committee. During the fiscal year ended February 28, 2005, the Independent Trustees/Audit Committee held nine meetings. Mr. Glazer and Mr. Light also were members of the Pricing Committee, and R. Jeremy Grantham (who served as an interested Trustee until March 2005) was an alternate member of the Pricing Committee. During the fiscal year ended February 28, 2005, the Pricing Committee held seven meetings.

Effective March 24, 2005, the Independent Trustees/Audit Committee was renamed the "Audit Committee" and the Board formed a third standing committee, the "Governance Committee." The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds' securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds' securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston,

Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

In determining to approve the renewal of the investment management agreements of the Funds for an additional twelve month period commencing June 30, 2005, the Trustees, each of whom is not an "interested person" of the Trust, considered information that they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. The investment management agreement for each Fund was considered separately; however, the Trustees noted the common interests of the Funds. The Trustees considered information relevant to the renewal of the agreements at meetings throughout the year. In addition, the Trustees met May 19, 2005 with their independent legal counsel and the Funds' independent chief compliance officer to discuss extensive materials provided by the Manager to the Trustees for purposes of considering the renewal of the management agreements. At the conclusion of the meeting, the Trustees instructed their counsel to request additional information from the Manager, which was furnished by the Manager and/or addressed by the Manager at a meeting of the Trustees on June 2, 2005. Matters considered by the Trustees included the following:

The Trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience, and number of investment professionals and other personnel providing services under the investment management agreements. The Trustees also received information concerning the investment philosophy and investment process applied by the Manager in managing the Funds, and evaluated the level of skill required to manage the Funds. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees also took into account the time and attention devoted by senior management to the Funds. The Trustees considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage.

The Trustees considered the quality of the services provided by the Manager to the Funds. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Funds. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading and business conduct of its officers and employees), the procedures by which the Manager allocates trades among its investment advisory clients, the Manager's and the Funds' proxy voting policies and procedures, the integrity of the systems in place to ensure compliance with the foregoing, and the record of the Manager in these matters. The Trustees also received information concerning the standards of the Manager with respect to the execution of portfolio transactions.

The Trustees considered the scope of the services provided by the Manager to the Funds under the investment management agreements and shareholder service agreements. The Trustees noted that the standard of care set forth in the investment management agreements was comparable to that found in most mutual fund investment management agreements. The Trustees noted that the scope of the Manager's services to the Funds was consistent with the Funds' operational requirements, including, in addition to seeking to achieve the Funds' investment objectives, compliance with the Funds' investment restrictions, tax and reporting requirements, and related shareholder services. The Trustees considered the Manager's management of non-advisory services provided by persons other than the Manager, considering, among other things, each Fund's total expenses and the reputation of the Funds' other service providers.

After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the nature, extent, and quality of services provided supported the renewal of the agreements.

The Trustees also considered information relating to each Fund's investment performance relative to its performance benchmark(s), relative to the performance of other accounts with similar objectives managed by the Manager, and relative to funds with similar objectives managed by other managers. The Trustees reviewed performance over various periods, including one, five and ten year periods, where applicable, information prepared by Lipper Inc., the volatility of the Funds' returns, as well as factors identified by the Manager as contributing to the Funds' performance. The Trustees noted the generally positive long-term performance of the Funds and discussed in detail those Funds where that did not appear to be the case. In certain instances the Trustees requested additional performance information from the Manager. The Trustees reviewed the additional performance information and had further discussions with the Manager. In the case of GMO Real Estate Fund, the Trustees considered the Manager's explanation as to the Fund's performance and the Manager's efforts to improve the Fund's performance in future periods. The Trustees also considered the competence of the personnel responsible for managing the Funds, the support those personnel received from the Manager, the investment techniques used to manage the Funds, and the overall competence of the Manager. With respect to each Fund, the Trustees concluded that the Fund's performance and, in the case of GMO Real Estate Fund, the Manager's explanation and efforts for improvement, supported the renewal its agreement.

The Trustees also gave substantial consideration to the fees payable under the agreements. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives, and noted that the advisory fees and expense ratios of the Funds compared very favorably to those of most other comparable funds included in the report. Each Fund's (except U.S. Sector Fund's) advisory fee ranked in the first quintile in its Lipper-determined expense group; U.S. Sector Fund's advisory fee ranked in the second quintile. In addition, each Fund's (except Inflation-Indexed Bond Fund's) total expense ratio for its Class III shares ranked in the first quintile in its Lipper-determined expense group; Inflation-Indexed Bond Fund's total expense ratio for its Class III shares ranked in the second quintile. In evaluating the Funds' advisory fees, the Trustees also took into account the sophistication of the investment techniques used to manage each of the Funds, and reviewed information provided by the Manager regarding fees paid by its separate account clients and non-proprietary mutual fund clients. The Trustees also evaluated the Manager's profitability with respect to the Funds. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Funds directly to the Manager, but also so-called "fallout benefits" to the Manager such as the receipt of shareholder servicing fees pursuant to the Trust's servicing agreements, and reputational value derived from serving as investment manager to the Funds. The Trustees regarded the ability of the Funds to establish a public record of their performance also to be a fallout benefit to the Manager because of the opportunity that record creates for the Manager to increase assets under management by, for example, attracting new clients, expanding existing client relationships and becoming a subadviser under arrangements in which the funds are advised and distributed by an organization with strong retail sales capabilities. The Trustees also considered possible economies of scale to the Manager, and concluded that the fees payable under the agreements appropriately reflected economies of scale associated with managing the

Funds. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the advisory fees charged to the Funds were fair and reasonable, and that the Manager's profitability in relation to the Funds was not excessive.

At the meeting of the Trustees on June 2, 2005, the Manager presented additional information regarding certain of the Funds and discussed with the Trustees issues identified by the Trustees. The Trustees, each of whom is not an "interested person" of the Trust, stated that, based on their evaluation of all factors that they deemed to be material, including those factors described above, they had concluded that each Fund's investment management agreement should be renewed for an additional twelve month period commencing June 30, 2005.

 Trustee Fund Ownership

      The following table sets forth ranges of the current Trustees' direct beneficial share ownership in Funds of the Trust as of December 31, 2004.

                                                                                 AGGREGATE DOLLAR RANGE OF SHARES
                                                                                      DIRECTLY OWNED IN ALL
                                                   DOLLAR RANGE OF              FUNDS OF THE TRUST (WHETHER OR NOT
                                                 SHARES OF THE FUND                     OFFERED HEREUNDER)
         NAME                                      DIRECTLY OWNED                      OVERSEEN BY TRUSTEE
         ----                                      --------------                      -------------------
NON-INTERESTED TRUSTEES
Jay O. Light                                            None                                   None

Donald W. Glazer                                        None                              over $100,000

W. Nicholas Thorndike*                                  None                                   None

----------
*     Mr. Thorndike was not elected as Trustee until March, 2005.

      The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                                               AGGREGATE DOLLAR RANGE OF SHARES
                                                                                   INDIRECTLY OWNED IN ALL
                                                    DOLLAR RANGE OF           FUNDS OF THE TRUST (WHETHER OR NOT
                                                  SHARES OF THE FUND                  OFFERED HEREUNDER)
         NAME                                      INDIRECTLY OWNED                  OVERSEEN BY TRUSTEE
         ----                                      ----------------                  -------------------
NON-INTERESTED TRUSTEE

Donald W. Glazer                                    $10,001-$50,000                     Over $100,000

Non-Interested Trustee Ownership of Securities Issued by the Manager

None.

Non-Interested Trustee Ownership of Related Companies

The following table sets forth information about securities owned by current non-interested trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                            NAME OF
                         OWNER(S) AND
       NAME OF           RELATIONSHIP                            TITLE OF
NON-INTERESTED TRUSTEE    TO TRUSTEE           COMPANY             CLASS      VALUE OF SECURITIES      % OF CLASS
----------------------    ----------           -------             -----      -------------------      ----------
Jay O. Light                  N/A                None               N/A               N/A                 N/A

Donald W. Glazer             Self          GMO Tax-Managed        Limited          $ 420,726             4.20%(2)
                                           Absolute Return      partnership
                                           Fund, a private     interest-Class
                                          investment company         C
                                            managed by the
                                              Manager.(1)
                                          GMO Multi-Strategy      Limited          $ 418,351             0.38%(2)
                                          Fund (Onshore), a     partnership
                                          private investment   interest-Class
                                          company managed by         A
                                            the Manager.(1)
                                              GMO Brazil          Limited          $       0             1.95%
                                         Sustainable Forest     partnership
                                         Fund, LP, a private     interest
                                          investment company
                                              managed by
                                         Renewable Resources
                                          LLC, an affiliate
                                          of the Manager.(3)
                                              GMO Brazil          Limited          $       0             2.02%
                                           Sustainable Forest   partnership
                                            Fund 2, LP, a        interest
                                          private investment
                                          company managed by
                                         Renewable Resources
                                          LLC, an affiliate
                                           of the Manager.(3)
W. Nicholas Thorndike(4)      N/A                None               N/A                  N/A              N/A

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

(4)   Mr. Thorndike was not elected as Trustee until March, 2005.

      REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each the

Chairman of the Trust's standing committees and Chairman of the Board of Trustees receive an annual fee. Each Trustee is also paid a fee for participating in in-person and telephone meetings of the Board of Trustees and committees and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

      Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 28, 2005:

                                    AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                  COMPENSATION      BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
  NAME OF PERSON, POSITION        FROM THE FUND          OF FUND EXPENSES           RETIREMENT         FROM THE TRUST
----------------------------      -------------          ----------------           ----------         --------------
Jay O. Light, Trustee               $14,463                   N/A                     N/A                $165,195

Donald W. Glazer, Esq.,             $15,048                   N/A                     N/A                $169,975
Trustee
W. Nicholas Thorndike*,               --                      N/A                     N/A                   --
Trustee

---------
* Mr. Thorndike was elected as a Trustee in March 2005 and, therefore, did not receive any compensation from the Trust during the fiscal year ended February 28, 2005.

      Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by the Fund of the Trust. Mr. Hogan received compensation from the Trust in respect of his duties as the Trust's Acting Chief Compliance Officer during the fiscal year ended February 28, 2005, but no Fund paid Mr. Hogan more than $60,000 in aggregate compensation.

      As of June 4, 2005, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

      CODE OF ETHICS. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

      As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure--Management of the Trust," under the Management Contract

(the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

      The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund for all of the Fund's total annual operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2006.

      The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

      The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

      Since the commencement of its operations, the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division, which is comprised of investment professionals associated with the Manager. The Fixed Income Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      The following table sets forth additional information about Mr. William Nemerever and Mr. Thomas Cooper, the senior members of the Fixed Income Division. The information provided is as of February 28, 2005, the Trust's most recently completed fiscal year.

                   REGISTERED INVESTMENT COMPANIES MANAGED
                       (INCLUDING NON-GMO MUTUAL FUND       OTHER POOLED INVESTMENT VEHICLES MANAGED      SEPARATE ACCOUNTS MANAGED
SENIOR MEMBERS           SUBADVISORY RELATIONSHIPS)                       (WORLD-WIDE)                           (WORLD-WIDE)
--------------           --------------------------                       ------------                           ------------
                       Number of                                 Number of                            Number of
                      accounts(1)        Total assets(1)         accounts        Total assets         accounts     Total assets
Thomas Cooper and
William Nemerever         14             $11,174,467,519.35         24           $2,665,889,384.51       9       $1,293,955,459.32

                   REGISTERED INVESTMENT COMPANIES MANAGED
                          FOR WHICH GMO RECEIVES A
                      PERFORMANCE-BASED FEE (INCLUDING     OTHER POOLED INVESTMENT VEHICLES MANAGED     SEPARATE ACCOUNTS MANAGED
                       NON-GMO MUTUAL FUND SUBADVISORY       (WORLD-WIDE) FOR WHICH GMO RECEIVES A     (WORLD-WIDE) FOR WHICH GMO
                               RELATIONSHIPS)                        PERFORMANCE-BASED FEE          RECEIVES A PERFORMANCE-BASED FEE
                   --------------------------------------- ---------------------------------------- --------------------------------
                       Number of                                Number of                             Number of
                       accounts          Total assets           accounts        Total assets          accounts      Total assets
Thomas Cooper and
William Nemerever         0                   0                     0                0                    3         $712,537,644.01

-------
(1)   Includes the Fund.

Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and the other accounts. GMO believes several factors limit those conflicts. First, the Manager maintains trade allocation policies which seek to ensure such conflicts are managed appropriately. Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts. Third, GMO's investment divisions and GMO's Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows. Fourth, the fact that the investment programs of most of the Funds and other similar accounts are determined based on quantitative models imposes discipline and constraint on the GMO investment divisions.

The senior members are members (partners) of GMO. The compensation of each senior member consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee determines the base salary, taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. GMO's Compensation Committee also determines the level of partnership interest, taking into account the individual's contribution to GMO and its mission statement. The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base, bonus and other compensation. GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

As of February 28, 2005, neither Mr. Cooper nor Mr. Nemerever beneficially owned any shares of the Fund.

      Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

      Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

      Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

      The Manager effects purchases and sales of portfolio securities for the Fund and for its other investment advisory clients with a view to achieving their respective investment objectives. Thus, some clients may purchase or sell a particular security while others do not. Likewise, some clients may purchase a particular security that other clients are selling. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

      Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

      Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager seeks the best price and execution available, except to the extent it is permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves many considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

      Over-the-counter transactions often involve dealers acting for their own account. The Manager's policy is to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

      Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives research services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses research from brokers in servicing other clients as well as the Fund.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

      The Trust did not pay, on behalf of the Fund, any brokerage commissions with respect to the Fund's three most recently completed fiscal years (the Fund commenced operations on November 26, 2002).

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

      The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

      Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available on the Fund's website at and on the Securities and Exchange Commission's website at www.sec.gov.

                        DISCLOSURE OF PORTFOLIO HOLDINGS.

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of its holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Fund's prospectus describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's prospectus describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendor, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. He also is required to report his decision to the Board of Trustees.

GMO regularly reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

         NAME OF RECIPIENT                                   FUNDS                        PURPOSE OF DISCLOSURE
         -----------------                                   -----                        ---------------------
Investors Bank & Trust Company               U.S.  Equity  Funds,  Fixed Income Funds,  Custodial and securities
                                             and GMO U.S. Sector Fund                   lending services

                                             All Funds                                  Compliance testing
Brown Brothers Harriman & Co.                International Equity Funds                 Custodial services and
                                                                                        compliance testing

Boston Global Advisors                       International Equity Funds                 Securities lending services

PricewaterhouseCoopers LLP                   All Funds                                  Independent registered
                                                                                        public accounting firm

Institutional Shareholder Services           All Funds                                  Corporate actions services

Interactive Data                             International Equity Funds                 Fair value pricing

FactSet                                      All Funds                                  Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

       NAME OF RECIPIENT                                       PURPOSE OF DISCLOSURE
       -----------------                                       ---------------------
Epstein & Associates, Inc.                   Software provider for  Code of Ethics monitoring system

Financial Models Company Inc.                Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

      The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

      Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; International Core Plus Allocation Fund, Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Balanced Allocation Fund; World Opportunities Equity Allocation Fund; and Developed World Stock Fund. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

      The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

      The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

      The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

      As of June 2, 2005, no shareholder held greater than 25% of the outstanding shares of the Fund. As of June 3, 2005, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

      Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and
(ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

      Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and
(ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

      No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

      Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

      The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Short-Duration Collateral Fund as of June 2, 2005:

             Name and Address                                       % Ownership
             ----------------                                       -----------
GMO Core Plus Bond Fund                                                27.4
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Currency Hedged International Bond Fund                            23.1
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Domestic Bond Fund                                                 18.0
C/O GMO
40 Rowes Wharf
Boston, MA 02110

             Name and Address                                       % Ownership
             ----------------                                       -----------
GMO International Bond Fund                                             8.6
C/O GMO
40 Rowes Wharf
Boston, MA 02110

                              FINANCIAL STATEMENTS

      The audited financial statements for the GMO Short-Duration Collateral Fund for the fiscal year ended February 28, 2005 included in the Trust's Annual Reports filed with the Securities and Exchange Commission pursuant to Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

      Following is a computation of the total offering price per share for the GMO Short-Duration Collateral Fund based upon its net asset value and shares of beneficial interest outstanding at the close of business on February 28, 2005:

Net Assets at Value (Equivalent to $25.33 per share based
on 137,556,981 shares of beneficial interest)                                   $3,483,889,180

Offering Price                                                                  $        25.33

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      MOODY'S. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

         1.       An application for rating was not received or accepted.

         2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

         3. There is lack of essential data pertaining to the issue or issuer.

         4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.     DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix C

                      ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix C

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a case-by-case basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

             Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix C

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix C

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix C

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix C

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2005

                        GMO SPECIAL PURPOSE HOLDING FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO SPECIAL PURPOSE HOLDING FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

         This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2005, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO SPECIAL PURPOSE HOLDING FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). The Fund is presently closed to new subscriptions and additional investments from existing shareholders. The Fund's shares are held by other funds of the Trust and certain other accredited investors.

         The Manager does not charge the Fund any management or service fees. In addition, the Manager will reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) through at least June 30, 2006. The costs incurred in connection with the Fund's pursuit of legal claims arising from the Fund's investment in the NPF Securities are being treated as extraordinary expenses.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for policies specifically identified in this Private Placement Memorandum or in the SAI as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and strategy without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is total return.

         As of the date of this Private Placement Memorandum, the Fund's investments consist primarily of: (i) units of GMO SPV I, LLC (the "SPV"), a special purpose vehicle that holds an interest in liquidating trusts (described below) related to certain defaulted asset-backed securities (the "NPF Securities") issued by NPF VI, Inc. and NPF XII, Inc. (the "Issuers"), special purpose corporations organized by National Premier Financial Services ("NPFS"), a subsidiary of National Century Financial Enterprises ("NCFE"), (ii) claims against various parties arising out of the Fund's purchase of the NPF Securities, and (iii) cash and cash items. The Fund expects that any new investments will be made primarily in cash, cash items, and high quality debt securities.

         As noted above, one of the Fund's principal investments is units of SPV, which in turn holds an interest in liquidating trusts related to the NPF Securities. In November 2002, NCFE defaulted on its obligations with respect to the NPF Securities (health care asset-backed receivables). The NPF Securities had been acquired by the Fund prior to this default. NCFE and its affiliates are alleged to have violated the terms of the bonds' indentures by, among other things, purportedly spending cash collateral, accepting collateral other than permitted receivables, moving receivables between trusts to meet compliance tests and reimbursing health care providers for more than the value of receivables purchased. NCFE, its affiliated operations (including NPFS and the Issuers), and many of the health care providers declared bankruptcy.

         In November 2002, the NPF Securities were transferred to the SPV to facilitate the redemption of the NPF Securities in-kind, if necessary, to protect the interests of non-redeeming shareholders. In connection with the Fund's placement of the NPF Securities in the SPV, the Fund assigned to the SPV the right to any proceeds received in connection with any claims or actions against various parties arising out of the Fund's purchase of the NPF Securities (including those described below). The Fund's pro rata portion of the costs associated with the Fund's attempted recovery of losses associated with the NPF Securities will be borne by the Fund, subject to a priority reimbursement of such costs by SPV in the event SPV receives any proceeds in connection with any claims or actions.

         In 2003, the Fund joined with certain other holders of the NPF Securities in filing a lawsuit against certain parties related to the NCFE offerings, including the indenture trustees, underwriters, and certain other parties. In April 2004, a plan of liquidation was approved by the bankruptcy court with respect to NCFE and its affiliated operations (including NPFS and the Issuers) and, pursuant to such plan, the Fund is eligible to receive, on account of the NPF Securities, one or more cash distributions and interests in certain liquidating trusts and/or escrows through which additional distributions may be subsequently received. SPV received distributions, which were distributed, less expenses, to holders of the SPV, including the Fund. SPV also received interests in liquidating trusts, which it continues to hold. The ultimate amount of losses and costs associated with the NPF Securities that may be recovered by the Fund (through investment in the SPV) is unknown at this time.

         As of the date of this Private Placement Memorandum, the Fund's investment in the SPV represents approximately 92% of the Fund's net assets.

         The cash items and high quality debt securities in which the Fund may invest may include money market instruments, such as securities issued by the U.S. government and agencies thereof (including securities neither guaranteed nor insured by the U.S. government), bankers' acceptances, commercial paper, bank certificates of deposit, and money market mutual funds. The Fund is also permitted to invest in debt securities of any quality or type, including governmental and corporate and other private issuers.

         PRINCIPAL RISKS

         The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  Litigation-Related Risk

         The ultimate amount of the Fund's recovery (through its investment in the SPV) of losses on the defaulted NPF Securities and the total costs the Fund may incur with respect to its funding of litigation related to the NPF Securities is unknown at this time. Therefore, the Fund is subject to the risk that the SPV may ultimately be unable to recover all of the losses related to the NPF Securities

(i.e., the Fund only recovers a portion of the losses). This could occur because an insufficient amount of money or other assets are paid to the SPV out of the bankruptcy estates of NCFE, its affiliated operations, and certain other related entities and/or are paid to the Fund in connection with litigation related to the NPF Securities. In addition, any cash reserves of the Fund and any recovery by the Fund as a result of the litigation or bankruptcy claims may be used to offset costs with respect to the litigation rather than to recover losses on the defaulted NPF Securities. The Fund (through its investment in SPV) has received distributions out of the bankruptcy estate of NCFE and its affiliated operations, but it is unknown at this time whether more distributions may follow. In addition, the amount of time it may take to settle any litigation is unknown at this time.

         -  Liquidity Risk

         The Fund is exposed to liquidity risk when limited trading volume, lack of a market maker, or legal restrictions, impair the Fund's ability to sell particular securities at an advantageous price. Liquidity risk may be particularly pronounced for the Fund due to the nature and size of its investment in the NPF Securities (through the SPV). The Fund may be exposed (through the SPV) to the NPF Securities for an indefinite period of time and may experience a substantial loss in the event the SPV sells the NPF Securities.

         -  Non-Diversification Risk

         Investing in securities from many different issuers can reduce overall risk while investing in securities of a relatively small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in the securities of a relatively small number of issuers. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques are more pronounced than if the Fund were "diversified."

         -  Market Risk--Fixed Income Securities

         The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the securities owned by the Fund. The following summarizes certain general market risks associated with investments in fixed income securities.

         The value of the Fund's fixed income investments (including bonds and notes) typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for fixed income securities with longer maturities for portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations.

         -  Credit Risk

         This is the risk that the issuer or guarantor of a fixed income security will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the securities it owns will have their credit ratings downgraded or will default, potentially reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their subdivisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). When a fixed income security is not rated, the Manager may have to assess the risk of the security itself.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Below investment grade securities offer the potential for higher investment returns than higher-rated securities. However, junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         -  Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there is no assurance that the Manager will achieve the desired results.

FEES AND EXPENSES

         The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES (expenses that are paid from Fund assets as a percentage of average daily net assets):

Management Fee.......................................................................................... 0.00%
Other Operating Expenses................................................................................ 0.67%
Total Annual Operating Expenses......................................................................... 0.67%
     Expense Reimbursement.............................................................................. 0.68%(1)
NET ANNUAL EXPENSES..................................................................................... (0.01)%(1)

(1) The Manager has contractually agreed to reimburse the Fund for its operating expenses (excluding fees and expenses (including legal fees) of the independent Trustees of the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes) until at least June 30, 2006. The costs incurred in connection with the Fund's pursuit of legal claims arising from the Fund's investment in the NPF Securities are being treated as extraordinary expenses. The Fund's expense ratio was (0.01)% as a result of a payment from the SPV to the Fund on May 19, 2004 to reimburse the Fund for legal expenses previously borne by the Fund. The Manager expects the Fund's net expense ratio for the fiscal year ending February 28, 2006 to be 0.00%.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         The Fund is a series of the Trust, which is advised and managed by GMO, 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company, founded in 1977. As of May 31, 2005, GMO managed on a worldwide basis more than $87 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

         Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management services provided to the Fund.

         A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract will be included in the shareholders' report for the period during which the Trustees approved such contract.

         GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         William Nemerever and Thomas Cooper are the senior members of the Fixed Income Division. As directors and senior members of the Fixed Income Division, Mr. Nemerever and Mr. Cooper allocate responsibility for portions of the Fund's portfolio to various members of the Division, oversee the implementation of trades on behalf of the Fund, review the overall composition of the portfolio, including ensuring compliance with its stated investment objective and strategies, and monitor cash flows.

         Mr. Nemerever and Mr. Cooper each has served as senior member of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Nemerever and Mr. Cooper are responsible for the portfolio management of all global fixed income portfolios. Each has served as co-director of global fixed income since 1993. Mr. Nemerever and Mr. Cooper are both CFA charterholders.

         The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.


         CUSTODIAN, FUND ACCOUNTING, AND TRANSFER AGENT

         Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116 serves as the Fund's custodian, Fund accounting agent, and transfer agent.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or

         -        Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -        Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         In certain cases, a significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         The Fund is presently closed to all new subscriptions and additional investments from existing shareholders. To the extent the Fund determines to accept new or additional subscriptions, it will do so only from "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         All investments are made at the net asset value per share next determined after a purchase order and payment for the investment are received by the Fund from each accredited investor. In other words, if your purchase order and payment are received prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If your purchase order and payment are received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

         There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

         To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation also may be required. If the Fund is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

         Shares may be purchased (i) in cash, (ii) in exchange for securities subject to the determination by the Manager that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by you from the issuer. Upon the exchange, you may realize a gain or loss for federal income tax purposes, depending upon your basis in the securities tendered. The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund;
(2) you represent and agree that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of other GMO Funds, including the Fund, after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the other GMO Funds are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

         The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

         In addition to the policies and procedures with respect to frequent trading, the Trustees have adopted pricing policies that generally provide for the fair valuation of foreign equity securities on a daily basis, as described in "Determination of Net Asset Value" on page 6. The fair value pricing of foreign equity securities reduces the profit potential of frequent trading strategies.

         The Fund may be distributed through financial intermediaries who submit net purchase and redemption orders through omnibus accounts. These omnibus accounts engage in frequent transactions due to the daily trading activity of underlying shareholders. Because transactions by omnibus accounts represent net transactions, the Fund's ability to detect and prevent frequent trading strategies is limited and dependent upon the cooperation of the intermediary in enforcing the Fund's policies. The Fund reserves the right to reject any order or terminate the sale of Fund shares through a particular intermediary at any time.

REDEMPTION OF FUND SHARES

         You may redeem all or a portion of your investment on any day the NYSE is open for business. The redemption price of a share of the Fund is the net asset value per share next determined after the redemption request is received in proper form. In other words, if a redemption request is received in proper form prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price is the net asset value per share determined on that day for the Fund shares to be redeemed. If a redemption request is received in proper form after the close of regular trading on the NYSE, the redemption price is the net asset value per share determined on the next business day for the Fund shares to be redeemed. Proceeds of the redemption will be paid as promptly as possible but in any event within seven days after receipt of the request.

         If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days when the NYSE is closed for other than weekends or holidays, during periods when trading on the NYSE is restricted, during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund, or during any other period permitted by the Securities and Exchange Commission for your protection.

         Top Funds may redeem shares in other GMO Funds, including the Fund, after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the other GMO Funds is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

DISCLOSURE OF PORTFOLIO HOLDINGS

         The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month's end.

         To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker or agent should contact that broker or agent for information on how to obtain access to information on the website regarding a Fund's portfolio holdings.

         The Fund or GMO may suspend the posting of the portfolio holdings or modify its disclosure policy without notice to shareholders. Once posted, the portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.

         DISTRIBUTIONS

         The Fund will distribute proceeds and other cash receipts received from its underlying investments. In addition, the Fund's policy is to declare and pay distributions of its net income, if any, annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually.

         Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

         All dividends and/or distributions are paid in shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate box on the purchase order form, by writing to the Trust, or by notifying their broker or agent. There is no purchase premium on reinvested dividends or distributions.

         TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

         - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis of its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

         - Furthermore, the Fund's investment in asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

         - The Fund's use of derivatives and securities lending may increase the amount of taxable income recognized by its shareholders.

         - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. Shareholders should consult their own tax advisers about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                              FINANCIAL HIGHLIGHTS

              (For a share outstanding throughout the period shown)

         The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

                                                                                           Period from
                                                                                         December 1, 2003
                                                                    Year Ended               through                Year Ended
                                                                February 28, 2005    February 29, 2004(f)(g)   November 30, 2003(f)
                                                                -----------------    -----------------------   --------------------



Net asset value, beginning of period..............................    $24.11                  $23.89                  $23.77
                                                                      ------                  ------                  ------
Income from investment operations:
     Net investment income........................................    0.41++                  0.13++                  0.75++
     Net realized and unrealized gain (loss)......................     9.08                    0.09                   (0.63)
                                                                       ----                    ----                   ------
     Total from investment operations.............................     9.49                    0.22                    0.12
                                                                       ----                    ----                    ----
Less distributions to shareholders:
     From net investment income...................................    (0.74)                    --                      --
     From net realized gains......................................      --                      --                      --
     From return of capital                                           (0.06)                    --                      --
     From partnership distributions                                  (17.29)                    --                      --
     Total distributions..........................................   (18.09)                    --                      --
                                                                                                                        --
Net asset value, end of period....................................    $15.51                  $24.11                  $23.89
                                                                      ======                  ======                  ======
Total Return(a)...................................................    36.35%                  0.92%+                  0.50%
Ratios/Supplemental Data:
     Net assets, end of period (000's)............................    $8,595                 $225,727                $224,113
     Net operating expenses to average daily net assets...........   (0.01)%                 0.08%**                  0.13%
     Interest expense to average daily net assets(b)..............      --                 0.04%** (b)                --(e)
     Total net expenses to average daily net assets...............   (0.01)%                 0.12%**                  0.13%
     Net investment income to average daily net assets............    1.83%                  0.49%**                  3.11%
     Portfolio turnover rate......................................      0%                     4%+                     80%
     Fees and expenses reimbursed by the Manager
         to average daily net assets..............................    0.67%                  0.11%**                  0.10%

                                                                          Period from
                                                                         March 1, 2002
                                                                            through
                                                                      November 30, 2002(f)*  Year Ended February 28/29(f)
                                                                      ---------------------  ----------------------------
                                                                                                  2002         2001(c)
                                                                                                  ----         -------

Net asset value, beginning of period..............................           $25.66              $26.14         $25.29
                                                                             ------              ------         ------
Income from investment operations:
     Net investment income........................................           0.73++              1.29++         1.83++
     Net realized and unrealized gain (loss)......................           (2.39)              (0.33)          0.07
                                                                             ------              ------          ----
     Total from investment operations.............................           (1.66)               0.96           1.90
                                                                             ------               ----           ----
Less distributions to shareholders:
     From net investment income...................................           (0.15)              (1.44)         (1.05)
     From net realized gains......................................           (0.08)                --             --
                                                                             ------
     From return of capital                                                    --                  --             --
     From partnership distributions                                            --                  --             --
     Total distributions..........................................           (0.23)              (1.44)         (1.05)
                                                                             ------              ------         ------
Net asset value, end of period....................................           $23.77              $25.66         $26.14
                                                                             ======              ======         ======
Total Return(a)...................................................          (6.53)% +            3.69%           7.61%
Ratios/Supplemental Data:
     Net assets, end of period (000's)............................          $281,715           $1,440,711
     Net operating expenses to average daily net assets...........           0.01%**             --(d)           --(d)
     Interest expense to average daily net assets(b)..............         0.03%** (b)          0.05%(b)       0.20%(b)
     Total net expenses to average daily net assets...............           0.04%**             0.05%           0.20%
     Net investment income to average daily net assets............           3.76%**             4.91%           7.05%
     Portfolio turnover rate......................................            39%+                29%             39%
     Fees and expenses reimbursed by the Manager
         to average daily net assets..............................           0.02%**             0.02%           0.02%

(a) The total return would have been lower had certain expenses not been reimbursed during the period shown.
(b) Interest expense incurred as a result of entering into reverse repurchase agreements is included in the Fund's net expenses. Income earned on investing proceeds from reverse repurchase agreements is included in interest income.
(c) Effective March 1, 2000, the Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premium and discount on debt securities. The effect of this change on net investment income and net realized and unrealized gains and losses per share for the year ended February 28, 2001 was less than $0.01 per share. The effect of this change decreased the ratio of net investment income to average net assets from 7.06% to 7.05%.
(d) Net operating expenses as a percentage of average daily net assets were less than 0.01%.
(e) Interest expense as a percentage of average daily net assets were less than 0.01%.
(f) As a result of changes in generally accepted accounting principles, the Fund has reclassified periodic payments made under interest rate swap agreements, previously included within interest income, as a component of realized gain
    (loss) in the statement of operations. The effect of this reclassification was to increase the net investment income ratio for the year ending February 29, 2004 by 0.06% and net investment income per share by $0.01. For consistency, similar reclassifications have been made to prior year amounts, resulting in increases (reductions) to the net investment income ratio of 0.15%, 0.41%, 0.24%, less than 0.01% and (0.15)% and to net investment income per share of $0.04, $0.08, $0.06, less than $0.01 and less than $(0.01) in the fiscal years/periods ending November 30, 2003, November 30, 2002, February 28, 2002, February 28, 2001 and February 29, 2000,
    respectively.
(g) The Fund changed its fiscal year end from November 30 to February 28/29.
*   The Fund changed its fiscal year end from February 28/29 to November 30.
**  Annualized.
+   Not annualized.
++  Computed using average shares outstanding throughout the period.

                                    GMO TRUST

                             ADDITIONAL INFORMATION


         The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports, and the Fund's SAI are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its SAI is not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM



                                       INVESTMENT COMPANY ACT FILE NO.  811-4347

                                    GMO TRUST

                        GMO Special Purpose Holding Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO Special Purpose Holding Fund Private Placement Memorandum dated June 28, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES................................................     2
FUND INVESTMENTS..................................................................     2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS........................................     2
INVESTMENT RESTRICTIONS...........................................................     8
DETERMINATION OF NET ASSET VALUE..................................................    11
DISTRIBUTIONS.....................................................................    11
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.........................................    11
MANAGEMENT OF THE TRUST...........................................................    24
INVESTMENT ADVISORY AND OTHER SERVICES............................................    33
PORTFOLIO TRANSACTIONS............................................................    38
PROXY VOTING POLICIES AND PROCEDURES..............................................    40
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..................................    43
VOTING RIGHTS.....................................................................    44
SHAREHOLDER AND TRUSTEE LIABILITY.................................................    45
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES..............................    45
FINANCIAL STATEMENTS..............................................................    46
APPENDIX A -- GMO TRUST SPECIMEN PRICE MAKE-UP SHEET..............................  A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS.........................  B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES................................  C-1

The GMO Special Purpose Holding Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security of other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

      The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing. As discussed in "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items and high quality debt securities.

    -   units of GMO SPV I, LLC(1)

    -   cash and other high quality investments(2)

    - asset-backed and mortgage-backed securities (including CMOs, strips, and residuals)

    - securities issued by federal, state, local and foreign governments (traded in U.S. and abroad)

    -   fixed income securities of private issuers

    -   investment companies (open- & closed-end)

(1) For more information, see among other sections, "Investment Objective, Principal Investment Strategies, and Principal Risks -- Investment Objective & Principal Investment Strategies" and " -- Principal Risks -- Litigation-Related Risk" in the Private Placement Memorandum.

(2) For more information, see among other sections, "Investment Objective, Principal Investment Strategies, and Principal Risks -- Investment Objective & Principal Investment Strategies" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments -- Cash and Other High Quality Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

    The following is a description of investment practices in which the Fund may engage and the risks associated with their use. As discussed above, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items and high quality debt securities. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

    Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund and its shareholders, and may involve realization of taxable capital gains. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

    The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

    As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund and, accordingly, is not required to satisfy the requirements for "diversified" funds under the Investment Company Act of 1940, as amended (the "1940 Act"). At least 75% of the value of a "diversified" fund's total assets must be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

    As a "non-diversified" fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers than a "diversified" fund. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in the Fund may entail greater risks than investment in a diversified fund.

DEBT AND OTHER FIXED INCOME SECURITIES

    Debt and other fixed income securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to a specified index or market rate. Fixed income securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers.

Holders of fixed income securities are exposed to both market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes to the extent it invests in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may cause fluctuations in the Fund's net asset value if their interest rates do not rise as much as interest rates in general or their rates reset only periodically (particularly during a period of sudden and significant changes in prevailing rates).

    Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

    Because interest rates vary, the future income of the Fund as a result of its investments in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

    The Fund expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities, as described in "Investment Objective, Principal Investment Strategies, and Principal Risks -- Investment Objective & Principal Investment Strategies" in the Private Placement Memorandum. In addition, the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of liquid assets required in connection with some of the Fund's investments. These cash items and other high quality corporate debt securities may include money market instruments such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund seeks to minimize credit risk by investing in high quality money market securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

    The Fund may invest in shares of both open- and closed-end investment companies, in particular money market funds. Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses.

MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES, COLLATERALIZED MORTGAGE OBLIGATIONS, AND COLLATERALIZED DEBT OBLIGATIONS

    MORTGAGE-BACKED SECURITIES. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), by foreign governments, or by non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by a Fund. The Fund may be unable to invest the proceeds from the early payment of the mortgage-backed securities in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations.

The mortgage-backed securities purchased by the Fund may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

    ASSET-BACKED SECURITIES. Asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Asset-backed securities include securities backed by pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, and secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers of one or more lending banks, or a combination of those bonds and loans. The underlying pools of assets are securitized through the use of trusts and special purpose entities. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support. The value of asset-backed securities may be affected by the factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement.

Asset-backed securities involve prepayment risks similar to those of mortgage-backed securities. (See "Mortgage-Backed Securities" immediately above.)

Because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present additional risks. For example, revolving credit receivables are generally unsecured and the debtors are entitled to the protection of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the amount they owe. Automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all the automobiles. Therefore recoveries on repossessed automobiles may not be available to support payments on these securities.

The value of asset-backed securities can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with the servicers' performance. In some circumstances, the mishandling of documentation related to the underlying collateral by a servicer or originator of the underlying collateral may affect the rights of the security holders in and to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral). In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in costs and delays that are in addition to losses associated with a decline in the value of the underlying assets.

    COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"): STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which may also include whole mortgage loans and private mortgage bonds.

    CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

    In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on one tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

    CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage or asset-backed securities.

    The Fund may also invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

    CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

    U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government.

    Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

    As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

    In addition to investing directly in U.S. government securities and Foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

    Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

    The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

    1.  The Fund may not borrow money except under the following circumstances:
        (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the forgoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

    2. The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

    3. The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

    4. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

    5. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

    6. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

    7. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

    8. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

    9. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian.

        Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (3) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variational margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

    The following are Non-Fundamental Investment Restrictions, which may be changed by the Trustees without shareholder approval:

    1. The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

    2. The Fund may not make an investment for the purpose of gaining control of a company's management.

    3. The Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

    Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. In other words, the Fund is under no obligation to remedy an excess or deficiency if such excess or deficiency occurs by reason of changes in the value of such investment or the Fund's other investments over time.

    The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

    The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

                        DETERMINATION OF NET ASSET VALUE

    The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

    The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund will distribute proceeds and other cash receipts received from its underlying investments at the time such proceeds are received. In addition, the Fund's policy is to declare and pay distributions of its dividends and interest annually, if any. The Fund also intends to distribute at least annually all net realized capital gains, if any.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

Fund Status.

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

Tax Determinations, Requests for Information, Elections, and Tax Matters
Partner.

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

Taxation of Shareholders.

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

Fund Allocations.

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

Distributions and Adjusted Basis.

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will recognize gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

Character and Timing of Income.

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

Effect of Straddle and Wash Sale Rules on Investors' Securities Positions.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. Application of the "wash sale" rules to the transactions of the Fund would cause all or a portion of any loss realized upon a taxable disposition of securities held (directly or indirectly) by a shareholder to be disallowed if substantially identical securities were purchased within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"At Risk" Rules.

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

Limitations on Dividends Received Deduction.

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

Limitations on Shareholder's Deduction of Interest.

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

Limitation on Shareholder's Deduction of Investment Expenses.

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise.

Organizational Expenses.

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

Passive Activity Loss Limitations.

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

Sale or Exchange of Partnership Property.

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

Alternative Minimum Tax.

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

Tax Implications of Certain Investments.

The Fund's investments, if any, in mortgage-backed and asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

Foreign Currency Gains.

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

Certain Tax Considerations Relating to Certain Foreign Investments.

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties. Some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

Certain Reporting Requirements.

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

Tax-Exempt Shareholders.

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. To the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, because charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, the trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

Termination of the Fund.

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

Backup Withholding.

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. Tax Shelter Rules.

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds, or that result in the existence of significant book-tax differences. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Fund and participation in the Fund's income, gain, loss or deduction with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Tax Elections.

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

Elective and Mandatory Basis Adjustment of Partnership Property.

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal in whole or in part, to provide the Fund with information regarding such Shareholder's adjusted basis in its interest. In addition, the application of these rules depends in part upon a Shareholder's adjusted basis in its Fund interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

Certain Tax Considerations for Regulated Investment Company Shareholders.

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies (the "Income Test");

(b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4 percent excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. A RIC Shareholder will generally not be able to count the assets of the Fund for purposes of meeting the Asset Test described in paragraph (b) above. In general, income earned by the Fund will not be recognized by a RIC shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC shareholder can take advantage of certain safe harbors.

Certain Tax Considerations for Non-U.S. Investors.

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation. In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

No Tax Benefits Expected.

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

Estate, State and Local Taxes.

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

Summary; Laws Subject to Change.

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                        NUMBER OF
                                                                                        PORTFOLIOS
NAME, DATE OF BIRTH, AND                                                                    IN            OTHER
    POSITION(S) HELD                  LENGTH OF              PRINCIPAL OCCUPATION(S)   FUND COMPLEX   DIRECTORSHIPS
     WITH THE TRUST                  TIME SERVED               DURING PAST 5 YEARS       OVERSEEN          HELD
------------------------   -------------------------------   -----------------------   ------------   --------------
Donald W. Glazer, Esq.     Chairman of the Board of          Consultant--Business           46             None
Chairman of the Board of   Trustees since March 2005; Lead   and Law1; Vice Chair
Trustees                   Independent Trustee (September    (since 2002) and
DOB: 07/26/1944            2004-March 2005); Trustee since   Secretary, Provant,
                           December 2000                     Inc.; Author of Legal
                                                             Treatises.

Jay O. Light               Since May 1996                    Professor of Business          46         Director of
Trustee                                                      Administration and                          Harvard
DOB: 10/03/1941                                              Senior Associate Dean,                     Management
                                                             Harvard University.                      Company, Inc.
                                                                                                        and Verde,
                                                                                                      Inc.; Director
                                                                                                       of Partners
                                                                                                        HealthCare
                                                                                                       System, Inc.
                                                                                                       and Chair of
                                                                                                      its Investment
                                                                                                        Committee.

W. Nicholas Thorndike      Since March 2005                  Director or trustee of         46         Director of
Trustee                                                      various corporations                        Courier
DOB: 03/28/1933                                              and charitable                           Corporation (a
                                                             organizations,                           book publisher
                                                             including Courier                             and
                                                             Corporation (a book                      manufacturer);
                                                             publisher and                            Member of the
                                                             manufacturer) (July                        Investment
                                                             1989-present); Putnam                     Committee of
                                                             Funds (December                             Partners
                                                             1992-June 2004); and                       HealthCare
                                                             Providence Journal (a                     System, Inc.
                                                             newspaper publisher)
                                                             (December 1986-December
                                                             2003).

--------------------
       1 As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003 and December 31, 2004, these entities paid $469,752 and $373,499, respectively, in legal fees and disbursements to Goodwin.

OFFICERS

                           POSITION(S) HELD           LENGTH              PRINCIPAL OCCUPATION(S)
NAME AND DATE OF BIRTH      WITH THE TRUST        OF TIME SERVED            DURING PAST 5 YEARS
----------------------   -------------------   -------------------   --------------------------------
Scott Eston              President and Chief   President and Chief   Chief Financial Officer, Chief
DOB: 01/20/1956          Executive Officer     Executive Officer     Operating Officer (2000-present)
                                               since October 2002;   and Member, Grantham, Mayo, Van
                                               Vice President        Otterloo & Co. LLC.
                                               August 1998 -
                                               October 2002.

Susan Randall Harbert    Chief Financial       Chief Financial       Member, Grantham, Mayo, Van
DOB:  04/25/1957         Officer and           Officer since         Otterloo & Co. LLC.
                         Treasurer             February 2000;
                                               Treasurer since
                                               February 1998.

Brent C. Arvidson        Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB: 06/26/1969                                                      Grantham, Mayo, Van Otterloo &
                                                                     Co. LLC.

Sheppard N. Burnett      Assistant Treasurer   Since September       Fund Administration Staff,
DOB: 10/24/1968                                2004.                 Grantham, Mayo, Van Otterloo
                                                                     & Co. LLC (June 2004--present);
                                                                     Vice President, Director of
                                                                     Tax, Columbia Management Group
                                                                     (2002-2004) and Senior Tax
                                                                     Manager (2000-2002) and Tax
                                                                     Manager (1999-2000),
                                                                     PricewaterhouseCoopers LLP.

Michael E. Gillespie     Chief Compliance      Since March 2005.     Vice President of Compliance
DOB:  02/18/1958         Officer                                     (June 2004-February 2005) and
                                                                     Director of Domestic Compliance
                                                                     (March 2002-June 2004), Fidelity
                                                                     Investments; Vice President and
                                                                     Senior Counsel, State Street
                                                                     Bank and Trust Company (May
                                                                     1998-March 2002)

David L. Bohan           Vice President and    Since March 2005.     Legal Counsel, Grantham, Mayo,
DOB: 06/21/1964          Clerk                                       Van Otterloo & Co. LLC
                                                                     (September 2003- present);
                                                                     Attorney, Goodwin Procter LLP
                                                                     (September 1996-September 2003).

Scott D. Hogan           Vice President and    Since June 2005;      Legal Counsel, Grantham, Mayo,
DOB: 01/06/1970          Secretary             Acting Chief          Van Otterloo & Co. LLC (Since
                                               Compliance            2000) and Senior Legal

                                         Officer, October       Product Specialist, Scudder Kemper
                                         2004 - February        Investments, Inc. (1999-2000).
                                         2005.

Julie L. Perniola   Vice President       Vice President,        Anti-Money Laundering Reporting
DOB: 10/07/1970                          February,              Officer (February 2003- December
                                         2003-present;          2004) and Chief Compliance
                                         Anti-Money             Officer (April 1995- present),
                                         Laundering             Grantham, Mayo, Van Otterloo &
                                         Compliance Officer,    Co. LLC.
                                         February 2003-
                                         December 2004.

Cheryl Wakeham      Vice President and   Since December 2004.   Manager, Client Service
DOB: 10/29/1958     Anti-Money                                  Administration, Grantham, Mayo,
                    Laundering Officer                          Van Otterloo & Co. LLC (February
                                                                1999--present).

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any custodian or underwriter.

Prior to March 24, 2005, the Board of Trustees had two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. Mr. Glazer and Mr. Light were members of the Independent Trustees/Audit Committee. During the fiscal year ended February 28, 2005, the Independent Trustees/Audit Committee held nine meetings. Mr. Glazer and Mr. Light also were members of the Pricing Committee, and R. Jeremy Grantham (who served as an interested Trustee until March 2005) was an alternate member of the Pricing Committee. During the fiscal year ended February 28, 2005, the Pricing Committee held seven meetings.

Effective March 24, 2005, the Independent Trustees/Audit Committee was renamed the "Audit Committee" and the Board formed a third standing committee, the "Governance Committee." The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds' securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds' securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

In determining to approve the renewal of the investment management agreements of the Funds for an additional twelve month period commencing June 30, 2005, the Trustees, each of whom is not an "interested person" of the Trust, considered information that they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. The investment management agreement for each Fund was considered separately; however, the Trustees noted the common interests of the Funds. The Trustees considered information relevant to the renewal of the agreements at meetings throughout the year. In addition, the Trustees met May 19, 2005 with their independent legal counsel and the Funds' independent chief compliance officer to discuss extensive materials provided by the Manager to the Trustees for purposes of considering the renewal of the management agreements. At the conclusion of the meeting, the Trustees instructed their counsel to request additional information from the Manager, which was furnished by the Manager and/or addressed by the Manager at a meeting of the Trustees on June 2, 2005. Matters considered by the Trustees included the following:

The Trustees met over the course of the year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience, and number of investment professionals and other personnel providing services under the investment management agreements. The Trustees also received information concerning the investment philosophy and investment process applied by the Manager in managing the Funds, and evaluated the level of skill required to manage the Funds. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees also took into account the time and attention devoted by senior management to the Funds. The Trustees considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage.

The Trustees considered the quality of the services provided by the Manager to the Funds. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Funds. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading and business conduct of its officers and employees), the procedures by which the Manager allocates trades among its investment advisory clients, the Manager's and the Funds' proxy voting policies and procedures, the integrity of the systems in place to ensure compliance with the foregoing, and the record of the Manager in these matters. The Trustees also received information concerning the standards of the Manager with respect to the execution of portfolio transactions.

The Trustees considered the scope of the services provided by the Manager to the Funds under the investment management agreements and shareholder service agreements. The Trustees noted that the standard of care set forth in the investment management agreements was comparable to that found in most mutual fund investment management agreements. The Trustees noted that the scope of the Manager's services to the Funds was consistent with the Funds' operational requirements, including, in addition to seeking to achieve the Funds' investment objectives, compliance with the Funds' investment restrictions, tax and reporting requirements, and related shareholder services. The Trustees considered the Manager's management of non-advisory services provided by persons other than the Manager, considering, among other things, each Fund's total expenses and the reputation of the Funds' other service providers.

After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the nature, extent, and quality of services provided supported the renewal of the agreements.

The Trustees also considered information relating to each Fund's investment performance relative to its performance benchmark(s), relative to the performance of other accounts with similar objectives managed by the Manager, and relative to funds with similar objectives managed by other managers. The Trustees reviewed performance over various periods, including one, five and ten year periods, where applicable, information prepared by Lipper Inc., the volatility of the Funds' returns, as well as factors identified by the Manager as contributing to the Funds' performance. The Trustees noted the generally positive long-term performance of the Funds and discussed in detail those Funds where that did not appear to be the case. In certain instances the Trustees requested additional performance information from the Manager. The

Trustees reviewed the additional performance information and had further discussions with the Manager. In the case of GMO Real Estate Fund, the Trustees considered the Manager's explanation as to the Fund's performance and the Manager's efforts to improve the Fund's performance in future periods. The Trustees also considered the competence of the personnel responsible for managing the Funds, the support those personnel received from the Manager, the investment techniques used to manage the Funds, and the overall competence of the Manager. With respect to each Fund, the Trustees concluded that the Fund's performance and, in the case of GMO Real Estate Fund, the Manager's explanation and efforts for improvement, supported the renewal its agreement.

The Trustees also gave substantial consideration to the fees payable under the agreements. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives, and noted that the advisory fees and expense ratios of the Funds compared very favorably to those of most other comparable funds included in the report. Each Fund's (except U.S. Sector Fund's) advisory fee ranked in the first quintile in its Lipper-determined expense group; U.S. Sector Fund's advisory fee ranked in the second quintile. In addition, each Fund's (except Inflation-Indexed Bond Fund's) total expense ratio for its Class III shares ranked in the first quintile in its Lipper-determined expense group; Inflation-Indexed Bond Fund's total expense ratio for its Class III shares ranked in the second quintile. In evaluating the Funds' advisory fees, the Trustees also took into account the sophistication of the investment techniques used to manage each of the Funds, and reviewed information provided by the Manager regarding fees paid by its separate account clients and non-proprietary mutual fund clients. The Trustees also evaluated the Manager's profitability with respect to the Funds. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Funds directly to the Manager, but also so-called "fallout benefits" to the Manager such as the receipt of shareholder servicing fees pursuant to the Trust's servicing agreements, and reputational value derived from serving as investment manager to the Funds. The Trustees regarded the ability of the Funds to establish a public record of their performance also to be a fallout benefit to the Manager because of the opportunity that record creates for the Manager to increase assets under management by, for example, attracting new clients, expanding existing client relationships and becoming a subadviser under arrangements in which the funds are advised and distributed by an organization with strong retail sales capabilities. The Trustees also considered possible economies of scale to the Manager, and concluded that the fees payable under the agreements appropriately reflected economies of scale associated with managing the Funds. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding each of the agreements, that the advisory fees charged to the Funds were fair and reasonable, and that the Manager's profitability in relation to the Funds was not excessive.

At the meeting of the Trustees on June 2, 2005, the Manager presented additional information regarding certain of the Funds and discussed with the Trustees issues identified by the Trustees. The Trustees, each of whom is not an "interested person" of the Trust, stated that, based on their evaluation of all factors that they deemed to be material, including those factors described above, they had concluded that each Fund's investment management agreement should be renewed for an additional twelve month period commencing June 30, 2005.

Trustee Fund Ownership

      The following table sets forth ranges of the current Trustees' direct beneficial share ownership in Funds of the Trust as of December 31, 2004.

                                                                AGGREGATE DOLLAR RANGE OF SHARES
                                                                     DIRECTLY OWNED IN ALL
                                         DOLLAR RANGE OF       FUNDS OF THE TRUST (WHETHER OR NOT
                                       SHARES OF THE FUND              OFFERED HEREUNDER)
     NAME                                DIRECTLY OWNED               OVERSEEN BY TRUSTEE
     ----                              ------------------      ----------------------------------
Jay O. Light                                  None                            None

Donald W. Glazer                              None                       over $100,000

W. Nicholas Thorndike*                        None                            None

* Mr. Thorndike was not elected as Trustee until March, 2005.

The following table sets forth ranges of the Trustees' indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of their direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                           AGGREGATE DOLLAR RANGE OF SHARES
                                                               INDIRECTLY OWNED IN ALL
                                DOLLAR RANGE OF              FUNDS OF THE TRUST (WHETHER
                          SHARES INDIRECTLY OWNED IN          OR NOT OFFERED HEREUNDER)
    NAME                   FUND OFFERED HEREUNDER               OVERSEEN BY TRUSTEE
    ----                  --------------------------       --------------------------------
DONALD W. GLAZER                  $1-$10,000                        Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                            NAME OF
                          OWNER(S) AND
       NAME OF          RELATIONSHIP TO                            TITLE OF          VALUE OF
NON-INTERESTED TRUSTEE      TRUSTEE              COMPANY             CLASS          SECURITIES         % OF CLASS
----------------------  ---------------   ---------------------   ------------      ----------         ----------
Jay O. Light                  N/A                  None               N/A              N/A                N/A

Donald W. Glazer              Self           GMO Tax-Managed        Limited          $420,726            4.20%(2)
                                          Absolute Return Fund,   partnership
                                           a private investment    interest-
                                            company managed by      Class C
                                             the Manager.(1)

                                            GMO Multi-Strategy      Limited          $418,351            0.38%(2)
                                            Fund (Onshore), a     partnership
                                            private investment     interest-
                                            company managed by      Class A
                                             the Manager.(1)

                                                GMO Brazil          Limited          $      0            1.95%
                                            Sustainable Forest    partnership
                                           Fund, LP, a private      interest
                                           investment company
                                          managed by Renewable
                                          Resources LLC(3), an
                                            affiliate of the
                                               Manager.

                                                GMO Brazil          Limited          $      0            2.02%
                                            Sustainable Forest    partnership
                                          Fund 2, LP, a private     interest
                                           investment company
                                          managed by Renewable
                                          Resources LLC(3), an
                                            affiliate of the
                                                Manager.

W. Nicholas                  N/A                  None                N/A               N/A                N/A
Thorndike(4)

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

(4)   Mr. Thorndike was not elected as Trustee until March, 2005.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, the Chairman of the Trust's standing committees and Chairman of the Board of Trustees receive an annual fee. Each

Trustee is also paid a fee for participating in-person and telephone meetings of the Board of Trustees and committees and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

      Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series hereunder during the fiscal year ended February 28, 2005:

                                    AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                  COMPENSATION       BENEFITS ACCRUED AS PART      BENEFITS UPON      TOTAL COMPENSATION
NAME OF PERSON, POSITION*         FROM THE FUND          OF FUND EXPENSES           RETIREMENT          FROM THE TRUST
------------------------          -------------      ------------------------    ----------------      --------------
Jay O. Light, Trustee               $6,322                    N/A                     N/A                $165,195

Donald W. Glazer,                   $6,328                    N/A                     N/A                $169,975
Esq., Trustee

W. Nicholas                          N/A                      N/A                     N/A                   N/A
Thorndike*, Trustee

* Mr. Thorndike was elected as a Trustee in March 2005, and, therefore, did not receive any compensation from the Trust during the fiscal year ended February 28, 2005.

      Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager benefit from the management fees paid by each Fund of the Trust. Mr. Hogan received compensation from the Trust in respect of his duties as the Trust's Acting Chief Compliance Officer during the fiscal year ended February 28, 2005, but no Fund paid Mr. Hogan more than $60,000 in aggregate compensation.

      As of June 4, 2005, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

      CODE OF ETHICS. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Funds are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

      As disclosed in the Private Placement Memorandum under the heading "Management, Organization, Capital Structure -- Management of the Trust," under the Management Contract ("Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

      The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund with respect to all of the Fund's total annual operating expenses (not including fees and expenses (including legal fees) of the independent Trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes).

      The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

      The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

      Since the commencement of its operations, the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

Portfolio Management

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth additional information about Mr. William Nemerever and Mr. Thomas Cooper, the senior members of the Fixed Income Division responsible for coordinating the Fund's overall portfolio management. The information provided is as of the date of the Trust's most recently completed fiscal year.


                               REGISTERED INVESTMENT COMPANIES
                              MANAGED (INCLUDING NON-GMO MUTUAL      OTHER POOLED INVESTMENT VEHICLES   SEPARATE ACCOUNTS MANAGED
       SENIOR MEMBERS         FUND SUBADVISORY RELATIONSHIPS)1            MANAGED (WORLD-WIDE)                   (WORLD-WIDE)
----------------------------  ---------------------------------     ---------------------------------  -----------------------------
                              Number of      Total assets           Number of   Total assets           Number of   Total assets
                              accounts                              accounts                            accounts
William Nemerever and
Thomas Cooper                 14              $11,174,467,519.35       24        $2,665,889,384.51      9          $1,293,955,459.32

                           REGISTERED INVESTMENT COMPANIES
                           MANAGED FOR WHICH GMO RECEIVES A      OTHER POOLED INVESTMENT VEHICLES  SEPARATE ACCOUNTS MANAGED (WORLD-
                       PERFORMANCE-BASED FEE (INCLUDING NON-GMO MANAGED (WORLD-WIDE) FOR WHICH GMO   WIDE) FOR WHICH GMO RECEIVES A
                        MUTUAL FUND SUBADVISORY RELATIONSHIPS)   RECEIVES A PERFORMANCE-BASED FEE        PERFORMANCE-BASED FEE
                       ---------------------------------------- ---------------------------------- ---------------------------------
                       Number of            Total assets        Number of           Total assets   Number of         Total assets
                       accounts                                 accounts                           accounts
William Nemerever and
Thomas Cooper           0                    0                   0                   0              3                $712,537,644.01

----------
1 Includes the Fund.

Because the senior members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts. GMO believes several factors limit those conflicts. First, the Manager maintains trade allocation policies which seek to ensure such conflicts are managed appropriately. Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts. Third, the division and GMO's Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows. Fourth, the fact that the investment programs of the Funds and other similar accounts are determined based on quantitative models imposes discipline and constraint on the GMO investment divisions.

The senior members of the division are members (partners) of GMO. Their compensation consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee determines base salary, taking into account current industry norms and market data to ensure that GMO pays a competitive salary. GMO's Compensation Committee also determines the level of partnership interest taking into account the individual's contribution to GMO and its mission statement. The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each member's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. GMO membership interest is the primary incentive for persons to maintain employment at GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

As of February 28, 2005, neither Mr. Cooper nor Mr. Nemerever beneficially owned any shares of the Fund.

      Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

      Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

      Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

      The Manager effects purchases and sales of portfolio securities for the Fund and for its other investment advisory clients with a view to achieving their respective investment objectives. Thus, some clients may purchase or sell a particular security while others do not. Likewise, some clients may purchase a particular security that other clients are selling. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

      Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

      Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager seeks the best price and execution available, except to the extent it is permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves many considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

      Over-the-counter transactions often involve dealers acting for their own account. The Manager's policy is to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

      Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives research services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses research from brokers in servicing other clients as well as the Fund.

      As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

      During the Fund's three most recently completed fiscal years, the Trust paid, on behalf of the Fund, the following amounts in brokerage commissions.

03/01/04 through 02/28/05                   $      0
12/1/03 through 2/29/04(a)                  $  4,232
12/1/02 through 11/30/03                    $ 13,432
03/1/02 through 11/30/02(b)                 $      0

(a)   The Fund changed its fiscal year end from November 30 to February 28/29.

(b)   The Fund changed its fiscal year end from February 28/29 to November 30.

The brokerage commissions paid by the Trust, on behalf of the Fund, with respect to the Fund's fiscal period ended February 29, 2004 and fiscal year ended November 30, 2003 were the result of the Fund's trading in futures contracts. The differences in brokerage commissions paid during those years relate to differences in the amount and frequency of the Fund's trading in futures contracts during those years. During the nine-month period ended November 30, 2002, the Fund did not trade in any futures contracts and, therefore, no brokerage commissions were paid by the Trust, on behalf of the Fund, with respect to that period. As a result of the Fund's change in investment objective and principal investment strategies, effective April 1, 2004, the Fund has not traded in future contracts after such change, and does not currently intend to do so in the future.

                      PROXY VOTING POLICIES AND PROCEDURES

      The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

      The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

      Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of each Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds' portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor any Fund will receive any compensation or other consideration in connection with its disclosure of a Fund's portfolio holdings.

GMO may disclose a Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Funds' prospectus describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's prospectus describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Funds in connection with their day-to-day operations and management, including GMO, GMO's affiliates, the Funds' custodians and auditors, the Funds' pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund's behalf, and persons assisting the Funds in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of a Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance

Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. He is also required to report his decision to the Board of Trustees.

GMO regularly reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

      NAME OF RECIPIENT                                 FUNDS                           PURPOSE OF DISCLOSURE
      -----------------                                 -----                           ---------------------
Investors Bank & Trust Company               U.S. Equity Funds, Fixed Income Funds,     Custodial and securities
                                             and GMO U.S. Sector Fund                   lending services

                                             All Funds                                  Compliance testing

Brown Brothers Harriman & Co.                International Equity Funds                 Custodial services and
                                                                                        compliance testing

Boston Global Advisors                       International Equity Funds                 Securities lending services

PricewaterhouseCoopers LLP                   All Funds                                  Independent registered
                                                                                        public accounting firm

Institutional Shareholder Services           All Funds                                  Corporate actions services

Interactive Data                             International Equity Funds                 Fair value pricing

FactSet                                      All Funds                                  Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

    NAME OF RECIPIENT                         FUNDS                      PURPOSE OF DISCLOSURE
    -----------------                         -----                      ---------------------
Epstein & Associates, Inc.                   All Funds                  Software provider for  Code

    NAME OF RECIPIENT                         FUNDS                      PURPOSE OF DISCLOSURE
    -----------------                         -----                      ---------------------
                                                                        of Ethics monitoring system

Financial Models Company Inc.                All Funds                  Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

      The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of November.

      Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: U.S. Core Fund; Tobacco-Free Core Fund; U.S. Quality Equity Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Asia Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Sector Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Balanced Allocation Fund; World Opportunities Equity Allocation Fund; and Developed World Stock Fund. The Trustees have further authorized the issuance of up to nine classes of shares of the foregoing series, Class I, Class II, Class III, Class IV, Class V, Class VI, Class VII, Class VIII and Class M Shares. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

      The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently.

      The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

      The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

      On June 2, 2005, no shareholder held greater than 25% of the outstanding shares of the Fund. As of June 3, 2005, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

      Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and
(ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

      Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and
(ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

      No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

      Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.

      The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

      The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of the Special Purpose Holding Fund as of June 2, 2005:

        Name and Address                                    % Ownership
        ----------------                                    -----------
VERIB                                                            29.1
Attn. Mutual Funds Operations
PO Box 3198
Pittsburgh, PA 15230-3198

GMO Core Plus Bond Fund                                          16.9
C/O GMO
40 Rowes Wharf
Boston, MA 02110

The Chase Manhattan Bank as Directed Trustee                     15.7
For The IBM Personal Pension Plan Trust
1133 Westchester
White Plains, NY 10604-3505

JP Morgan Chase Bank, As Trustee of The General                   8.9
Motors  Employees Global Group Pension Trust
Attn. Mr. Donald Johnson
4 Chase Metrotech Center
Brooklyn, NY 11245

GMO Global Bond Fund                                              8.3
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO International Bond Fund                                       6.8
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Inflation Indexed Bond Fund                                   5.2
C/O GMO
40 Rowes Wharf
Boston, MA 02110

                              FINANCIAL STATEMENTS

      The audited financial statements for the GMO Special Purpose Holding Fund for the fiscal year ended February 28, 2005 included in the Trust's Annual Reports filed with the Securities and Exchange Commission pursuant to Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference.

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

      Following is a computation of the total offering price per share for the GMO Special Purpose Holding Fund based upon its net asset value and shares of beneficial interest outstanding at the close of business on February 28, 2005:

Net Assets at Value (Equivalent to $15.51 per share based
on 554,071 shares of beneficial interest)                      $8,594,540

Offering Price                                                 $    15.51

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      MOODY'S. The following is a summary of the ratings used by Moody's, Inc. for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective:  August 6, 2003

Appendix C

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.    AUDITORS

Vote for proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.    BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a case-by-case basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.    SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.    PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.    POISON PILLS

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.    MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.    REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.    CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9.    EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a case-by-case basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.   SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix C

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix C

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix C

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix C

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2005

                     GMO ALTERNATIVE ASSET OPPORTUNITY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO ALTERNATIVE ASSET OPPORTUNITY FUND (the "Fund") is one of forty-six separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

         This Private Placement Memorandum contains information you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2005, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO ALTERNATIVE ASSET OPPORTUNITY FUND (the "Fund") is a series of GMO Trust (the "Trust"). The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other GMO funds and certain other accredited investors.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND PRINCIPAL RISKS

         Note: Except for investment objectives or policies specifically identified in this Private Placement Memorandum or in the SAI as "fundamental," the Board of Trustees of the Trust ("Trustees") may change the Fund's investment objective and strategy without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL INVESTMENT STRATEGIES

         The Fund's investment objective is high total return. The Manager does not seek to manage risk relative to the Fund's benchmark.

         The Fund seeks exposure to investment returns of commodities and, from time to time, other alternative asset classes (e.g., currencies). In pursuing its objective, the Fund typically takes both long and short positions in commodities. "Commodities" include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERM "INVESTMENTS" INCLUDES BOTH DIRECT INVESTMENTS AND INDIRECT INVESTMENTS (E.G., DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSETS).

         The Fund's investment program has two primary components. One component, intended to gain indirect exposure to the commodity markets, normally consists of investments in swap agreements, exchange-traded and over-the-counter ("OTC") commodity futures and other commodity-linked derivative instruments, including commodity index options and options on futures. This component normally has two subcomponents. One subcomponent typically consists of investments in swap contracts on broad-based commodities indices. The purpose of these investments is to gain and manage exposure to the Fund's benchmark. The second subcomponent typically consists of active positions in commodity-related derivatives (expected primarily to be futures contracts). In taking these active positions, the Manager applies three basic principles: (i) commodity prices exhibit trends; (ii) return distributions in commodities are positively skewed; and (iii) commodity prices exhibit mean reversion. As discussed below, the Fund's investments in commodity-related derivatives are generally made through a wholly-owned subsidiary organized as a Bermuda limited liability company. The Fund also may invest in a wide variety of other exchange-traded and OTC derivative instruments that are not linked to the value of a commodity or other commodity-linked instrument (including financial futures, options, and swap contracts). In addition to its commodity-related investments, the Fund has the flexibility to invest without limitation in a range of currency-related investments, including currency futures and forwards and options on these instruments.

         The second component of the Fund's investment program consists of investments in U.S. and foreign fixed income securities of relatively high quality. Normally, the Fund makes these investments by investing in GMO Short-Duration Collateral Fund ("SDCF"). SDCF principally invests in government securities, corporate debt securities, residential and commercial mortgage-related securities and other asset backed securities, money market instruments, and commercial paper. The primary purpose of the Fund's fixed income investments is to provide a cash-like return and to serve as collateral for the Fund's derivative positions.

         The Manager uses proprietary research and models to identify trends in commodity prices. The factors considered by the Manager and the models used may change over time. The Manager also may invest part or all of the Fund's assets in currencies.

         To gain exposure to commodities and certain other assets, the Fund will invest in a wholly-owned Bermuda subsidiary, as noted above. GMO serves as the investment manager to this wholly-owned subsidiary but does not receive any additional management or other fees for such services. The wholly-owned subsidiary is expected to invest primarily in swap contracts on commodities indices, commodities futures contracts, other commodity-linked derivative instruments, U.S. and foreign fixed income securities of relatively high quality, and SDCF.

         The Manager is not obligated to consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders.

         Based on its assessment of market conditions, the Manager may trade the investments in the Fund's portfolio more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income that is passed through by the Fund to its shareholders.

         BENCHMARK

         The Fund's benchmark is a composite of the Dow Jones-AIG Commodity Index and the JPMorgan 3-Month Cash Index. The Dow Jones-AIG Commodity Index and JPMorgan 3-Month Cash Index each represent 50% of the composite benchmark.

         As noted above, the Manager does not seek to manage risk relative to the Fund's benchmark. In addition, in constructing the Fund's portfolio, the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark.

         PRINCIPAL RISKS

         The value of an investment in the Fund will change with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund's performance may be extremely volatile, and therefore the Fund should only be considered as part of a diversified portfolio of other assets and should not be your sole or primary investment. You should be willing to assume the risk of potentially significant short-term fluctuations in the value of the Fund's shares. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and some related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The SAI is available free of charge by contacting the Trust.

         -  COMMODITIES RISK

         Because of the Fund's exposure to the global commodity markets, the value of its shares will be affected by factors particular to the commodity markets and may fluctuate more than the share value of a fund with a broader range of investments. Commodity prices can be extremely volatile and may be either directly or indirectly affected by a wide range of factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. See "Derivatives Risk" below for a discussion of certain specific risks of the Fund's derivatives investments, including commodity-linked derivatives instruments.

         The value of the Fund's investments in commodity-linked derivatives instruments may fluctuate more than the relevant underlying commodity, commodity index, or other commodity-linked instrument.

         -  DERIVATIVES RISK

         The Fund will invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to commodities and commodity-related indices, as well as stocks, bonds, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including hedging and as a substitute for direct investment in commodities, securities, or other assets. The Fund also may use derivatives as a way to adjust efficiently the exposure of the Fund to various securities, markets and currencies without the Fund's actually having to sell existing investments and make new investments. This generally will be done when the adjustment is expected to be relatively temporary or in anticipation of effecting the sale of Fund assets and making new investments over time. For a description of the various derivative instruments the Fund may utilize, refer to the Fund's SAI.

         The use of derivative instruments may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets, including commodities. In particular, the use of derivative instruments exposes a Fund to the risk that the counterparty to an over-the-counter ("OTC") derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivatives transactions typically can only be closed out with the other party to the transaction, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it has closed out the transaction with the counterparty or may obtain the other party's consent to assign the transaction to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will meet its contractual obligations, or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent a Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

         Derivatives also are subject to a number of risks described elsewhere in this section, including market risk and liquidity risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

         Suitable derivative transactions may not be available in all circumstances. In addition, the Manager may determine not to use derivatives to hedge or otherwise reduce risk.

         Derivatives risk is particularly pronounced for the Fund. As a basic component of its investment strategy, the Fund uses derivatives, in particular commodity swap contracts, commodity futures and other commodity-linked derivative instruments, to gain exposure to the investment returns of certain commodities that trade in the commodity markets. See "Commodities Risk" above for a discussion of certain risks specific to commodity-linked derivatives instruments. In addition, because the Fund may use derivatives to take long and short positions in commodities, the Fund faces the risk that the securities underlying the Fund's long positions could decline in value and that the securities underlying the Fund's short positions could increase in value.

         -  CURRENCY RISK

         Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Because the Fund may take active long and short foreign currency positions and/or invest or trade in securities denominated in foreign currencies or related derivative instruments, its net asset value may be adversely affected by changes in foreign currency exchange rates. Currency risk includes the risk that (i) currencies in which the Fund's investments are traded or currencies in which the Fund has taken an active long position may decline in value relative to the U.S. dollar, and (ii) currencies in which the Fund has taken an active short investment position (or attempted to hedge a long position) may increase in value relative to the U.S. dollar (or relative to such other currency the Fund may have sought to hedge). Foreign currency exchange rates may fluctuate significantly for many reasons, including supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments or central banks, and currency controls or political developments in the U.S. or abroad.

           Derivative transactions in foreign currencies (such as futures, forwards and swaps) may involve leveraging risk in addition to currency risk, as described below under "Leveraging Risk."

         - CREDIT AND COUNTERPARTY RISK

         This is the risk that the issuer or guarantor of a fixed income security, the counterparty to an OTC derivatives contract (e.g., a swap contract), or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

         The Fund is exposed to credit risk as a result of its use of OTC derivatives (as described in "Derivatives Risk" above) and to the extent it lends Fund securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. While the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions. This type of counterparty risk will be particularly pronounced for the Fund because it invests a significant portion of its assets in OTC derivatives and to the extent it has significant exposure to any one counterparty (e.g., in connection with the Fund's swap contracts on commodities indices, as described above).

         Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities it owns will have their credit ratings downgraded or will default, potentially reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on payment of those assets. See "Market Risk - Fixed Income Securities" below for a discussion of these risks. When a fixed income security is not rated, the Manager may have to assess the risk of the security itself.

         Credit risk is particularly pronounced for below investment grade securities (also called "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. The Fund may hold instruments whose ratings have been downgraded to below investment grade after purchase by the Fund. Junk bonds offer the potential for higher investment returns than higher rated securities. However, junk bonds are often less liquid than higher quality securities. In addition, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

         -  MARKET RISK - FIXED INCOME SECURITIES

         The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed-income securities that the Fund owns directly or is exposed to indirectly through its investment in SDCF and its derivatives positions. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

         The value of the Fund's fixed income investments (including bonds, notes and asset-backed securities) typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value.

         This kind of market risk, also called "interest rate risk," is generally greater for funds investing in fixed income securities with longer maturities and portfolios with longer durations. This risk is also present, but to a lesser extent, in securities with shorter durations. The Fund may be less sensitive to interest rate changes because SDCF, in which the Fund invests, invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may decline in value if their interest rates do not rise as much as interest rates in general. Because rates on certain floating rate securities reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund's net asset value. Interest rate risk (and thus market risk) also depends on the credit quality of a fixed income security. Lower quality securities are more vulnerable to interest rate risk than higher quality securities, as their values generally are more sensitive to interest rate fluctuations.

         A related market risk exists for the Fund by virtue of its direct investments in asset-backed securities and its investment in SDCF, which invests primarily in asset-backed securities. Those securities may be backed by many types of assets, including pools of automobile loans, residential and commercial mortgages, educational loans, home equity loans, credit card receivables, secured or unsecured bonds issued by corporate or sovereign obligors, unsecured loans made to a variety of corporate commercial and industrial loan customers or one or more lending banks, or a combination of these bonds and loans. Payment of interest and repayment of principal on asset-backed securities largely depends on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with investments in asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the required amount of underlying assets or other support needed to produce the cash flows necessary to service interest and principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the obligations in default exceed the credit support. The underlying obligations also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest the prepaid proceeds in an investment that provides as high a yield as the asset-backed security. Through its direct investments and its investment in SDCF, the Fund will have significant exposure to asset-backed securities secured by specific types of loans and/or bonds (e.g., credit-card receivables). As a result, economic developments adversely affecting a particular type of collateral may result in harm to the Fund. In addition, certain types of collateral may have strong positive correlations, meaning that their value may be impaired by similar economic conditions (e.g., an increase in personal bankruptcies could reduce the value of asset-backed securities secured by credit card receivables, automobile loans, educational loans, and home equity loans). Asset-backed securities also may be collateralized by the fees earned by service providers.

         The value of asset-backed securities may depend on the servicing of the underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of their servicers. In some circumstances, the mishandling of related documentation also may affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

         -  LEVERAGING RISK

         The Fund's use of derivatives instruments may cause its portfolio to be leveraged. The Fund's portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions. Leverage may disproportionately increase the Fund's portfolio losses when the Fund's investments are adversely affected by changes in interest or currency rates.

         The Fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions. As a result, the Fund typically will be leveraged in relation to its assets.

         - LIQUIDITY RISK

         The Fund is exposed to liquidity risk when limited trading volume, lack of a market maker, or legal restrictions impair the Fund's ability to sell particular securities or close derivative positions at an advantageous price. Because the Fund's principal investment strategies typically involve the use of derivatives, the Fund tends to have increased exposure to liquidity risk. Moreover, less liquid investments are more likely to be fair valued (see "Determination of Net Asset

Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing a short position).

         -  NON-DIVERSIFICATION RISK

         Investing in securities from many different issuers can reduce overall risk while investing in securities of a relatively small number of issuers can increase it. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced than if the Fund were "diversified."

         -  FOCUSED INVESTMENT RISK

         Industry diversification can reduce overall risk, and concentration of investments in industries with high positive correlations to one another can increase overall risk. A fund that focuses its investments in a particular industry, or in two or more industries with high positive correlations to one another (e.g., different industries within broad sectors), may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political or other developments. Because the Fund will make investments in commodity-linked derivative instruments, including those related to oil, natural gas, agriculture, precious metals, industrial metals, softs, and currencies, it may be exposed to this risk. Therefore, the Fund should only be considered as part of a diversified portfolio that includes other investments. See "Commodities Risk" above for a discussion of the risks of commodities and related investments.

         -  MANAGEMENT RISK

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there is no assurance that the Manager will achieve the desired results. In addition, the Manager has no prior experience managing a commodity-oriented mutual fund. The Manager does manage other commodity-oriented accounts, but these accounts do not employ the same investment program as the Fund. As noted under "Principal Investment Strategies" above, the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark. To the extent the Fund invests in securities not included in its benchmark, its performance depends on the ability of the Manager to choose securities that perform better than those included in the benchmark.

FEES AND EXPENSES

         The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets)

----------------------------------------------------------------- ------------------
                                                                      CLASS III
----------------------------------------------------------------- ------------------
Management fee                                                          0.45%
----------------------------------------------------------------- ------------------
Shareholder service fee                                                 0.15%
----------------------------------------------------------------- ------------------
Other expenses                                                         0.14%(1)
----------------------------------------------------------------- ------------------
Total annual operating expenses                                        0.74%(1)
----------------------------------------------------------------- ------------------
     Expense reimbursement                                            0.13%(1,2)
----------------------------------------------------------------- ------------------
Net annual expenses                                                    0.61%(1)
----------------------------------------------------------------- ------------------

(1) The amounts indicated above represent an estimate of the Fund's and the Bermuda subsidiary's operating expenses for their current fiscal year ending February 28, 2006.
(2) The Manager has contractually agreed to reimburse the Fund for Fund expenses until at least June 30, 2006 to the extent the Fund's total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses (including legal fees) of the independent trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes) exceed 0.45% of the Fund's average daily net assets.


MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST

         GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund. GMO is a private company, founded in 1977. As of May 31, 2005, GMO managed on a worldwide basis more than $87 billion for the GMO Funds and institutional investors, such as pension plans, endowments and foundations.

         Subject to the approval of the Trust's Board of Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs.

         The Fund pays the Manager a shareholder service fee for providing direct client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

         The Fund pays the Manager a management fee at the annual rate of 0.45% of the Fund's average daily net assets.

         A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract will be included in the shareholders' report for the period during which the Trustees approved such contract.

         GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

         William Nemerever and Thomas Cooper are the senior members of the Fixed Income Division. As directors and senior members of the Fixed Income Division, Mr. Nemerever and Mr. Cooper allocate responsibility for portions of the Fund's portfolio to various members of the Division, oversee the implementation of trades on behalf of the Fund, review the overall composition of the portfolio, including ensuring compliance with stated investment objectives and strategies, and monitor cash flows.

    Mr. Nemerever and Mr. Cooper have served as senior members of the Fund's portfolio management team since the Fund's inception. At GMO, Mr. Nemerever and Mr. Cooper are responsible for the portfolio management of all global fixed income portfolios. They have served as co-directors of global fixed income since 1993. They are both CFA charterholders.

         The SAI contains other information about how GMO determines the compensation of Mr. Nemerever and Mr. Cooper, other accounts they manage, and their ownership of the Fund.

         CUSTODIAN, TRANSFER AGENT, AND FUND ACCOUNTING AGENT

         Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, transfer agent, and fund accounting agent. IBT provides similar services with respect to the wholly-owned subsidiary in which the Fund invests.

DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may not determine its NAV on days during which no security is tendered for redemption and no order to purchase or sell a security is received by the Fund. The Fund's net asset value is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -  Last sale price or

         -  Official closing price or

         - Most recent bid price (if no reported sale or official closing price) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

         (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

         -  Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

         -  Most recent ask price

"Fair Value" Pricing

         For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

         With respect to the Fund's use of "fair value" pricing, you should note the following:

         - In certain cases, a significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

         - Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued using fair value prices based on modeling tools by third party vendors to the extent that those fair value prices are available.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

         PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust or its agent. A purchase request is in good order if it includes:

         -        The name of the Fund being purchased;

         -        The dollar amount of the shares to be purchased;

         - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

         - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

         - The signature of an authorized signatory as identified in the GMO Trust Application; and

         -        Payment in full (by check, wire, or securities).

                  - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

         If the purchase request is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price is the net asset value per share determined on that day for the Fund shares to be purchased. If the purchase request is received after the close of regular trading on the NYSE, the purchase price is the net asset value per share determined on the next business day for the Fund shares to be purchased.

         To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

         The Trust and its agent reserve the right to reject any order. In addition, without notice the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

         MINIMUM INVESTMENT AMOUNT. An investor's initial investment in the Fund must total at least $5 million.

You should note:

         - No minimum additional investment is required to purchase additional shares of the Fund.

         - The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility. See the SAI for a discussion of factors the Manager considers relevant when making aggregation determinations.

         - Eligibility requirements are subject to change upon notice to shareholders.

         - The Trust may waive eligibility requirements for certain accounts or special situations.

         Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and
(ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.


         SUBMITTING YOUR PURCHASE ORDER FORM. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

         Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust or its agent.

         FUNDING YOUR INVESTMENT.  You may purchase shares:

         -  with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Fund/Account name and number

            - BY CHECK. All checks must be made payable to the appropriate Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

                             By U.S. Postal Service:                        By Overnight Courier:
                          Investors Bank & Trust Company              Investors Bank & Trust Company GMO
                            GMO Transfer Agent MFD 23                       Transfer Agent MFD 23
                                   P.O. Box 642                       200 Clarendon Street, 16th Floor
                              Boston, MA 02117-0642                            Boston, MA 02116


         -  by exchange (from another GMO Trust fund)

            - written instruction should be sent to GMO Shareholder Services at (617) 439-4192 (facsimile)

         -  in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund

            - securities will be valued as set forth under "Determination of Net Asset Value"

         -  by a combination of cash and securities

         The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

         The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

         In addition to policies and procedures with respect to frequent trading, the Trustees have adopted pricing policies that generally provided for the fair valuation of foreign equity securities on a daily basis, as described in "Determination of Net Asset Value" on page 8. The fair value pricing of foreign equity securities reduces the profit potential of frequent trading strategies.

         REDEMPTION OF FUND SHARES

         You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

         REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust or its agent. A redemption request is in good order if it includes:

         -  The name of the Fund being redeemed;

         - The number of shares or the dollar amount of the shares to be redeemed;

         - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

         - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

         - The signature of an authorized signatory as identified in the GMO Trust Application; and

         - Wire instructions or registration address that match the wire instructions or registration address on file at GMO.

         If the redemption request is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

         The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

         If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

         If a redemption is paid in cash:

         - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

         - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

         If a redemption is paid with securities, it is important for you to note:

         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

         - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         -  if the NYSE is closed on days other than weekends or holidays

         -  during periods when trading on the NYSE is restricted

         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

         - during any other period permitted by the Securities and Exchange Commission for your protection.

         Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem the Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or any class.

         Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and
(ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

         SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares - Submitting Your Purchase Order Form" Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust or its agent. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

         DISCLOSURE OF PORTFOLIO HOLDINGS

         The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end.

         To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates. Beneficial owners of shares of the Trust who have invested in the Trust through a broker or agent should contact that broker or agent for information on how to obtain access to information on the website regarding a Fund's portfolio holdings.

         The Fund or GMO may suspend the posting of the portfolio holdings or modify the disclosure policy without notice to shareholders. Once posted, the portfolio holdings will remain available on the website at least until the date on which the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.

DISTRIBUTIONS

         The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees.

         Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

TAXES

         The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda and statements of additional information for those funds for a summary of the tax consequences applicable to them.

         - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss and deduction, for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions and credits of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

         - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

         - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis of its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis of its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (like market discount).

         - In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources ("good income"). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to shareholders that are RICs. The Fund's investment in a wholly-owned Bermuda subsidiary is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it could generate bad income for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

         - Furthermore, the Fund's investment in the Bermuda subsidiary, asset-backed and mortgage-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, and foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

         - The Fund's use of derivatives and securities lending may increase the amount of taxable income recognized by its shareholders.

         - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

         - The Bermuda subsidiary may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of the Bermuda subsidiary's taxable income is expected to be includible in the Fund's income at the end of its tax year, whether or not distributed, and all of such income is expected to be ordinary.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                                    GMO TRUST


                             ADDITIONAL INFORMATION

                  The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports, and the Fund's SAI are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its SAI is not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

         You can review and copy the Private Placement Memorandum and SAI at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Other information about the Fund is available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

         Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.com
                           website: http://www.gmo.com



                                       INVESTMENT COMPANY ACT FILE NO.  811-4347

                                    GMO TRUST

                     GMO ALTERNATIVE ASSET OPPORTUNITY FUND

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2005

This Statement of Additional Information is not a prospectus. It relates to the GMO Alternative Asset Opportunity Fund Private Placement Memorandum dated June 28, 2005, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling GMO Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
INVESTMENT OBJECTIVES AND POLICIES..............................................     1

FUND INVESTMENTS................................................................     2

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS......................................     3

USES OF DERIVATIVES.............................................................    25

INVESTMENT RESTRICTIONS.........................................................    28

DETERMINATION OF NET ASSET VALUE................................................    30

DISTRIBUTIONS...................................................................    30

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS ......................................    32

MANAGEMENT OF THE TRUST.........................................................    46

INVESTMENT ADVISORY AND OTHER SERVICES..........................................    54

PORTFOLIO TRANSACTIONS..........................................................    59

PROXY VOTING POLICIES AND PROCEDURES............................................    60

DISCLOSURE OF PORTFOLIO HOLDINGS................................................    59

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES................................    63

MULTIPLE CLASSES................................................................    65

VOTING RIGHTS...................................................................    65

SHAREHOLDER AND TRUSTEE LIABILITY...............................................    66

APPENDIX A -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

APPENDIX B -- PROXY VOTING POLICIES AND PROCEDURES

The GMO Alternative Asset Opportunity Fund (the "Fund") is a series of GMO Trust (the "Trust"). The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda and statements of additional information.

Throughout this Statement of Additional Information, it is noted that the Fund will typically make "investments" in a particular type of security of other asset. Investors should understand that when used in this Statement of Additional Information, the word "investments" includes both direct and indirect investments by the Fund. An example of an indirect investment is gaining exposure to the relevant asset type through investments in derivatives.

                       INVESTMENT OBJECTIVES AND POLICIES

The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

      -     Commodity-Related Investments

      -     Securities of Foreign Issuers (1)

      -     Securities of Foreign Issuers (Traded on U.S. Exchanges) (1)

      -     Securities of Emerging Market Issuers or Countries (1)

      -     Depository receipts

      -     Illiquid Securities

      -     Options and Futures

      -     Real Estate Investment Trusts ("REITs")

      -     Swap Contracts

      -     Repurchase Agreements

      -     Warrants and Rights

      -     Shares of GMO Alternative Asset Opportunity SPC Ltd.(4)

      -     Reverse Repurchase Agreements and Dollar Roll Agreements

      -     Investment Companies

      -     Shares of Other GMO Trust Funds(2)

      -     Cash and Other High Quality Investments

      -     Long- and Medium-term Corporate & Government Bonds(3)

      -     Short-term Corporate and Government Bonds(3)

      -     Adjustable Rate Securities

      -     Foreign Currency Transactions

      -     Zero Coupon Securities

      -     Indexed Securities

      -     Structured Notes

(1) For more information, see, among other sections, "Principal Risks -- Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments -- Certain Risks of Foreign Investments" herein.

(2) For more information, see, among other things, "Description and Risks of Fund Investments -- Investments in Other Investment Companies" herein.

(3) For more information, see, among other sections, "Description of Principal Risks -- Market Risk -- Fixed Income Securities" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments -- Debt and Other Fixed Income Securities Generally" and " -- U.S. Government Securities and Foreign Government Securities" herein.

(4) For more information, see, among other sections, "Descriptions and Risks of Fund Investments -- Investments in Wholly Owned Subsidiary" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. Please refer to "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum and "Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when distributed to shareholders of the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains are typically taxed to shareholders at ordinary income tax rates. See "Distributions" and "Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund and, accordingly, is not required to satisfy the requirements for "diversified" funds under the Investment Company Act of 1940, as amended (the "1940 Act"). At least 75% of the value of a "diversified" fund's total assets must be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

As a "non-diversified" fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers than a "diversified" fund. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in the Fund may entail greater risks than investment in a diversified fund.

COMMODITY-RELATED INVESTMENTS

As noted in the "Investment Objective and Principal Investment Strategies" section of the Private Placement Memorandum, the Fund may invest in commodities. "Commodities" include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar).

Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.

The production and marketing of commodities may be affected by actions of and changes in governments and political and economic instability in commodity-producing and -exporting countries. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals can have an adverse effect on the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs. Government regulation may also impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.

The Fund may also invest in derivative instruments, whose values are based on the value of a commodity, commodity index, currency, or other readily measurable economic variables dependent upon changes in the value of commodities or the commodities markets ("commodity-linked derivative instruments"). The value of commodity-linked derivative instruments fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are linked. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See "Futures and Options," "Structured Notes," "Swap Contracts and Other Two Party Contracts," and "Uses of Derivatives" below for more information on the Fund's investments in commodity-linked derivative instruments, including swap agreements, commodity futures contracts, commodity index options, and options on futures.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and other related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on their economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs [are] higher in emerging countries than in developed countries, which could reduce a Fund's income from investments in securities or debt instruments of emerging markets issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause a Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities. The Manager intends to limit the portfolio securities on loan at a given time to not more than one-third of its total assets. For these purposes, total assets include the proceeds of the loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be continuously collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Manager has retained lending agents on behalf of several of the Funds that are compensated based on a percentage of the Fund's return on its securities lending. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See "Taxes" below for further discussion of qualified dividend income.

DEPOSITORY RECEIPTS

The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs), and European Depository Receipts (EDRs) (collectively, "Depository Receipts"). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund will typically use warrants and rights in a manner similar to its use of options on securities as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in set amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

The Fund may use options and futures for various purposes. See "Uses of Derivatives" below. The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities or commodities prices, or currency exchange rates may adversely affect the Fund's performance.

OPTIONS. The Fund (1) may enter into contracts giving third parties the right to buy portfolio securities from the Fund for a fixed price at a future date ("writing call options"); (2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date ("writing put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

WRITING OPTIONS. The Fund may seek to increase its return by writing call or put options on securities or securities or commodities indexes. A call option written by the Fund gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option written by the Fund gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on securities or commodities indexes, the options are typically cash settled for the difference between the exercise price and the market value of the index on the date of exercise.

The Fund receives a premium for writing a put or call option. The premium increases the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates. By writing a call option on a security held by the Fund, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. If the Fund does not hold the security underlying a call written by the Fund and the market price exceeds the exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price minus any premium received. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

If the writer of an option wishes to terminate its obligation before the holder exercises the option, it may effect a closing purchase. In the case of exchange-traded options, a Fund effects a closing purchase by buying an option of the same series as the option previously written. The holder of an option may similarly liquidate its position by effecting a closing sale. In the case of exchange-traded options, a Fund effects a closing sale by selling an option of the same series as the option previously purchased. No guarantee exists that a Fund will be able to effect a closing purchase or a closing sale at any particular time. An over-the-counter option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security.

The Fund realizes a loss from a closing transaction if the cost of the closing transaction (option premium plus transaction cost) is less than the premium received from writing the option or the premium paid to purchase the option. If a Fund closes an option that it has written at a loss, the Fund's loss is likely to be offset in whole or in part by the appreciation in value of the underlying security or securities held by the Fund.

PURCHASING OPTIONS.

For a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs. Likewise, in order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs. By purchasing a put option, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option.

RISK FACTORS IN OPTIONS TRANSACTIONS. An American option is an option which the holder can exercise its rights any time prior to expiration of the option. Consequently, the writer of an American option has no control over when the underlying securities or index must be sold, in the case of a call option, or purchased, in the case of a put option. If a call option is never exercised, the writer's gain (the amount of the premium) may be offset by a decline in the market value of the underlying security or index during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or index. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or index at the exercise price, which will typically exceed the then market value of the underlying security or index. The purchaser of an option risks losing the premium paid for the option plus related transaction costs.

An exchange-traded option may be closed out only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, a Fund might not be able to effect a closing transaction for a particular option. As a result, the Fund, if it is the holder of an option, would be able to realize profits or limit losses only by exercising the option, and the Fund, if it is the writer of an option, would remain obligated under the option and would not be able to sell the underlying security or index until the option expires or it delivers the underlying security or index upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms).

The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

An over-the-counter option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts -- Risk Factors in Swap Contracts, OTC Options and Other Two-Party Contracts" below.

FUTURES. The Fund may invest in futures contracts with respect to, but not limited to, commodities, interest rates, and securities and commodities indexes. A commodity, interest rate, or index futures contract provides for the future sale by one party (the seller) and purchase by another party (the purchaser) of a specified quantity of a commodity, a specified quantity of a financial instrument (such as a U.S. government security or other fixed income instrument), or the cash value of an index at a specified price and time. In some cases, the specific financial instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

Index futures contracts are generally "cash settled" (rather than "physically settled," as described above) which means that the purchase price of the futures contract is subtracted from the cash value of the relevant index and the net amount, if positive, is paid to the purchaser of the futures contract, and, if negative, is paid by the purchaser to the seller of the futures contract. Although the value of an index might be a function of the value of certain specific securities or commodities, no physical delivery of these securities or commodities is made. Other types of futures contracts may also be "cash settled", which means that instead of taking or making delivery of the underlying financial instrument or commodity at the time specified by the futures contract, the two parties to the contract agree to receive or pay, as applicable, an amount of cash equal to the difference between the current market value of the underlying instrument or commodity and the purchase price of the futures contract.

Futures contracts are traded in the United States only on commodity exchanges or boards of trade - known as "contract markets" - approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant contract market.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The size of the initial margin is generally set by the market on which the contract is traded. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

In most cases, futures contracts are closed before the settlement date without the making or taking of delivery. A sale of a futures contract is closed by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and, if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

COMMODITY FUTURES. The Fund will invest to a significant extent in commodity futures contracts. A commodity futures contract is an agreement between two parties, in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed-upon when the contract is made. The Fund intends to close out of such contracts before the settlement date without the making or taking of delivery. See "Special Risk Factors in Commodity Futures Transactions" below for more information on commodity futures contracts.

INDEX FUTURES. The Fund may purchase futures contracts on commodities or securities indexes ("Index Futures"). A Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC.

The Fund may close open positions on an exchange on which Index Futures are traded at any time through the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

Changes in the price of Index Futures may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

INTEREST RATE FUTURES. The Fund may also engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the option exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.

The Fund's ability to establish and close options on futures contracts will depend on the development and maintenance of a liquid secondary market. The development and maintenance of a liquid secondary is not certain.

RISK FACTORS IN FUTURES TRANSACTIONS. Investment in futures contracts involves risk. If the futures are used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security or currency being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract or the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the price of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.

The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements within a given time frame in exchange rate, interest rate, and stock and commodity prices. For example, to the extent a Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by a Fund, the Fund would realize a loss on the futures that is not offset by an increase in the value of its portfolio securities. As a result, the Fund's total return would be less than if it had not used the futures.

As discussed above, a Fund that purchases or sells a futures contract is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security as if it were already in the Fund's portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract.

Trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, a Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate.

If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the securities or commodities index underlying the long futures position underperforms the securities or commodities index underlying the short futures position.

The Funds' ability to engage in the options and futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of options or futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. Furthermore, the Fund's ability to engage in options and futures transactions may be limited by tax considerations.

SPECIAL RISK FACTORS IN COMMODITY FUTURES TRANSACTIONS. Several additional risks are associated with transactions in commodity futures contracts.

Storage Costs. The price of a commodity futures contract reflects the storage costs of purchasing its underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs change, the value of the futures contracts may change proportionately.

Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the futures contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when a Fund reinvests the proceeds from a maturing contract, it may invest in a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.

Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. Thus, the Fund's investments may be subject to greater volatility than those of a fund with a broad range of investment alternatives. See "Commodity-Related Investments" above for additional discussion of risk factors relating to commodities and related investments, including commodity futures contracts.

ADDITIONAL LIMITATIONS ON USE OF FUTURES AND OPTIONS. The Fund's ability to engage in the options and futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of options or futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund may use swap contracts and other two-party contracts for the same or similar purposes as options, futures, and related options. In addition, as noted in the Private Placement Memorandum, the Fund will often invest in one or more swap contracts on one or more broad-based commodities indices.

SWAP CONTRACTS. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap", two parties agree to exchange returns (or differentials in rates of return) calculated on a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate in a particular foreign currency, or in a "basket" of securities or commodities representing a particular index.

INTEREST RATE AND CURRENCY SWAP CONTRACTS. The parties to interest rate swaps agree to pay or receive interest on a notional principal amount (e.g., an exchange of payments based on a floating interest rate for payments based on a fixed interest rate). The parties to currency swaps agree to pay or receive fluctuations in the notional amount of two different currencies (e.g., an exchange of payments on fluctuations in the value of the U.S. dollar relative to the Japanese yen).

COMMODITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. Commodity swap contracts involve an agreement by two parties to exchange returns calculated on the notional amount of a commodity index (e.g., the Goldman Sachs Commodity Index), basket of commodities, or individual commodity.

If the Fund enters into a commodity swap contract (long or short), the Fund's net asset value will fluctuate with changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based. The fluctuation will be the same as if the Fund had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or individual commodity, as the case may be.

Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or "baskets" of securities. Often, one or both "baskets" will be an established securities index. The Fund's return is based on changes in value of theoretical, long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position.

If the short basket outperforms the long basket, however, the Fund will realize a loss -- even in circumstances when the securities in both the long and short baskets appreciate in value.

INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures -- Risk Factors in Options Transactions" and "Options and Futures - Risk Factors in Futures Transactions" above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchase of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

TOTAL RETURN SWAPS. The Fund may generally use total return swaps to gain investment exposure to commodities, or to fixed income securities where direct ownership is either not legally possible or is economically unattractive. Total return swap agreements involve commitments to pay interest (or an agreed-upon fee) in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the fixed income security or commodity, basket of securities or commodities, or securities or commodities index underlying the transaction exceeds or falls short of the offsetting interest rate (or fee) obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The Fund may close out a swap, contract for differences, cap, floor, collar, or OTC option only with the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties who, at the time it enters into a transaction, have a long-term debt rating of A or higher by Standard & Poor's (or by Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or if the counterparty has a comparable credit rating, as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings, if they have short-term debt ratings of A-1 by Standard & Poor's and/or a comparable rating by Moody's or Fitch. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, AND SWAP CONTRACTS. The Manager has advised the Fund that the Trust has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and that the Fund, therefore, is not subject to registration or regulation as a pool operator under that Act. In addition, the Manager, who is registered with the CFTC as a "commodity pool operator" and a "commodity trading adviser," has advised the Subsidiary and the Fund that the Manager has claimed an exemption with respect to the Subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to "qualified eligible persons," as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the Subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the Subsidiary's trading program or this or any other brochure or account document.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active currency positions relative to both the Fund's securities portfolio and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement (see "Futures" for additional information). Options on currency futures contracts give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

REPURCHASE AGREEMENTS

The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed upon price on a specified date. The repurchase price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash at no market risk, although the Fund does run the risk of seller defaulting in its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund is seeking to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) inability to enforce its rights and the expenses involved in attempted enforcement.

DEBT AND OTHER FIXED INCOME SECURITIES

Debt and other fixed income securities include fixed income and floating rate securities of any maturity. Fixed income securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed income and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." See also "Adjustable Rate Securities" below.

Holders of fixed income securities are exposed to both market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. The Fund may be less sensitive to interest rate changes because the GMO Short Duration Collateral Fund, in which the Fund invests, invests primarily in fixed income securities with floating interest rates and related interest rate derivatives. However, fixed income securities with floating interest rates may cause fluctuations in the Fund's net asset value if their interest rates do not rise as much as interest rates in general or their rates reset only periodically (particularly during a period of sudden and significant changes in prevailing rates). Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of a Fund that invests in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of liquid assets required in connection with some of the Fund's investments. These cash items and other high quality corporate debt securities may include money market instruments such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund seeks to minimize credit risk by investing in high quality money market securities.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks ("FHLBs")). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

REAL ESTATE INVESTMENT TRUSTS ("REITS")

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Fund may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs.

In general, the value of a REIT's shares changes in light of factors affecting the real estate industry. Factors affecting the performance of real estate may include the supply of real property in some markets, changes in zoning laws, completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The performance of real estate also may be affected by changes in interest rates, management of insurance risks, and social and economic trends. REITs are also subject to poor performance by the REIT's manager, defaults by borrowers, adverse changes in the tax laws, and the risk of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986 and/or to maintain exempt status under the 1940 Act. See "Taxes" below for a discussion of special tax considerations relating to the Fund's investment in REITs.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

ZERO COUPON SECURITIES

The Fund, when investing in "zero coupon" fixed income securities, accrues interest income at a fixed rate based on the initial purchase price and the length to maturity, but these securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore their price tends to rise and fall with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, security index, currency, or other instrument to which they are indexed. Performance also may be influenced by interest rate changes in the U.S. and abroad. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness. Recent issuers of indexed securities have included banks, corporations, and U.S. government agencies.

The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

The Fund may invest in inflation indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on inflation indexed bonds is fixed at issuance, but is paid on an increasing or decreasing principal value as a result of the inflation rate adjustments. Repayment of an inflation indexed bond's original principal value upon maturity (as adjusted for inflation) is guaranteed in the case of some bonds (e.g., U.S. Treasury inflation indexed bonds), even during a period of deflation. The current market value of an inflation indexed bond is not guaranteed, however, and will fluctuate. The Fund may invest in inflation indexed bonds that do not guarantee repayment of the bonds' original principal value upon maturity. As a result, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds fluctuates in response to changes in real interest rates, which in turn reflect the relationship between the stated interest rate of the bond (i.e., the "nominal interest rate") minus inflation. Therefore, if inflation rises at a faster rate than nominal interest rates, real interest rates are likely to decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates are likely to rise, leading to a decrease in value of inflation indexed bonds.

Although inflation indexed securities protect holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed securities do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

The Fund's investments in indexed securities, including inflation indexed securities, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities described above, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the reference. The terms of a structured note may provide that in certain circumstances no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be positively or negatively indexed, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference; making the value of the note very volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the assets and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the assets.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

When the Fund enters into reverse repurchase agreements and dollar roll agreements, it will maintain cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds from the sale of its securities may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction on borrowings.

ILLIQUID SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not generally marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933 or pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an "underwriter" for purposes of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in always publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

The Fund may invest in shares of both open- and closed-end investment companies (including single country funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes a Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses.

The Fund also may invest in private investment funds, vehicles, or structures.

The Fund may also invest in GMO Short-Duration Collateral Fund. This investment is not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but is instead made in reliance on an SEC exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent the Fund invests in GMO Short-Duration Collateral Fund, shareholders of the Fund will not directly bear any of the operating fees and expenses of the GMO Short-Duration Collateral Fund, but will indirectly bear a proportionate share of this Fund's operating fees and expenses.

INVESTMENTS IN WHOLLY OWNED SUBSIDIARY

The Fund may invest in GMO Alternative Asset Opportunity SPC Ltd., a wholly owned subsidiary organized as a Bermuda exempted company with limited liability (the "Subsidiary"). The Subsidiary intends to invest primarily in commodities futures contracts and other commodity-related derivatives, as well as other investments intended to serve as margin or collateral in respect of such derivatives positions. To the extent the Fund invests in the Subsidiary, the Fund will be indirectly exposed to the risks of the Subsidiary's investments. See "Futures and Options" above and "Uses of Derivatives" below.

GMO serves as the investment manager to this Subsidiary, but does not receive any additional management or other fees in respect of such services. In addition, Investors Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116 ("IBT"), serves as the Subsidiary's custodian, transfer agent, and fund accounting agent. Pursuant to the Subsidiary's organizational documents, in certain circumstances, the Subsidiary has an obligation to indemnify its officers, directors, and certain other parties.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

DERIVATIVE POLICIES. This overview outlines the principal ways the Fund uses derivatives. It is intended to supplement the information included in the Private Placement Memorandum.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use commodity futures and other commodity-linked derivative instruments, including swap agreements, commodity index options, and options on futures, to gain indirect exposure to the commodity markets. The Fund may also use derivatives that are not linked to the value of a commodity or other commodity-linked variable, such as financial futures, options, and swap contracts, in order to implement investment decisions. These instruments may be exchange-traded or over-the-counter. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

DERIVATIVE EXPOSURE. Though the Fund may also make significant investments in commodities and fixed income securities, the use of derivative instruments is one of the primary components of the Fund's investment program, and derivatives may therefore comprise a substantial portion of the Fund's total assets.

COUNTERPARTY CREDITWORTHINESS. The Manager monitors the creditworthiness of the counterparties of over-the-counter derivatives. Typically, the Fund will enter into derivitives only with counterparties with long-term debt ratings of A or higher by either Standard & Poor's or Moody's or, in the case of short-term derivatives, with short-term debt ratings of A-1 by Standard & Poor's and/or Prime-1 by Moody's (but do not have long-term debt ratings). (See Appendix A -- "Commercial Paper and Corporate Debt Ratings" for an explanation of short-term ratings.) In addition to checking agency ratings to assess creditworthiness, the Manager considers news reports and market activity, such as the price at which a counterparty's long-term debt trades. Furthermore, the Manager monitors the amount of credit extended to each counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the exposure that the Fund has to a counterparty and may have collateral arrangements with a counterparty that further reduce its exposure.

                         USE OF DERIVATIVES BY THE FUND

Types of Derivatives Used by the Fund (other than foreign currency derivative transactions)

Futures contracts and related options on bonds, commodities, and baskets or indices of securities or commodities
Options on bonds and other securities, indexes of commodities, and futures contracts
Swap contracts, including interest rate swaps, total return swaps, credit default swaps, and contracts for differences (i.e., commodity swaps that contain both long and short commodity components)
Structured notes
Warrants and rights

Uses of Derivatives by the Fund (other than foreign currency derivative transactions)

Investment

The Fund is not limited with respect to the extent to which derivatives may be used or with respect to the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets. However, the Manager seeks to manage the effective market exposure of the Fund by controlling the projected tracking error relative to the Fund's benchmark.

The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in securities. Because a foreign derivative generally only provides the return of a foreign market in local currency terms, the Fund will often purchase a foreign currency forward in conjunction with using derivatives to give the effect of investing directly.

Risk Management - Synthetic Sales and Purchases

The Fund may use commodity futures, related options, and commodity swap contracts to achieve what the Manager believes to be optimal exposure to individual commodities. Sometimes, derivatives are used prior to actual sales and purchases.

For example, if the Fund holds a large proportion of a certain type of commodity and the Manager believes that another commodity will outperform such commodity, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short commodity swap contracts and contracts for differences also may be used for these purposes. Often, a foreign currency forward will be used in conjunction with the long derivative position to create the effect of investing directly. Commodities derivatives (and corresponding currency forwards) used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.

Hedging

Traditional Hedging: The Fund may use bond futures, related options, bond options, and swap contracts to hedge against a market or credit risk already generally present in the Fund.

Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of a significant cash redemption, the Fund may sell futures contracts or enter into short swap contracts to allow it to dispose of securities in an orderly fashion.

Foreign Currency Derivative Transactions Employed by the Fund

Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge its currency risk.

Anticipatory Hedging: When the Fund enters into a contract for the purchase, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency on the spot market or using currency forwards or futures.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus the Fund may have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

Without a vote of the majority of the outstanding voting securities of the Fund, the Trust will not take any of the following actions with respect to the Fund as indicated:

(1) Borrow money except under the following circumstances: (i) The Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) The Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; (iii) The Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions; and (iv) The Fund may participate in any other type of transaction permitted or not prohibited under the 1940 Act.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) Make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

(5) Concentrate more than 25% of the value of its total assets in any one industry.

(6) Issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness," the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

(7) Purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivative instrument (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).

Non-Fundamental Restrictions:

The following actions are contrary to the present policy of the Fund, which may be changed by the Trustees without shareholder approval:

(1) Make investments for the purpose of gaining control of a company's management. This restriction shall not apply with respect to the Fund's investments in one or more wholly owned subsidiaries.

(2) Invest more than 15% of net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

For purposes of determining compliance with the Fund's policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange, generally 4:00 p.m. Eastern time. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

      The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." The Fund will distribute proceeds and other cash receipts received from its underlying investments at the time such proceeds are received. The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

Fund Status.

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

Tax Determinations, Requests for Information, Elections, and Tax Matters
Partner.

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

Taxation of Shareholders.

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

Fund Allocations.

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

Distributions and Adjusted Basis.

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions. A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will recognize gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

Character and Timing of Income.

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

Effect of Straddle and Wash Sale Rules on Investors' Securities Positions.

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. Application of the "wash sale" rules to the transactions of the Fund would cause all or a portion of any loss realized upon a taxable disposition of securities held (directly or indirectly) by a shareholder to be disallowed if substantially identical securities were purchased within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"At Risk" Rules.

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

Limitations on Dividends Received Deduction.

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

Limitations on Shareholder's Deduction of Interest.

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

Limitation on Shareholder's Deduction of Investment Expenses.

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise.

Organizational Expenses.

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

Passive Activity Loss Limitations.

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

Sale or Exchange of Partnership Property.

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

Alternative Minimum Tax.

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

Tax Implications of Certain Investments.

The Fund's investments, if any, in mortgage-backed and asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

Foreign Currency Gains.

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

Tax Implications of the Bermuda Subsidiary

The Fund intends to invest a portion of its assets in a Bermuda subsidiary (the "Subsidiary") that will be classified as a corporation for United States federal income tax purposes. It is expected that the Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. The

Subsidiary intends to conduct its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the "Safe Harbor") pursuant to which the Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (1) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (2) engage in the United States in trading, for its own account, commodities that are "of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such place." Thus, the Subsidiary's securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of the Subsidiary's activities were determined not to be of the type described in the Safe Harbor or if the Subsidiary's gains are attributable to investments in securities that constitute U.S. real property interests (which is not expected), then the activities of the Subsidiary may constitute a U.S. trade or business.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30 percent (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the U.S. and Bermuda that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30 percent tax and thus withholding is not required on payments of such income to a foreign corporation. The 30 percent tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30 percent tax also does not apply to interest which qualifies as "portfolio interest." The term "portfolio interest" generally includes interest (including original issue discount) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person, who would otherwise be required to deduct and withhold the 30 percent tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.

The Subsidiary will be wholly-owned by the Fund. A U.S. person who owns (directly or indirectly) 10 percent or more of the total combined voting power of all classes of stock of the foreign corporation is a "U.S. Shareholder" for purposes of the controlled foreign corporation ("CFC") provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50 percent (measured by voting power or value) by "U.S. Shareholders." Because the Fund is a U.S. person that will own all of the stock of the Subsidiary, the Fund will be a "U.S. Shareholder" and the Subsidiary will be a CFC. As a "U.S. Shareholder," the Fund will be required to include in gross income for United States federal income tax purposes all of the Subsidiary's "subpart F income" (defined, in part, below), whether or not such income is distributed by the Subsidiary.

It is expected that all of the Subsidiary's income will be "subpart F income." "Subpart F income" generally includes interest, original issue discount, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. In particular, "subpart F income" also includes the excess of gains over losses from transactions (including futures, forward and similar transactions) in any commodities. The Fund's recognition of the Subsidiary's "subpart F income" will increase the Fund's tax basis in the Subsidiary. Distributions by the Subsidiary to the Fund will be tax-free, to the extent of its previously undistributed "subpart F income," and will correspondingly reduce the Fund's tax basis in the Subsidiary. The Fund intends to distribute all of its "subpart F income" to the Fund each year. "Subpart F income" is treated as ordinary income, regardless of the character of the Subsidiary's underlying income, and net losses incurred by the Subsidiary during a tax year will not be available to the Fund for the purpose of offsetting such gain.

In general, each "U.S. Shareholder" is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a "U.S. Shareholder" may in certain circumstances be required to report a disposition of shares in the Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of the Fund if the investor is a U.S. person who owns directly, indirectly or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10 percent or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.

Certain Tax Considerations Relating to Certain Other Foreign Investments.

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties. Some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

Certain Reporting Requirements.

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

Tax-Exempt Shareholders.

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. To the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, because charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, the trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

Termination of the Fund.

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

Backup Withholding.

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. Tax Shelter Rules.

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds, or that result in the existence of significant book-tax differences. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THEIR OBLIGATION TO REPORT OR DISCLOSE TO THE IRS INFORMATION ABOUT THEIR INVESTMENT IN THE FUND AND PARTICIPATION IN THE FUND'S INCOME, GAIN, LOSS OR DEDUCTION WITH RESPECT TO TRANSACTIONS OR INVESTMENTS SUBJECT TO THESE RULES. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Tax Elections.

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

Elective and Mandatory Basis Adjustment of Partnership Property.

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal in whole or in part, to provide the Fund with information regarding such Shareholder's adjusted basis in its interest. In addition, the application of these rules depends in part upon a Shareholder's adjusted basis in its Fund interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

Certain Tax Considerations for Regulated Investment Company Shareholders.

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

      (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies (the "Income Test");

      (b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

      (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid--generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4 percent excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. A RIC Shareholder will generally not be able to count the assets of the Fund for purposes of meeting the Asset Test described in paragraph (b) above. In general, income earned by the Fund will not be recognized by a RIC shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC shareholder can take advantage of certain safe harbors.

RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in the Subsidiary as "qualifying income" for purposes of the Income Test. There is a risk, however, that the Internal Revenue Service could prevail in asserting that (i) the Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) the Fund should be treated as recognizing income of the Subsidiary directly, or (iii) the acquisition of control of the Subsidiary by the Fund had the principal purpose of evading or avoiding federal income tax. Such a determination could cause some or all of the income derived from the Fund's investment in the Subsidiary to fail to be treated as qualifying income in the hands of a RIC shareholder. The Fund believes that the risk of such a determination is remote.

Certain Tax Considerations for Non-U.S. Investors.

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation. In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

No Tax Benefits Expected.

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

Estate, State and Local Taxes.

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

Summary; Laws Subject to Change.

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                           NUMBER OF
                                                                                           PORTFOLIOS
NAME, DATE OF BIRTH, AND                                                                       IN            OTHER
    POSITION(S) HELD                    LENGTH OF               PRINCIPAL OCCUPATION(S)   FUND COMPLEX   DIRECTORSHIPS
     WITH THE TRUST                    TIME SERVED                DURING PAST 5 YEARS       OVERSEEN          HELD
------------------------     -------------------------------    -----------------------   ------------   --------------
Donald W. Glazer, Esq.       Chairman of the Board of           Consultant--Business           46             None
Chairman of the Board of     Trustees since March 2005; Lead    and Law(1); Vice Chair
Trustees                     Independent Trustee (September     (since 2002) and
DOB: 07/26/1944              2004-March 2005); Trustee since    Secretary, Provant,
                             December 2000                      Inc.; Author of Legal
                                                                Treatises.
Jay O. Light                 Since May 1996                     Professor of Business          46         Director of
Trustee                                                         Administration and                          Harvard
DOB: 10/03/1941                                                 Senior Associate Dean,                     Management
                                                                Harvard University.                      Company, Inc.
                                                                                                           and Verde,
                                                                                                         Inc.; Director
                                                                                                          of Partners
                                                                                                          HealthCare
                                                                                                          System, Inc.
                                                                                                          and Chair of
                                                                                                         its Investment
                                                                                                           Committee.
W. Nicholas Thorndike        Since March 2005                   Director or trustee of         46         Director of
Trustee                                                         various corporations                        Courier

----------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2003, and December 31, 2004, these entities paid $469,752 and $373,499, respectively, in legal fees and disbursements to Goodwin.

DOB: 03/28/1933                                                 and charitable                           Corporation (a
                                                                organizations,                           book publisher
                                                                including Courier                             and
                                                                Corporation (a book                      manufacturer);
                                                                publisher and                            Member of the
                                                                manufacturer) (July                        Investment
                                                                1989-present); Putnam                     Committee of
                                                                Funds (December                             Partners
                                                                1992-June 2004); and                       HealthCare
                                                                Providence Journal (a                     System, Inc.
                                                                newspaper publisher)
                                                                (December 1986-December
                                                                2003).

OFFICERS

                            POSITION(S) HELD            LENGTH               PRINCIPAL OCCUPATION(S)
NAME AND DATE OF BIRTH       WITH THE TRUST          OF TIME SERVED            DURING PAST 5 YEARS
----------------------    ---------------------   --------------------  --------------------------------
Scott Eston               President and Chief     President and Chief   Chief Financial Officer, Chief
DOB: 01/20/1956           Executive Officer       Executive Officer     Operating Officer (2000-present)
                                                  since October 2002;   and Member, Grantham, Mayo, Van
                                                  Vice President,       Otterloo & Co. LLC.
                                                  August 1998 -
                                                  October 2002.

Susan Randall Harbert     Chief Financial         Chief Financial       Member, Grantham, Mayo, Van
DOB: 04/25/1957           Officer and             Officer since         Otterloo & Co. LLC.
                          Treasurer               February 2000;
                                                  Treasurer since
                                                  February 1998.

Brent C. Arvidson         Assistant Treasurer     Since August 1998.    Senior Fund Administrator,
DOB: 06/26/1969                                                         Grantham, Mayo, Van Otterloo &
                                                                        Co. LLC.

Sheppard N. Burnett       Assistant Treasurer     Since September       Fund Administration Staff,
DOB: 10/24/1968                                   2004.                 Grantham, Mayo, Van Otterloo &
                                                                        Co. LLC (June 2004--present);
                                                                        Vice President, Director of Tax,
                                                                        Columbia Management Group
                                                                        (2002-2004) and Senior Tax
                                                                        Manager (2000-2002) and Tax
                                                                        Manager (1999-2000),
                                                                        PricewaterhouseCoopers LLP.

Michael E. Gillespie      Chief Compliance        Since March 2005.     Vice President of Compliance
DOB: 02/18/1958           Officer                                       (June 2004-February 2005) and
                                                                        Director of Domestic Compliance
                                                                        (March 2002-June 2004), Fidelity
                                                                        Investments; Vice President and
                                                                        Senior Counsel, State Street
                                                                        Bank and Trust Company (May
                                                                        1998-March 2002)

David L. Bohan            Vice President and      Since March 2005.     Legal Counsel, Grantham, Mayo,
DOB: 06/21/1964           Clerk                                         Van Otterloo & Co. LLC
                                                                        (September 2003- present);
                                                                        Attorney, Goodwin Procter LLP
                                                                        (September 1996-September
                                                                        2003).
Scott D. Hogan            Vice President and      Since June 2005;      Legal Counsel, Grantham, Mayo,
DOB: 01/06/1970           Secretary               Acting Chief          Van Otterloo & Co. LLC (Since
                                                  Compliance Officer,   2000) and Senior Legal Product
                                                  October 2004 -        Specialist, Scudder Kemper
                                                  February 2005.        Investments, Inc. (1999-2000).
Julie L. Perniola         Vice President          Vice President,       Anti-Money Laundering Reporting
DOB: 10/07/1970                                   February,             Officer (February 2003- December
                                                  2003-present;         2004) and Chief Compliance
                                                  Anti-Money            Officer (April 1995- present),
                                                  Laundering            Grantham, Mayo, Van Otterloo &
                                                  Compliance Officer,   Co. LLC.
                                                  February 2003-
                                                  December 2004.

Cheryl Wakeham            Vice President and      Since December 2004.  Manager, Client Service
DOB: 10/29/1958           Anti-Money                                    Administration, Grantham, Mayo,
                          Laundering Officer                            Van Otterloo & Co. LLC (February
                                                                        1999--present).

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any custodian or underwriter.

Prior to March 24, 2005, the Board of Trustees had two standing committees: the Independent Trustees/Audit Committee and the Pricing Committee. Mr. Glazer and Mr. Light were members of the Independent Trustees/Audit Committee. During the fiscal year ended February 28, 2005, the Independent Trustees/Audit Committee held nine meetings. Mr. Glazer and Mr. Light also were members of the Pricing Committee, and R. Jeremy Grantham (who served as an interested Trustee until March 2005) was an alternate member of the Pricing Committee. During the fiscal year ended February 28, 2005, the Pricing Committee held seven meetings.

Effective March 24, 2005, the Independent Trustees/Audit Committee was renamed the "Audit Committee" and the Board formed a third standing committee, the "Governance Committee." The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds' securities and other assets, and, to the extent required by the Pricing Policies, determines the fair value of the Funds' securities or other assets, as well as perform such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

In determining to approve the Fund's investment management contract, the Trustees considered a number of factors relevant to the interests of the shareholders of the Fund, considered separately from the other GMO Trust funds, but giving due consideration to the common interests between the Fund and the other GMO Trust funds. To this end, the Trustees considered information they obtained from meetings over the course of the past year with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel who would be providing services under that contract. See "Management, Organization, Capital Structure - Management of the Trust" in the Private Placement Memorandum and "Management of the Trust - Officers" above. The Trustees concluded that the Manager's advisory personnel are of sufficient quality and quantity to provide service to the Fund and meet any reasonably foreseeable obligations under the contract.

Since the Fund had not yet commenced operations, the Trustees were unable to consider its performance. The Trustees did consider the business reputation of the Manager, its investment performance record, and its financial resources and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the contract.

The Trustees received information concerning the investment philosophy and investment process to be applied by the Manager in managing the Fund. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum. In connection with that information, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel. The Trustees concluded that the Manager's investment process, research capabilities, and philosophy were well suited to the Fund, given the Fund's investment objectives and policies.

The Trustees considered the scope of the services to be provided by the Manager to the Fund under the investment advisory contract and service agreements. The Trustees noted that the standard of care set forth in those agreements was comparable to that found in most mutual fund investment advisory contracts. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to the Fund was consistent with the Fund's operational requirements, including, in addition to seeking to achieve the Fund's investment objectives, compliance with the Fund's investment restrictions, tax and reporting requirements, and related shareholder services.

The Trustees considered the quality of the services (by comparison to other funds) to be provided by the Manager to the Fund. The Trustees evaluated the Manager's record with respect to regulatory compliance and compliance with the investment policies of the Fund. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients (see "Portfolio Transactions" below), the Manager's and the Funds' proxy voting policies and procedures (see "Proxy Voting Policies and Procedures" below and Appendix B hereto), the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions. The Trustees concluded that the Manager's record and current ability as it relates to these matters indicate the Manager's ability to appropriately manage the Fund and adequately fulfill its fiduciary and ethical responsibilities to them.

The Trustees considered the Manager's management of non-advisory services to be provided by persons other than the Manager, considering, among other things, the Fund's estimated total expenses and the reputation of the Fund's other service providers. See "Investment Objective, Principal Investment Strategies, and Principal Risks" in the Private Placement Memorandum. The Trustees concluded that these non-advisory services could be appropriately managed for the Fund by the Manager.

The Trustees also considered the competence of the personnel responsible for managing the Fund, the support those personnel will receive from the Manager, the investment techniques to be used to manage the Fund, and the overall competence of the Manager, and concluded that the level of service the Manager could provide is high and that the Manager could adequately fulfill its contractual requirements.

The Trustees also gave substantial consideration to the fees payable under the agreement. The Trustees reviewed information prepared by Lipper Inc. concerning fees paid to investment managers of funds with similar objectives. The Trustees also reviewed information provided by the Manager regarding fees paid by its separate account clients and non-proprietary mutual fund clients. The Trustees also considered possible economies of scale to the Manager. The Trustees evaluated the Manager's profitability with respect to the Fund. For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by the Fund directly to the Manager, but also so-called "fallout benefits" to the Manager such as reputational value derived from serving as investment manager to the Fund. In evaluating the Fund's advisory fees, the Trustees also took into account the sophistication of the investment techniques used to manage the Fund.

In addition, the Trustees, including the Independent Trustees, met on January 20, 2005 (a) to discuss the materials provided by the Manager for purposes of considering the Manager's proposal to establish the Fund as a new series of the Trust and the proposed new management contract between the Trust, on behalf of the Fund, and the Manager and (b) to meet with members of the Manager's Fixed Income Division who would be responsible for the management of the Fund. The Trustees', including the Independent Trustees', decision to approve the management contract for the Fund is based on a number of factors, including the following: First, the Trustees noted that the Fund had agreed to reimburse certain of the Fund's direct expenses. Second, based on their meeting with the members of the Manager's Fixed Income Division, the time and attention to be devoted by senior management to the Fund, their evaluation of the level of skill required to manage the Fund, and their consideration, as applicable, of information provided in connection with the annual contract renewals of the existing funds of GMO Trust in May and June 2004, the Independent Trustees expressed their belief that the quality of the Manager's personnel and the investment advice and administrative services they would provide to the Fund would be very high and appropriate to fulfill effectively the Manager's duties under the contract.

Based on the foregoing, the Trustees concluded (i) that the scope and quality of the Manager's services would be sufficient, in light of the particular portfolio management techniques, the resources brought to bear by the Manager, the competence of the Manager, the Manager's personnel and systems, and the financial resources of the Manager and (ii) that the fees to be paid the Manager under the advisory agreement would be fair and reasonable, given the scope and quality of the services rendered by the Manager, and determined to approve the management contract for the Fund.

Trustee Fund Ownership

The following table sets forth ranges of the Trustees' direct beneficial share ownership in Funds of the Trust as of December 31, 2004.

                                                                      AGGREGATE DOLLAR RANGE OF SHARES
                                                                            DIRECTLY OWNED IN ALL
                                            DOLLAR RANGE OF              FUNDS OF THE TRUST (WHETHER
                                       SHARES DIRECTLY OWNED IN           OR NOT OFFERED HEREUNDER)
          NAME                          FUND OFFERED HEREUNDER*              OVERSEEN BY TRUSTEE
          ----                         ------------------------       --------------------------------
JAY O. LIGHT                                     None                               None

DONALD W. GLAZER                                 None                           Over $100,000

W. NICHOLAS THORNDIKE*                           None                               None

* Mr. Thorndike was not elected as Trustee until March, 2005.

The following table sets forth ranges of the Trustees' indirect beneficial share ownership in Funds of the Trust, as of December 31, 2004, by virtue of their direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                                                         AGGREGATE DOLLAR RANGE OF SHARES
                                                                             INDIRECTLY OWNED IN ALL
                                              DOLLAR RANGE OF              FUNDS OF THE TRUST (WHETHER
                                        SHARES INDIRECTLY OWNED IN          OR NOT OFFERED HEREUNDER)
NAME/FUNDS OFFERED HEREUNDER             FUNDS OFFERED HEREUNDER*              OVERSEEN BY TRUSTEE
----------------------------            --------------------------       --------------------------------
DONALD W. GLAZER                                  None                           Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the trustees and their family members as of December 31, 2004 in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                              NAME OF
                            OWNER(S) AND
       NAME OF            RELATIONSHIP TO                           TITLE OF          VALUE OF
NON-INTERESTED TRUSTEE        TRUSTEE             COMPANY            CLASS           SECURITIES         % OF CLASS
----------------------    ---------------         -------           --------         ----------         ----------
Jay O. Light                   N/A                  None               N/A              N/A                N/A

----------
* Shares of the Fund were not offered until after December 31, 2004.

                              NAME OF
                            OWNER(S) AND
        NAME OF           RELATIONSHIP TO                           TITLE OF          VALUE OF
NON-INTERESTED TRUSTEE        TRUSTEE             COMPANY            CLASS           SECURITIES           % OF CLASS
----------------------    ---------------  ---------------------  -----------        ----------         --------------
Donald W. Glazer              Self           GMO Tax-Managed        Limited          $  420,726               4.20%(2)
                                           Absolute Return Fund,  partnership
                                           a private investment    interest-
                                           company managed by       Class C
                                              the Manager.(1)

                                            GMO Multi-Strategy      Limited          $  418,351               0.38%(2)
                                            Fund (Onshore), a     partnership
                                            private investment     interest-
                                            company managed by      Class A
                                              the Manager.(1)

                                                GMO Brazil          Limited          $        0               1.95%
                                            Sustainable Forest    partnership
                                           Fund, LP, a private      interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC(3), an
                                             affiliate of the
                                                 Manager.

                                                GMO Brazil          Limited          $        0               2.02%
                                             Sustainable Forest   partnership
                                           Fund 2, LP, a private   interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC(3), an
                                             affiliate of the
                                                 Manager.
W. Nicholas Thorndike(4)       N/A                None                N/A                   N/A                N/A

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(3) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

(4) Mr. Thorndike was not elected as Trustee until March, 2005.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, the Chairman of the Trust's standing committees and Chairman of the Board of Trustees receive an annual fee. Each Trustee is also paid a fee for participating in-person and telephone meetings of the Board of Trustees and committees and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof, including the Fund, during the fiscal year ended February 28, 2005:

                                       AGGREGATE          PENSION OR RETIREMENT     ESTIMATED ANNUAL
                                      COMPENSATION      BENEFITS ACCRUED AS PART     BENEFITS UPON      TOTAL COMPENSATION
NAME OF PERSON, POSITION            FROM THE FUND**         OF FUND EXPENSES           RETIREMENT         FROM THE TRUST
------------------------            ---------------         ----------------           ----------         --------------
Jay O. Light, Trustee                     N/A                      N/A                     N/A               $165,195

Donald W. Glazer, Esq.,                   N/A                      N/A                     N/A               $169,975
Trustee

W. Nicholas Thorndike*,                   N/A                      N/A                     N/A               $      0
Trustee

* Mr. Thorndike was elected as a Trustee in March 2005 and, therefore, did not receive any compensation from the Trust during the fiscal year ended February 28, 2005.

** The Fund commenced operations on April 12, 2005 and, therefore, did not pay any Trustee or officer compensation during the fiscal year ended February 28, 2005

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager benefit from the management fees paid by each Fund of the Trust. Mr. Hogan received compensation from the Trust in respect of his duties as the Trust's Acting Chief Compliance Officer during the fiscal year ended February 28, 2005, but no Fund paid Mr. Hogan more than $60,000 in aggregate compensation.

As of June 4, 2005, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

CODE OF ETHICS. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

As disclosed in the Private Placement Memorandum under the heading "Management of the Trust," under a Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions-- Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

As disclosed in the Private Placement Memorandum, the Manager has contractually agreed to reimburse the Fund for specified Fund expenses incurred through at least June 30, 2006.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

The Fund's Management Fee is calculated based on a fixed percentage of the Fund's average daily net assets. The Fund commenced operations on April 12, 2005 and, therefore, did not pay the Manager any Management Fees during the fiscal year ended February 28, 2005. However, the Fund will pay to the Manager a Management Fee at the annual rate of 0.45% of the Fund's average daily net assets.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

Portfolio Management

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division, which is comprised of investment professionals associated with the Manager. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth additional information about Mr. William Nemerever and Mr. Thomas Cooper, the senior members of the Fixed Income Division. The information provided is as of the date of the Trust's most recently completed fiscal year.

                       REGISTERED INVESTMENT COMPANIES
                      MANAGED (INCLUDING NON-GMO MUTUAL      OTHER POOLED INVESTMENT           SEPARATE ACCOUNTS MANAGED
SENIOR MEMBERS        FUND SUBADVISORY RELATIONSHIPS)(1)  VEHICLES MANAGED (WORLD-WIDE)               (WORLD-WIDE)
--------------------- ----------------------------------  -----------------------------  -------------------------------------
                       Number of                          Number of
                       accounts           Total assets    accounts      Total assets     Number of accounts    Total assets
                       ---------       -----------------  ---------   -----------------  ------------------  -----------------
William Nemerever and     14           $11,174,467,519.35      24      $2,665,889,384.51          9           $1,293,955,459.32
Thomas Cooper

                       REGISTERED INVESTMENT COMPANIES
                        MANAGED FOR WHICH GMO RECEIVES      OTHER POOLED INVESTMENT
                           A PERFORMANCE-BASED FEE        VEHICLES MANAGED (WORLD-WIDE)  SEPARATE ACCOUNTS MANAGED (WORLD-
                        (INCLUDING NON-GMO MUTUAL FUND      FOR WHICH GMO RECEIVES A       WIDE) FOR WHICH GMO RECEIVES
                          SUBADVISORY RELATIONSHIPS)         PERFORMANCE-BASED FEE            A PERFORMANCE-BASED FEE
                       --------------------------------  ------------------------------  ---------------------------------
                        Number of                         Number of                      Number of
                        accounts          Total assets    accounts       Total assets    accounts          Total assets
                        ---------       ---------------  -----------  -----------------  ---------       -----------------
William Nemerever and       0                  0              0               0              3           $712,537,644.01
Thomas Cooper

----------
(1) Includes the Fund.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts. GMO believes several factors limit those conflicts. First, the Manager maintains trade allocation policies which seek to ensure such conflicts are managed appropriately. Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts. Third, the division and GMO's Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client's investment guidelines and timing of cash flows. Fourth, the fact that the investment programs of the Funds and other similar accounts are determined based on quantitative models imposes discipline and constraint on the GMO investment divisions.

Senior members of the Fund's portfolio management team are members (partners) of GMO. Their compensation consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to their contribution to GMO's success. Their compensation does not disproportionately reward outperformance by higher fee/performance fee products. GMO's Compensation Committee determines base salary, taking into account current industry norms and market data to ensure that the base salary is competitive. GMO's Compensation Committee also determines the level of partnership interest taking into account the individual's contribution to GMO and its mission statement. The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each member's compensation is based on his individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. Partnership interests in GMO are the primary incentive for senior level persons to continue employment at GMO. GMO believes that partnership interests provide the best incentive to maintain stability of portfolio management personnel.

As of February 28, 2005, neither Mr. Cooper nor Mr. Nemerever beneficially owned any shares of the Fund.

Custodial Arrangements. IBT, serves as the Trust's custodian on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a Servicing Agreement, GMO provides direct client service, maintenance and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party.

The Fund commenced operations on April 12, 2005 and, therefore, did not pay GMO any amounts pursuant to the Servicing Agreement during the fiscal year ended February 28, 2005.

Independent Registered Public Accounting Firm. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager effects purchases and sales of portfolio securities for the Fund and for its other investment advisory clients with a view to achieving their respective investment objectives. Thus, some clients may purchase or sell a particular security while others do not. Likewise, some clients may purchase a particular security that other clients are selling. In some instances, therefore, one client may indirectly sell a particular security to another client. In addition, two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager seeks the best price and execution available, except to the extent it is permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves many considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

Over-the-counter transactions often involve dealers acting for their own account. The Manager's policy is to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager receives research services from brokers who handle a substantial portion of the Fund's portfolio transactions. Research services include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities, and portfolio strategy. The Manager uses research from brokers in servicing other clients as well as the Fund and other Funds of the Trust.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the 1934 Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

The Fund commenced operations after the fiscal year ended February 28, 2005 and, therefore, did not pay any brokerage commissions during that year.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix B.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Fund's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31, 2005.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds' portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents ("Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email or by any other means in such scope and form and with such frequency as GMO may reasonably determine on any day following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available, and where the information will be made available) or on the same day as a publicly available, routine filing with the Securities and Exchange Commission ("SEC") that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with their day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodians and auditors, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holding Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of a Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. He also is required to report his decision to the Board of Trustees.

GMO regularly reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Portfolio Holdings Information is disclosed on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

        NAME OF RECIPIENT                                    FUNDS                         PURPOSE OF DISCLOSURE
----------------------------------           --------------------------------------     ---------------------------
Investors Bank & Trust Company               U.S. Equity Funds, Fixed Income Funds,     Custodial and securities
                                             and GMO U.S. Sector Fund                   lending services

                                             All Funds                                  Compliance testing

Brown Brothers Harriman & Co.                International Equity Funds                 Custodial services and
                                                                                        compliance testing

Boston Global Advisors                       International Equity Funds                 Securities lending services

PricewaterhouseCoopers LLP                   All Funds                                  Independent registered
                                                                                        public accounting firm

        NAME OF RECIPIENT                                    FUNDS                         PURPOSE OF DISCLOSURE
----------------------------------           --------------------------------------     ---------------------------
Institutional Shareholder Services           All Funds                                  Corporate actions services

Interactive Data                             International Equity Funds                 Fair value pricing

FactSet                                      All Funds                                  Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

        NAME OF RECIPIENT                                    FUNDS                         PURPOSE OF DISCLOSURE
----------------------------------           --------------------------------------     ---------------------------
Epstein & Associates, Inc.                   All Funds                                  Software provider for Code
                                                                                        of Ethics monitoring system

Financial Models Company Inc.                All Funds                                  Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000 and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on April 12, 2005. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-six series: GMO U.S. Core Fund; GMO Tobacco-Free Core Fund; GMO U.S. Quality Equity Fund; GMO Value Fund; GMO Intrinsic Value Fund; GMO Growth Fund; GMO Small Cap Value Fund; GMO Small Cap Growth Fund; GMO Real Estate Fund; GMO Tax-Managed U.S. Equities Fund; GMO Tax-Managed Small Companies Fund; GMO International Disciplined Equity Fund; GMO International Intrinsic Value Fund; GMO International Growth Fund; GMO Currency Hedged International Equity Fund; GMO Foreign Fund; GMO Foreign Small Companies Fund; GMO International Small Companies Fund; GMO Emerging Markets Fund; GMO Emerging Countries Fund; GMO Emerging Markets Quality Fund; GMO Tax-Managed International Equities Fund; GMO Domestic Bond Fund; GMO Core Plus Bond Fund; GMO International Bond Fund; GMO Currency Hedged International Bond Fund; GMO Global Bond Fund; GMO Emerging Country Debt Fund; GMO Short-Duration Investment Fund; GMO Alpha Only Fund; GMO Inflation Indexed Bond Fund; GMO Emerging Country Debt Share Fund; GMO Benchmark-Free Allocation Fund; GMO International Equity Allocation Fund; GMO Global Balanced Asset Allocation Fund; GMO Global (U.S.+) Equity Allocation Fund; GMO U.S. Sector Fund; GMO Special Purpose Holding Fund; GMO Short-Duration Collateral Fund; GMO Taiwan Fund; GMO Global Growth Fund; GMO World Opportunity Overlay Fund; GMO Alternative Asset Opportunity Fund; GMO Strategic Balanced Allocation Fund; GMO World Opportunities Equity Allocation Fund; and GMO Developed World Stock Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial and transfer agency expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

As of June 2, 2005, no shareholder held greater than 25% of the outstanding shares of the Fund or owned beneficially 5% or more of the outstanding shares of the Fund. As of June 3, 2005, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                MULTIPLE CLASSES

The Manager makes all decisions relating to aggregation of accounts for purposes of determining eligibility for the various classes of shares offered by the Fund. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts are for the same institution regardless of legal entity; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and the relationship can be serviced from a single geographic location.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the

Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

                                      * * *

The Fund commenced operations after the fiscal year ended February 28, 2005 and, therefore, has no audited financial statements to incorporate by reference in this Statement of Additional Information.

Appendix A

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix A

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Moody's. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be

Appendix A

characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix B

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix B

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time.

Appendix B

Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy,

Appendix B

or (b) seek instructions from its clients.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

Appendix B

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.    AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.    BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Appendix B

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.    SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.    PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis,

Appendix B

considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.    POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.    MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.    REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.    CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting

Appendix B

rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9.    EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Appendix B

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.   SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix B

              CONCISE SUMMARY OF ISS GLOBAL PROXY VOTING GUIDELINES

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management

Appendix B

demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix B

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

Appendix B

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix B

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Appendix B

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 23. Exhibits

      (a)   1. Amended and Restated Agreement and Declaration of Trust;(1) and

      (b)   Amended and Restated By-laws of the Trust.(1)

      (c) Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

      (d)   1.    Forms of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO
                  Tobacco-Free Core Fund, GMO U.S. Quality Equity Fund, GMO
                  Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth
                  Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap
                  Value Fund (formerly "GMO Core II Secondaries Fund"), GMO
                  Small Cap Growth Fund, GMO Real Estate Fund (formerly "GMO
                  REIT Fund"), GMO International Intrinsic Value Fund (formerly
                  "GMO International Core Fund"), GMO Currency Hedged
                  International Equity Fund (formerly "GMO Currency Hedged
                  International Core Fund"), GMO International Disciplined
                  Equity Fund, GMO International Growth Fund, GMO Foreign Fund,
                  GMO Foreign Small Companies Fund, GMO International Small
                  Companies Fund, GMO Emerging Markets Fund, GMO Emerging
                  Countries Fund (formerly "GMO Evolving Countries Fund"), GMO
                  Emerging Markets Quality Fund (formerly "GMO Asia Fund"), GMO
                  Alpha Only Fund (formerly "GMO Global Hedged Equity Fund"),
                  GMO Domestic Bond Fund, GMO Core Plus Bond Fund (formerly "GMO
                  U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), GMO
                  International Bond Fund, GMO Currency Hedged International
                  Bond Fund (formerly "GMO SAF Core Fund"), GMO Global Bond
                  Fund, GMO Emerging Country Debt Fund, GMO Short-Duration
                  Investment Fund (formerly "GMO Short-Term Income Fund"), GMO
                  Inflation Indexed Bond Fund, GMO Intrinsic Value Fund, GMO
                  Tax-Managed Small Companies Fund (formerly "GMO U.S. Small Cap
                  Fund"), GMO International Equity Allocation Fund, GMO Global
                  Balanced Asset Allocation Fund (formerly "GMO World Equity
                  Allocation Fund" and "GMO World Balanced Allocation Fund"),
                  GMO Global (U.S.+) Equity Allocation Fund, GMO U.S. Sector
                  Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO
                  Tax-Managed U.S. Equities Fund, GMO Special Purpose Holding
                  Fund (formerly "GMO Alpha LIBOR Fund"), GMO Tax-Managed
                  International Equities Fund, GMO Emerging Country Debt Share
                  Fund, GMO Taiwan Fund, GMO Short-Duration Collateral Fund, GMO
                  Benchmark-Free Allocation Fund, GMO

----------
      (1)Previously field with the Securities and Exchange Commission and incorporated herein by reference.

                  Global Growth Fund, GMO World Opportunity Overlay Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Balanced Allocation Fund, and GMO World Opportunities Equity Allocation Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO").(1)

      (e)   None.

      (f)   None.

      (g) 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of certain Funds, GMO and Investors Bank & Trust Company ("IBT");(1)

            2. Form of Custodian Agreement (the "BBH Custodian Agreement") between the Trust, on behalf of certain Funds, and Brown Brothers Harriman & Co. ("BBH");(1)

            3. Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            4. Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of certain Funds, GMO and IBT, dated May 30, 2003;(1)

            5. Forms of Letter Agreements with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            6. Letter Agreement with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH, dated June 4, 2003;(1)

            7. Form of Accounting Agency Agreement (the "Accounting Agency Agreement") between the Trust, on behalf of certain Funds, and BBH;(1)

            8. Form of Letter Agreement with respect to the Accounting Agency Agreement between the Trust, on behalf of certain Funds, and BBH;(1)

            9. Form of 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH; (1)

            10. Form of Letter Agreement with respect to the 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH;(1)

            11. Form of Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds of the Trust;(1) and

            12. Form of Letter Agreement with respect to the Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds.(1)

----------
      (1)Previously field with the Securities and Exchange Commission and incorporated herein by reference.

      (h) 1. Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

            3. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust; (1) and

            4. Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO.(1)

      (i)   Form of Opinion and Consent of Ropes & Gray.(1)

      (j)   Consent of PricewaterhouseCoopers LLP - Exhibit 1.

      (k)   Financial Statements - Not applicable.

      (l)   None.

      (m)   None.

      (n) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as amended and restated.

      (o)   Reserved.

      (p) Code of Ethics adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd, GMO Woolley Ltd., and Renewable Resources LLC. (1)

Item  24. Persons Controlled by or Under Common Control with Registrant

      None.

Item  25. Indemnification

      See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item  26. Business and Other Connections of Investment Adviser

        A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the "Investment Adviser"), is set forth under the captions "Management, Organization, Capital Structure - Management of the

------------
      (1) Previously field with the Securities and Exchange Commission and incorporated herein by reference.

    Trust" in the private placement memoranda and "Management of the Trust" in the statements of additional information, each forming part of this Registration Statement.

Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption "Management of the Trust" in the Registrant's statements of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

               NAME                POSITION WITH INVESTMENT ADVISER                         OTHER CONNECTIONS
---------------------------------  ---------------------------------  --------------------------------------------------------------
Forrest Berkley                    Member                             Member of Board of Directors and Member of Investment
                                                                      Committee, Maine Community Foundation, 245 Main Street,
                                                                      Ellsworth, ME 04605

Paul J. Bostock                    Member                             Director, Inquire UK, Baldocks Barn Chiddingstone Causway,
                                                                      Tonbridge, Kent TN11 8JX

Arjun Divecha                      Member and Member of the Board of  Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA
                                   Directors                          94513

Robert P. Goodrow                  Member                             Trustee, The Batterymarch Trust, c/o GMO LLC, 40 Rowes Wharf,
                                                                      Boston, MA 02110

R. Jeremy Grantham                 Founding Member and Chairman of    MSPCC Investment Committee, 555 Amory Street, Jamaica Plain,
                                   the Board of Directors             MA 02130

Jon Hagler                         Member of the Board of Directors   Overseer, WGBH Boston, 125 Western Ave., Boston, MA 02134;
                                                                      Trustee Emeritus, Texas A&M Foundation, Texas A&M University,
                                                                      College Station, TX 77843; Chairman, Vision 2020 Advisory
                                                                      Council, Texas A&M University, College Station, TX 77843;
                                                                      Convening Chair, One Spirit-One Vision Capital Campaign, Texas
                                                                      A&M University, College Station, TX 77843

John McKinnon                      Member                             Director, J&S McKinnon Pty Ltd., 10 Dubarda Street, Engadine,
                                                                      Australia, NSW 2233; Quant Partners Pty Ltd., Level 7, 2
                                                                      Bulletin Place, Sydney, Australia, NSW 2000; GMO Australia
                                                                      Nominees Ltd., Level 7, 2 Bulletin Place, Sydney, Australia,
                                                                      NSW 2000; Trex Advisors Pty Ltd, Level 7, 2 Bulletin Place,
                                                                      Sydney NSW 2000

John Rosenblum                     Vice Chairman of the Board of      Director, The Chesapeake Corporation, 1021 East Cary Street,
                                   Directors                          Richmond, VA 23219; Thomas Rutherfoord, Inc., One South
                                                                      Jefferson Street, SW, Roanoke, VA 24011; The Providence
                                                                      Journal, a division of Belo Corporation, 75 Providence Street,
                                                                      Providence, RI 02902; Trustee, Landmark Volunteers, P.O. Box
                                                                      455, Sheffield, MA 01257; Jamestown-Yorktown Foundation, Inc.,
                                                                      P.O. Box 1607, Williamsburg, VA 23187-1607; Tredegar National
                                                                      Civil War Center Foundation, 200 S. Third St., Richmond, VA
                                                                      23219; Atlantic Challenge Foundation, 643 Main St., Rockland,
                                                                      ME 04841; MBA Tech Connection, Inc., P.O. Box 5769,
                                                                      Charlottesville, VA 22905; Charlottesville and University
                                                                      Symphony Society, 112 Old Cabell Hall, Charlottesville, VA
                                                                      22903; Trustee, Farnsworth Art Museum, 16 Museum Street,
                                                                      Rockland, Maine 04841

Anthony Ryan                       Member                             Trustee of the Woods Hole Oceanographic Institution, Woods
                                                                      Hole, MA

Eyk Van Otterloo                   Founding Member and Member of the  Board Member, Chemonics International, 1133 20th Street,
                                   Board of Directors                 NW, Suite 600, Washington, D.C. 20036; Breevast B.V., J.J.
                                                                      Viottastraat 39, 1071 JP Amsterdam, The Netherlands;
                                                                      Committee; Chairman of the Board, OneCoast Network LLC, 408
                                                                      Jamesborough Drive, Pittsburgh, PA 15238

Item 27. Principal Underwriters

      Not Applicable.

Item 28. Location of Accounts and Records

      The accounts, books, and other documents required to be maintained by
      Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant's investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant's distributor, Funds Distributor, Inc., 100 Summer Street, 15th Floor, Boston, MA 02110; the Registrant's custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant's custodian and transfer agent for certain of the Funds, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116.

Item 29. Management Services

      Not Applicable.

Item 30. Undertakings

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 140 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of June, 2005.

                                 GMO Trust

                                 By: SCOTT E. ESTON*
                                     ---------------------------------
                                     Scott E. Eston
                                     Title:  President; Chief Executive Officer;
                                     Principal Executive Officer

      Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 140 to the GMO Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the date indicated.

      Signatures                                  Title                               Date
----------------------  -------------------------------------------------------  -------------
SCOTT E. ESTON*         President; Chief Executive Officer; Principal Executive  June 28, 2005
--------------          Officer
Scott E. Eston

SUSAN RANDALL HARBERT*  Chief Financial Officer and Treasurer; Principal         June 28, 2005
----------------------  Financial and Accounting Officer
Susan Randall Harbert

JAY O. LIGHT*           Trustee                                                  June 28, 2005
-------------
Jay O. Light

DONALD W. GLAZER*       Trustee                                                  June 28, 2005
-----------------
Donald W. Glazer

W. NICHOLAS THORNDIKE*  Trustee                                                  June 28, 2005
----------------------
W. Nicholas Thorndike

                               * By: /S/ DAVID L. BOHAN
                                     -----------------------
                                     David L. Bohan
                                     Attorney-in-Fact

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Scott Eston, Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

       Signature          Title         Date
----------------------  ---------  --------------
/S/ Jay O. Light        Trustee    April 11, 2005
---------------------
Jay O. Light

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Scott Eston, Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

       Signature          Title         Date
----------------------  ---------  --------------
/S/ Donald W. Glazer    Trustee    April 11, 2005
---------------------
Donald W. Glazer

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

       Signature                   Title                    Date
----------------------  ----------------------------   --------------
/S/ Scott E. Eston      President; Chief Executive     April 14, 2005
---------------------   Officer; Principal Executive
Scott E. Eston          Officer

                                POWER OF ATTORNEY

      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Scott Eston and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

       Signature                        Title                     Date
-------------------------   ------------------------------   --------------
/S/ Susan Randall Harbert   Chief Financial Officer and      April 11, 2005
-------------------------   Treasurer; Principal Financial
Susan Randall Harbert       and Accounting Officer

                                POWER OF ATTORNEY

      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Scott Eston, Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

            (Seal)

       Signature                        Title                     Date
-------------------------   ------------------------------   --------------
/S/ W. Nicholas Thorndike   Trustee                          April 20, 2005
-------------------------
W. Nicholas Thorndike

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit No.    Title of Exhibit
-----------    ----------------
     1         Consent of PricewaterhouseCoopers LLP.